UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Amendment No. 1)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

TRANSATLANTIC PETROLEUM CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

Common shares, no par value, of TransAtlantic Petroleum Corp.

(2)	Aggregate number of securities to which transaction applies:

75,000,000 common shares of TransAtlantic Petroleum Corp.

10,000,000 common shares underlying warrants with an exercise price of US$3.00 per share.

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Calculated solely for purposes of determining the filing fee. The maximum aggregate value of the transaction was determined by adding: (A) 75,000,000 common shares multiplied by US$1.218 per share (value of one common share, based on the high and low prices of the common shares on the Toronto Stock Exchange on September 22, 2008, converted to U.S. dollars based on the exchange rate of CDN $1.00 = US$0.9628); and (B) warrants to purchase 10,000,000 common shares multiplied by US$3.00 (which is the exercise price). In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0000393 by the sum of the preceding sentence.

(4)	Proposed maximum aggregate value of transaction:

US$121,375,325

(5)	Total fee paid:

US$4,770.05

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

TRANSATLANTIC PETROLEUM CORP.

Preliminary Copy – Subject to Completion

Dear TransAtlantic Shareholder:

You are cordially invited to attend a special meeting of shareholders of TransAtlantic Petroleum Corp. (“TransAtlantic”) to be held on December [—], 2008 at the Calgary Petroleum Club, 319 5th Avenue SW, Calgary, Alberta T2P 0L5 at 11:00 a.m. (Calgary time).

At the special meeting, you will be asked to consider and vote upon resolutions to approve (i) the proposed acquisition by TransAtlantic of all of the issued and outstanding shares of Longe Energy Limited from Longfellow Energy, LP in exchange for the issuance of 39,583,333 common shares of TransAtlantic and 10,000,000 common share purchase warrants with an exercise price of US$3.00 per share (the “Longe Acquisition”), and (ii) the issuance of 35,416,667 common shares of TransAtlantic at a price of US$1.20 per share (the “Private Placement”). The Private Placement and Longe Acquisition will be completed concurrently and are each condition upon the other. Unless both the Longe Acquisition and the Private Placement are approved, neither will be consummated.

After careful consideration, our board of directors (other than N. Malone Mitchell, 3rd and Matthew McCann, each of whom had an interest in the transactions and abstained from voting) unanimously determined that the Longe Acquisition and the Private Placement are in the best interests of TransAtlantic. Our board of directors (other than Messrs. Mitchell and McCann) has unanimously approved the Longe Acquisition and the Private Placement. Our board of directors (other than Messrs. Mitchell and McCann) unanimously recommends that you vote “FOR” the Longe Acquisition and the Private Placement at the special meeting.

Our board of directors considered a number of factors in evaluating the transactions and consulted with its legal and financial advisors. Included in the attached information circular and proxy statement (the “Information Circular”) is the opinion of our financial advisor, Erickson Partners, LLC, relating to the fairness, from a financial point of view, to TransAtlantic and the holders of its common shares of (i) the consideration to be paid by TransAtlantic to Longfellow Energy, LP in connection with the Longe Acquisition and (ii) the Private Placement. The enclosed Information Circular also provides detailed information about the Longe Acquisition and the Private Placement. The descriptions of the agreements relating to the Longe Acquisition and the Private Placement and all other agreements described in the Information Circular are subject to the terms of the actual agreements. We encourage you to read this Information Circular carefully, including its appendices and the documents we refer to in this Information Circular.

Your vote is very important, regardless of the number of common shares you own. The Longe Acquisition and the Private Placement must each be approved by a majority of the votes cast at the special meeting by the holders of common shares of TransAtlantic, excluding any votes cast by certain interested shareholders. Only shareholders who owned common shares of TransAtlantic at the close of business on November [—], 2008, the record date for the special meeting, will be entitled to vote at the special meeting. To vote your common shares, you may use the enclosed proxy card or attend the special meeting and vote in person. On behalf of the board of directors, I urge you to complete, sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the special meeting.

Thank you for your support of our company. I look forward to seeing you at the special meeting.

Sincerely,

Scott C. Larsen

President and Chief Executive Officer

The enclosed Information Circular is dated November [—], 2008 and is expected to be first sent or given to shareholders of TransAtlantic on or about November [—], 2008.

TRANSATLANTIC PETROLEUM CORP.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of TransAtlantic Petroleum Corp. (the “Corporation”) will be held at the Calgary Petroleum Club, 319 5th Avenue SW, Calgary, Alberta, T2P 0L5 at 11:00 a.m. (Calgary time) on December [—], 2008 (the “Meeting”) for the following purposes:

1.	To consider and vote upon a resolution (“Proposal 1”) to approve the proposed acquisition by the Corporation of all of the issued and outstanding shares of Longe Energy Limited from Longfellow Energy, LP in exchange for the issuance of 39,583,333 common shares of the Corporation and 10,000,000 common share purchase warrants with an exercise price of US$3.00 per share (the “Longe Acquisition”);

2.	To consider and vote upon a resolution (“Proposal 2”) to approve the issuance of 35,416,667 common shares of the Corporation at a price of US$1.20 per share (the “Private Placement”); and

3.	To transact such other business as may properly be brought before the Meeting or any postponement or adjournment thereof.

Shareholders are referred to the information circular and proxy statement accompanying this notice (the “Information Circular”) for more detailed information with respect to the matters to be considered at the Meeting. The board of directors of the Corporation (other than N. Malone Mitchell, 3rd, a related party of Longe Energy Limited, and Matthew McCann, each of whom had an interest in the transactions and abstained from voting) has unanimously approved both the Private Placement and the Longe Acquisition. The board of directors of the Corporation (other than Messrs. Mitchell and McCann) unanimously recommends that you vote “FOR” approval of Proposals 1 and 2.

The Private Placement and Longe Acquisition will be completed concurrently and are each conditioned upon the other. Unless both Proposals 1 and 2 are approved at the Meeting, neither the Private Placement nor the Longe Acquisition will be completed.

The board of directors of the Corporation has fixed November [—], 2008 as the record date. Holders of common shares of record at the close of business on November [—], 2008 are entitled to receive notice of the Meeting and to vote thereat or at any postponement(s) or adjournment(s) thereof. The transfer books will not be closed. Your vote is important. Proposals 1 and 2 must each be approved by a majority of the votes cast at the Meeting by the holders of common shares of the Corporation, excluding any votes cast by the Interested Shareholders (as defined in the Information Circular). A complete list of registered shareholders entitled to vote at the Meeting will be available for inspection at the records office of the Corporation during regular business hours beginning on November [—], 2008 and at the Meeting.

If your shares are registered in your name, even if you plan to attend the Meeting or any postponement or adjournment thereof in person, we request that you complete, date, sign and mail the enclosed form of proxy in accordance with the instructions set out in the form of proxy and in the Information Circular to ensure that your shares will be represented at the Meeting. A form of proxy will not be valid unless it is received at the offices of Computershare Investor Services, Proxy Dept., 100 University Avenue, 9th Floor, Toronto, Ontario M5J 2Y1 not later than forty-eight (48) hours (excluding Saturdays, Sundays and holidays) prior to the time set for the Meeting or any postponement or adjournment thereof.

If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary. Failure to do so may result in your shares not being eligible to be voted by proxy at the Meeting.

By Order of The Board of Directors

SCOTT C. LARSEN

President and Chief Executive Officer

Dallas, Texas

November [—], 2008

TRANSATLANTIC PETROLEUM CORP.

INFORMATION CIRCULAR AND PROXY STATEMENT

dated November [—], 2008

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	45

STRUCTURE OF THE PROPOSED TRANSACTIONS	47

THE CORPORATION AFTER THE TRANSACTIONS	49
General	49
Selected Unaudited Pro Forma Financial Information	49

OTHER INFORMATION CONCERNING TRANSATLANTIC	50
Trading in Common Shares	50
Interests of Informed Persons in Material Transactions Under Canadian Law	50
Ownership of Shares by Directors and Officers of TransAtlantic Under Canadian Securities Laws	51
Benefits from the Longe Acquisition	51
Material Changes in the Affairs of the Corporation	51
Prior Sales	51
Dividend Policy	51
Expenses in Connection with the Proposed Transactions	51
Indebtedness of Directors and Officers	51

INFORMATION CONCERNING LONGE	52
General	52
Overview of the Business	52
Oil and Gas Information	53
Guercif	53
Tselfat	53
Ouezzane-Tissa and Asilah	53
Commercial Terms	54
Licensing Regime	54
Dividend Policy	55
Management’s Discussion and Analysis	55
Disclosure Controls and Procedures	57
Prior Sales	57
Directors and Officers	57
Executive Compensation	58
Indebtedness of Directors and Executive Officers	58
Legal Proceedings and Regulatory Actions	58
Interests of Management and Others in Material Transactions	58
Auditor	59
Financial Statements	59

INDEPENDENT ACCOUNTANTS	59

EXPERTS	59

SHAREHOLDER PROPOSALS	59

OTHER BUSINESS	59

WHERE YOU CAN FIND ADDITIONAL INFORMATION	60

APPROVAL AND CERTIFICATION	60

Appendix A – Fairness Opinion and Formal Valuation of Erickson Partners, LLC

Appendix B – Purchase Agreement

Appendix C – Form of Amended and Restated Registration Rights Agreement

Appendix D – Form of Common Share Purchase Warrants

Appendix E – TransAtlantic Petroleum Corp. Unaudited Pro Forma Condensed Consolidated Financial Statements Prepared in Accordance with U.S. GAAP and Canadian GAAP

Appendix F – Financial Statements of Longe Energy Limited

SUMMARY TERM SHEET

This Summary Term Sheet highlights selected information from this Information Circular and may not contain all of the information that is important to you. The information contained in this Summary Term Sheet should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements appearing elsewhere in this Information Circular, including the Appendices hereto. Capitalized terms used in this summary are defined in the “Glossary of Terms.” You will be asked to vote on resolutions to approve (i) the Longe Acquisition and (ii) the Private Placement. The Private Placement and Longe Acquisition will be completed concurrently and are each condition upon the other. Unless both the Longe Acquisition and the Private Placement are approved, neither will be consummated. To understand the Longe Acquisition and the Private Placement fully and for a more complete description of the Longe Acquisition and the Private Placement, you should read carefully this entire Information Circular and the Appendices to this Information Circular.

•

The parties to the Longe Acquisition are TransAtlantic Petroleum Corp., Longe Energy Limited, and Longfellow Energy, LP. All of the issued and outstanding shares of Longe are owned by Longfellow. Longfellow is controlled by the Corporation’s Chairman, N. Malone Mitchell, 3rd. See “Proposal 1—Description of the Longe Acquisition” beginning on page 25, “The Proposed Transactions—Interests of Related Persons” beginning on page 35 and “Structure of the Proposed Transactions” beginning on page 47.

•

Longe is a vertically integrated, development stage company engaged in oil and gas exploration and development in Morocco. It was originally incorporated in April 2008 in order to participate with the Corporation in the Corporation’s Tselfat and Guercif exploration permits in Morocco. In July 2008, the Corporation and Longe both agreed to farm-in to the Ouezzane-Tissa and Asilah exploration permits held by Direct in northern Morocco. In addition, Longe owns or will acquire certain oil and gas service equipment, including four drilling rigs, which Longe expects to deploy to Morocco, Romania and Turkey in the fourth quarter of 2008. As of the date hereof, all of Longe’s oil and gas interests are in undeveloped properties in Morocco. Longe has no employees and no proved or unproved oil and gas reserves or related future net revenue. See “Information Concerning Longe” beginning on page 52.

•

Pursuant to the terms of the Purchase Agreement, the Corporation will acquire all of the issued and outstanding shares of Longe from Longfellow in consideration for which the Corporation will issue 39,583,333 Common Shares to Longfellow at a purchase price of $1.20 per share, and 10,000,000 Purchase Warrants. The Purchase Warrants will be exercisable for three years from the Closing Date and, upon exercise, will entitle the holder to purchase one Common Share for each Purchase Warrant at an exercise price of $3.00 per Common Share. Upon completion of the Longe Acquisition, Longe will become an indirect wholly-owned subsidiary of the Corporation. See “Proposal 1—Description of the Longe Acquisition” beginning on page 25.

•

Matthew McCann, who is a member of the Board, will participate in the Private Placement. In addition, all of the purchasers in the Private Placement have relationships with Mr. Mitchell, who is a member of the Board and a significant Shareholder of the Corporation. See “Proposal 2” beginning on page 34 and “The Proposed Transactions—Interests of Related Persons” beginning on page 35.

•

Pursuant to the Private Placement, the Corporation proposes to issue 35,416,667 Common Shares at a purchase price of $1.20 per Common Share for gross proceeds of $42,500,000. See “Proposal 2” beginning on page 34.

•

As of September 23, 2008, Mr. Mitchell beneficially owned 28.4% of the Common Shares. Following the Longe Acquisition and the Private Placement, Mr. Mitchell will beneficially own 64.7% of the outstanding Common Shares. As a result, Mr. Mitchell will control substantially all matters requiring Shareholder approval, including the election of directors and approval of significant corporate transactions. See “The Proposed Transactions—Change in Control Under U.S. Securities Laws” beginning on page 37.

•

Following completion of the Longe Acquisition and the Private Placement, the Corporation will continue to be engaged in the exploration and development of crude oil and natural gas in Morocco, Turkey and Romania. However, with the acquisition of Longe, the Corporation will acquire the drilling rigs and service equipment necessary to become a vertically integrated project developer rather than a prospect developer. Management believes that this change in operating strategy has a number of advantages. The vertical integration strategy requires more capital than prospect generation; however, overall costs, as compared to the traditional exploration and production model of contracting for oil field services at retail rates, are considerably lower, particularly in foreign countries where contractor costs are very high. In addition, the Longe Acquisition will consolidate the Corporation’s and Longe’s oil and gas interests in Morocco. Following the Private Placement, the Corporation expects to have a portion of the cash needed to embark on a proposed ten-well drilling program in Morocco, Romania, and Turkey, as well as to acquire additional equipment needed for the Corporation’s planned service operations. See “The Corporation After the Transactions” beginning on page 49.

•	The Proposals involve numerous risks. For more information about these risks, see “Risk Factors” beginning on page 13.

IMPORTANT NOTES

In deciding how to vote on Proposals 1 and 2, Shareholders should rely only on the information contained in this Information Circular. The Corporation has not authorized any person to provide Shareholders with any information that is different from such information. The information contained in this Information Circular speaks only as of the date of this Information Circular, unless otherwise specified.

FORWARD-LOOKING INFORMATION

Certain statements contained in this Information Circular are “forward-looking statements” and are prospective. Forward-looking statements are typically identified by words such as “anticipate,” “believe,” “expect,” “plan,” “intend,” “project,” “estimate,” “continue” or similar words suggesting future outcomes or statements regarding an outlook. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: market prices for natural gas, natural gas liquids and oil products; the ability to produce and transport natural gas, natural gas liquids and oil; the results of exploration and development drilling and related activities; economic conditions in the countries and provinces in which the Corporation carries on business, especially economic slowdowns; actions by governmental authorities including increases in taxes, changes in environmental and other regulations, and renegotiations of contracts; political uncertainty, including actions by insurgent groups or other conflict; the negotiation and closing of material contracts; and the other factors discussed in other documents that the Corporation files with or furnishes to the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. The impact of any one factor on a particular forward-looking statement is not determinable with certainty, as such factors are interdependent upon other factors; the Corporation’s course of action would depend upon the Corporation’s assessment of the future considering all information then available. In that regard, any statements as to future natural gas or oil production levels; capital expenditures; the allocation of capital expenditures to exploration and development activities; sources of funding for the Corporation’s capital program; drilling of new wells; demand for natural gas and oil products; expenditures and allowances relating to environmental matters; dates by which certain areas will be developed or will come on-stream; expected finding and development costs; future production rates; ultimate recoverability of reserves; dates by which transactions are expected to close; cash flows; uses of cash flows; collectibility of receivables; availability of trade credit; expected operating costs; changes in any of the foregoing and other statements using forward-looking terminology are forward-looking statements.

Readers are cautioned not to place undue reliance on forward-looking statements, as there can be no assurance that the plans, intentions or expectations upon which they are based will occur. By their nature, forward-looking statements involve numerous assumptions, known and unknown risks and uncertainties, both general and specific, that contribute to the possibility that the predictions, forecasts, projections and other things contemplated by the forward-looking statements will not occur.

Forward-looking statements in this Information Circular are based on management’s beliefs and opinions at the time the statements are made. The forward-looking statements contained in this Information Circular are expressly qualified in their entirety by this cautionary statement. The forward-looking statements included in this Information Circular are made as of the date of this Information Circular and the Corporation undertakes no obligation to publicly update or revise any forward-looking statements to reflect new information, future events or otherwise, except as required by applicable securities laws.

REPORTING CURRENCIES, FINANCIAL PRINCIPLES AND SHARE CALCULATIONS

All references to “$” or “dollars” in this document refer to U.S. dollars, unless otherwise indicated. All financial information contained in this Information Circular is reported in U.S. dollars unless otherwise noted. Canadian Dollars is abbreviated as CDN$.

The Corporation’s financial statements are prepared in accordance with both U.S. GAAP and Canadian GAAP. Longe’s consolidated financial statements and the notes thereto have been prepared in accordance with U.S. GAAP.

All calculations regarding the number of Common Shares outstanding and beneficial ownership thereof after the closing of the Longe Acquisition and the Private Placement assume no issuance of Common Shares or issuance or exercise of stock options or warrants during the period from September 23, 2008 to the Closing, other than in connection with the Longe Acquisition and the Private Placement.

GLOSSARY OF TERMS

The following is a glossary of certain terms used in this Information Circular and is provided for ease of reference:

“Beneficial Shareholder” means a Shareholder who holds his or her Common Shares through Intermediaries, such as brokers and their agents or nominees and not in his or her own name.

“Board” or “Board of Directors” means the board of directors of the Corporation.

“Business Day” means any day other than a Saturday, Sunday or statutory holiday in the Province of Alberta.

“Canadian GAAP” means generally accepted accounting principles in Canada.

“Closing” means the concurrent closing of the Longe Acquisition and the Private Placement, which are scheduled to occur on the Closing Date.

“Closing Date” means December [—], 2008, provided that all closing conditions have been met.

“Common Shares” means the common shares, without par or nominal value, of the Corporation.

“Corporation” or “TransAtlantic” means TransAtlantic Petroleum Corp., a corporation incorporated under the laws of the Province of Alberta.

“Dalea” means Dalea Partners, LP, an Oklahoma limited partnership.

“Dalea Management” means Dalea Management, LLC, the general partner of Dalea.

“Direct” means Direct Petroleum Morocco, Inc., together with Anschutz Morocco Corporation.

“Engagement Letter” means the letter agreement entered into between the Corporation and Erickson dated August 26, 2008 regarding the engagement of Erickson to provide the Fairness Opinion and Valuation.

“Erickson” means Erickson Partners, LLC, an independent valuation and financial advisory firm who was retained by the Special Committee to prepare the Fairness Opinion and Valuation.

“Fairness Opinion and Valuation” means the fairness opinion and formal valuation of Erickson dated September 12, 2008 advising the Special Committee as to (a) the fairness, from a financial point of view, to the Corporation and the Shareholders, of (i) the consideration to be paid by the Corporation to Longfellow in connection with the Longe Acquisition and (ii) the Private Placement, and (b) the formal valuation of Longe prepared in accordance with MI 61-101. A copy of the Fairness Opinion and Valuation is attached as Appendix “A” to this Information Circular.

“Information Circular” means this management information circular and proxy statement of the Corporation dated November [—], 2008 sent to the Shareholders in connection with the Meeting.

“Interested Shareholders” means those Shareholders whose votes at the Meeting will be excluded from determining approval of Proposals 1 and 2 pursuant to MI 61-101 and the policies of the TSX.

“Longe” means Longe Energy Limited, a Bermuda limited company.

“Longe Acquisition” means the acquisition by the Corporation of all of the issued and outstanding shares of Longe.

“Longfellow” means Longfellow Energy, LP, a Texas limited partnership.

“Meeting” means the special meeting of Shareholders to be held on December [—], 2008, or any postponement or adjournment thereof to consider Proposals 1 and 2.

“MI 61-101” means Multilateral Instrument 61-101, entitled “Protection of Minority Securityholders in Special Transactions.” MI 61-101 was adopted by the Autorité des marchés financiers and the Ontario Securities

Commission on February 1, 2008 to consolidate and replace prior instruments and policies dating back to the 1980’s. MI 61-101 mandates certain enhanced disclosure, valuation, review and approval processes to be followed for specified types of transactions, including related party transactions, as a means of ensuring that all security holders be treated in a manner that is fair and that is perceived to be fair.

“Private Placement” means the issuance by the Corporation of 35,416,667 Common Shares at a purchase price of $1.20 per Common Share for gross proceeds of $42,500,000.

“Proposal 1” means the resolution of the Shareholders approving the Longe Acquisition.

“Proposal 2” means the resolution of the Shareholders approving the Private Placement.

“Public Filings” means the public filings of the Corporation that may be obtained by any Shareholder free of charge at www.sec.gov and on SEDAR at www.sedar.com as required under U.S. securities laws and Canadian securities laws, respectively.

“Purchase Agreement” means that certain purchase agreement dated September 19, 2008 between Longfellow and TransAtlantic regarding the purchase by TransAtlantic of all of the issued and outstanding shares of Longe. A copy of the Purchase Agreement is attached as Appendix “B” to this Information Circular.

“Purchase Warrants” means the 10,000,000 common share purchase warrants of TransAtlantic to be issued to Longfellow pursuant to the Longe Acquisition, each of which shall permit the holder thereof to purchase one Common Share at a price of $3.00 until the date which is three years from the Closing Date. A copy of the form of common share purchase warrant is attached as Appendix “D” to this Information Circular.

“Record Date” means November [—], 2008.

“Registration Rights Agreement” means that certain Amended and Restated Registration Rights Agreement to be entered into in connection with the Longe Acquisition and the Private Placement. A copy of the form of amended and restated registration rights agreement is attached as Appendix “C” to this Information Circular.

“Riata” means Riata Management, LLC, an Oklahoma limited liability company.

“Riata TransAtlantic” means Riata TransAtlantic LLC, an Oklahoma limited liability company.

“SEC” means the U.S. Securities and Exchange Commission.

“Special Committee” means the special committee of independent members of the Board, comprised of Michael Winn (Chairman), Brian Bayley and Alan Moon, that considered, negotiated, evaluated and recommended the Private Placement and the Longe Acquisition.

“Shareholder” means a holder of Common Shares.

“TSX” means the Toronto Stock Exchange.

“U.S. GAAP” means generally accepted accounting principles in the United States.

SUMMARY OF INFORMATION CIRCULAR

This summary highlights selected information from this Information Circular and may not contain all of the information that is important to you. This summary is provided for convenience only and the information contained herein should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements appearing elsewhere in this Information Circular, including the Appendices. Capitalized terms used in this summary are defined in the “Glossary of Terms.” You will be asked to vote on resolutions to adopt (i) the Longe Acquisition and (ii) the Private Placement. The Private Placement and Longe Acquisition will be completed concurrently and are each condition upon the other. Unless both the Longe Acquisition and the Private Placement are approved, neither will be consummated. To understand the Longe Acquisition and Private Placement fully and for a more complete description of the Longe Acquisition and the Private Placement, you should read carefully this entire Information Circular and the Appendices to this Information Circular.

THE SPECIAL MEETING

The Meeting (page 20)

Time, Date and Place of the Meeting. The Meeting will be held on December [—], 2008 at 11:00 a.m. (Calgary time) at the Calgary Petroleum Club, 319 5th Avenue SW, Calgary, Alberta T2P 0L5.

Purpose of the Meeting. At the Meeting, the Shareholders will be asked to consider and approve Proposals 1 and 2, as further described in this Information Circular.

Record Date and Voting Power. You are entitled to vote at the Meeting if you are shown as a Shareholder of record holding Common Shares as of the close of business on November [—], 2008, the record date for the Meeting. There were [—] Common Shares issued and outstanding on that date. You will have one vote for each Common Share of the Corporation you owned of record at the close of business on the Record Date.

Vote Required. Two or more persons present at the Meeting and holding or representing by proxy not less than 10% of the outstanding Common Shares will constitute a quorum. Proposals 1 and 2 must each be approved by a majority of the votes cast at the Meeting by holders of Common Shares, excluding any votes cast by the Interested Shareholders. The Common Shares held by the Interested Shareholders will count towards establishing a quorum. There were [—] Common Shares outstanding as of the Record Date and not owned, controlled or directed by the Interested Shareholders.

No Dissenters’ Rights. Under the Business Corporations Act (Alberta), Shareholders are not entitled to dissenters’ rights in connection with any of the matters to be acted upon at the Meeting.

THE PROPOSED TRANSACTIONS

The Parties (page 25)

TransAtlantic Petroleum Corp.

Suite 1840, 444 – 5th Ave.

Calgary, Alberta T2P 2T8

(403) 262-8556

TransAtlantic is an international oil and gas company incorporated under the laws of Alberta. TransAtlantic is focused on building a portfolio of oil and gas exploration and development projects in countries that are under-explored and have low corporate tax and royalty rates and established petroleum systems. TransAtlantic currently has projects in Morocco, Turkey and Romania.

Longe Energy Limited

4801 Gaillardia Parkway, Suite 225

Oklahoma City, Oklahoma 73142

Telephone: (405) 286-6324

Longe is a privately owned Bermuda limited company. All of the issued and outstanding shares of Longe are owned by Longfellow, a Texas limited partnership. Longfellow is controlled by the Corporation’s Chairman, Mr. Mitchell, as described under “The Proposed Transactions—Interests of Related Persons.” Longe is a vertically integrated, development stage company engaged in oil and gas exploration and development in Morocco. It was originally incorporated in April 2008 in order to participate with the Corporation in the Corporation’s Tselfat and Guercif exploration permits in Morocco. In July 2008, the Corporation and Longe both agreed to farm-in to the Ouezzane-Tissa and Asilah exploration permits held by Direct in northern Morocco. In addition, Longe owns or will acquire certain oil and gas service equipment, including four drilling rigs, which Longe expects to deploy to Morocco, Romania and Turkey in the fourth quarter of 2008. As of the date hereof, all of Longe’s oil and gas interests are in undeveloped properties in Morocco. Longe has no employees and no proved or unproved oil and gas reserves or related future net revenue. See “Information Concerning Longe.”

Longfellow Energy, LP

4801 Gaillardia Parkway, Suite 225

Oklahoma City, Oklahoma 73142

Telephone: (405) 286-6324

Longfellow is a privately owned oil and natural gas exploration and production company. Longfellow engages primarily in the exploration and development of new reserves in onshore U.S. basins that have been underdeveloped or overlooked. Longfellow is controlled by the Corporation’s Chairman, Mr. Mitchell.

Description of the Longe Acquisition (page 25)

Following negotiations with the Corporation that began in early August, the Corporation and Longfellow entered into the Purchase Agreement on September 19, 2008, pursuant to which the Corporation agreed to acquire all of the issued and outstanding shares of Longe from Longfellow in exchange for 39,583,333 Common Shares at a purchase price of $1.20 per share, and 10,000,000 Purchase Warrants. The Purchase Warrants will be exercisable for three years from the Closing Date and, upon exercise, will entitle the holder to purchase one Common Share for each Purchase Warrant at an exercise price of $3.00 per Common Share. Upon completion of the Longe Acquisition, Longe will become an indirect wholly-owned subsidiary of the Corporation. See “Proposal 1—Description of the Longe Acquisition.”

Longe has represented in the Purchase Agreement that at the time of Closing, it will have an amount of cash on hand such that the combination of such cash, plus the amount it has spent on all of its oil and gas properties, plus the amount it has spent on the acquisition of all of its drilling and other equipment shall equal $47,500,000. At the Closing, Longe estimates that it will have spent $34.5 million on four drilling rigs, trucks, tubulars, spare parts, and other drilling equipment and $10.1 million on its oil and gas properties in Morocco, and will have $2.9 million of cash on hand. In addition, Longe anticipates that it will have firm commitments to acquire at least $5.4 million in additional service equipment and no outstanding indebtedness.

The Corporation plans to utilize the drilling rigs and the tubulars (casing and tubing used in drilled wells) in its proposed ten-well drilling program in Morocco, Romania, and Turkey. The tubulars, which the Corporation believes have been acquired at favourable prices, will reduce the capital expenditures necessary to complete this drilling program. The $10.1 million that Longe estimates it will have spent on its oil and gas properties consists of an original acquisition cost of $7.8 million, a $2.0 million letter of credit that it posted for the Guercif permit, and $0.3 million in other costs.

Description of the Private Placement (page 34)

Concurrently with, and conditioned upon, the Longe Acquisition, the Corporation will issue 35,416,667 Common Shares at a purchase price of $1.20 per Common Share for gross proceeds of $42,500,000. Mr. McCann, who is a member of the Board, will participate in the Private Placement. In addition, all of the purchasers in the Private Placement have relationships with Mr. Mitchell, who is a member of the Board and a significant Shareholder of the Corporation. The Corporation will use $7 million of the net proceeds of the Private Placement to purchase additional equipment for its planned services operations, and substantially all of the remainder to begin a ten-well drilling program in Morocco, Turkey and Romania. See “Proposal 2” and “The Proposed Transactions—Interests of Related Persons.”

Background to the Transactions (page 37)

The Corporation’s relationship with Mr. Mitchell and certain entities controlled by Mr. Mitchell and his family members began with their participation in a two-part private placement of Common Shares, in which the Corporation issued 10 million Common Shares at CDN$0.30 per Common Share in April 2008 and 25 million Common Shares at CDN$0.36 per Common Share in May 2008. Also in April 2008, Longe became a partner in the Corporation’s licenses in Morocco. To reduce its cost structure and ensure the availability of equipment, Longe began acquiring oil field service equipment, including drilling rigs, for use in Morocco. Longe believed this vertically integrated approach would allow it to significantly reduce its costs over the long term and control the timing of development.

In response to a written proposal from Longe, and after discussions between Longe and the Corporation’s management, the Board of Directors determined on August 6, 2008 that it would be in the best interests of the Corporation to adopt a vertically integrated project developer strategy and to pursue the acquisition of Longe in furtherance of this strategy. The vertical integration strategy requires more capital than prospect generation; however, overall costs, as compared to the traditional exploration and production model of contracting for oil field services at retail rates, are considerably lower, particularly in foreign countries where contractor costs are very high. Accordingly, the Corporation determined that the Longe Acquisition and Private Placement would be necessary in order to implement the new strategy and to fulfil existing drilling commitments in connection with the Corporation’s prospects. Following the Private Placement, the Corporation expects to have a portion of the cash needed to embark on a proposed ten-well drilling program in Morocco, Romania, and Turkey, as well as to acquire additional equipment needed for the Corporation’s planned service operations. See “The Proposed Transactions—Background to the Transactions.”

Recommendation to the Shareholders (page 40)

On September 16, 2008, at a special meeting, the Board of Directors, excluding Messrs. Mitchell and McCann, each of whom has an interest in the transactions and abstained from voting, unanimously resolved, based upon the recommendations of the Special Committee and the factors referred to below, that the Private Placement and Longe Acquisition are in the best interests of the Corporation and recommended that the Shareholders vote in favour of Proposals 1 and 2.

The Special Committee and the Board of Directors considered a number of factors in concluding that the Longe Acquisition and the Private Placement are in the best interests of the Corporation, including:

•	the business, competitive position, strategy and prospects of the Corporation, the position of current and likely competitors and current industry, economic and market conditions;

•	the timing of the transactions and the potential for Longe, Longfellow or another party to be interested in pursuing a transaction with the Corporation in the future;

•

the financial analysis presented by representatives of Erickson, including a valuation of Longe and an opinion as to the fairness, from a financial point of view, to the Corporation and the Shareholders of (i) the consideration being offered by the Corporation to Longfellow for the purchase of all of the outstanding shares of Longe pursuant to the Longe Acquisition and (ii) the Private Placement;

•

the possible alternatives to the transactions, the range of potential benefits to the Shareholders of the possible alternatives and the timing and the likelihood of accomplishing the goals of such alternatives; and

•

the Special Committee and Board of Directors’ assessment that none of the alternatives to the transactions were reasonably likely to present superior opportunities for the Corporation or to create greater value for the Shareholders, taking into account risks of execution as well as business, competitive, industry and market risks.

See “The Proposed Transactions—Recommendation to the Shareholders.”

Reasons for the Transactions (page 41)

The Special Committee, in consultation with its independent financial advisor, and the Board of Directors concluded that the Longe Acquisition and the Private Placement are in the best interests of the Corporation for a variety of reasons, including:

•

The Longe Acquisition and the Private Placement will provide the capital and resources necessary for the Corporation to shift from a prospect generating strategy to a vertically integrated project developer strategy.

•	A vertically integrated project developer strategy is a more efficient and cost-effective strategy than the previous business strategy of generating prospects.

•

The Longe Acquisition will consolidate the Corporation’s exploration opportunities in Morocco. Longe holds a right to participate in any new opportunities in the Guercif and Tselfat licenses and in northern Morocco where the Corporation has focused its exploration activities. By acquiring Longe, the Corporation will be able to evaluate each exploration opportunity and make a decision on whether to seek a drilling partner.

•

The acquisition of drilling rigs and service equipment will expand the Corporation’s opportunity to increase acreage in Morocco, Romania, and Turkey. Because the availability of drilling rigs and service equipment is limited in Morocco, Romania and Turkey, the Corporation believes third parties may seek out the Corporation to participate in their licenses on favourable terms to the Corporation because it can provide the drilling rigs and service equipment. The Corporation does not believe these opportunities would be available to it if it did not own its own drilling rigs and service equipment.

•

The Board expects the Private Placement to provide a portion of the capital necessary to embark on a proposed ten-well drilling program in Morocco, Romania, and Turkey, as well as to acquire additional equipment needed for the Corporation’s planned service operations.

In addition to the reasons provided above, the Special Committee and the Board considered the success of Mr. Mitchell’s prior oil and gas businesses, where the cost structure was controlled through owning the service business, and the potential conflicts of interests between Mr. Mitchell as a Shareholder of the Corporation and his role as a beneficial owner of Longe, which was a partner to the Corporation in Morocco and provides services to the Corporation in Morocco.

See “The Proposed Transactions—Reasons for the Transactions.”

Effect of the Transactions on the Shareholders (page 36)

As a result of the issuance of the Common Shares and the Purchase Warrants, the Shareholders will experience substantial dilution. The ownership percentage and voting power of Shareholders, other than Shareholders participating in the transactions, will be reduced. As of September 23, 2008, the Corporation had

79,732,428 Common Shares issued and outstanding, not including common share purchase warrants exercisable for 3,504,375 Common Shares and stock options exercisable for 4,413,334 Common Shares. After the transactions, the Corporation will have 154,732,428 Common Shares issued and outstanding, not including common share purchase warrants exercisable for 13,504,375 Common Shares and stock options exercisable for 4,413,334 Common Shares. See “The Proposed Transactions—Effect of the Transactions on the Shareholders” for a more detailed description, including a table illustrating the dilutive effects of the transactions.

Change in Control Under U.S. Securities Laws (page 37)

As of September 23, 2008, Mr. Mitchell beneficially owned 28.4% of the Common Shares. Following the Longe Acquisition and the Private Placement, Mr. Mitchell will beneficially own 64.7% of the outstanding Common Shares. As a result, Mr. Mitchell will control substantially all matters requiring Shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of the Corporation after the Longe Acquisition and Private Placement and make some future transactions more difficult or impossible without the support of Mr. Mitchell. The interests of Mr. Mitchell may not coincide with the Corporation’s interests or the interests of other Shareholders. Accordingly, Mr. Mitchell could cause the Corporation to enter into transactions or agreements that you would not approve or make decisions with which you may disagree.

Interests of the Corporation’s Executive Officers and Directors in the Transactions (page 35)

When considering the recommendation of the Board, you should be aware that Mr. Mitchell, Chairman of the Board, and Mr. McCann, a member of the Board, and their respective affiliates and associates as described under “The Proposed Transactions—Interests of Related Persons” have interests in the Longe Acquisition and the Private Placement, other than their interests as Shareholders generally. See “The Proposed Transactions—Interests of Related Persons” for more information. These interests may be different from, or conflict with, your interests as a Shareholder. The members of the Special Committee and the Board were aware of these additional interests when they approved the Longe Acquisition and the Private Placement. Other than Messrs. Mitchell and McCann and their respective affiliates and associates as described under “The Proposed Transactions—Interests of Related Persons,” the Special Committee and the Board are not aware of any of the directors or executive officers of the Corporation, nor any person who has held such a position since the beginning of the last completed fiscal year of the Corporation, nor any associate or affiliate of the foregoing persons, having any material interest, direct or indirect, by way of beneficial ownership of securities (other than shareholdings in the Corporation) or otherwise, in any matter to be acted upon at the Meeting.

Voting by the Corporation’s Directors and Executive Officers (page 23)

As of September 23, 2008, the directors and executive officers of the Corporation (excluding those who are Interested Shareholders) as a group were entitled to vote 930,766 Common Shares, or approximately 1.2% of the aggregate voting power of all outstanding Common Shares on that date. Each such director and executive officer has indicated his or her present intention to vote, or cause to be voted, the Common Shares owned by him or her “FOR” Proposals 1 and 2.

Trading in Common Shares (page 50)

The Common Shares are quoted on the Toronto Stock Exchange under the symbol “TNP.” On August 26, 2008, the last full trading day before the public announcement of the Longe Acquisition and the Private Placement, the closing price for the Common Shares was CDN$1.31 per Common Share (or $1.25 per Common Share) and, on [— ], 2008, the latest practicable trading day before the printing of this Information Circular, the closing price for the Common Shares was CDN$[—] per share (or $[—] per Common Share).

Conditions to the Closing of the Transactions (page 25)

The obligations of the Corporation, Longfellow and Longe to complete the Longe Acquisition, and consequently the Private Placement, are subject to the satisfaction or waiver of certain conditions specified in the Purchase Agreement. Please refer to “Proposal 1—Description of the Purchase Agreement—Conditions to Closing of the Purchase Agreement” for a detailed summary of the closing conditions of the Purchase Agreement.

Independent Fairness Opinion and Valuation (page 42)

Erickson was retained by the Special Committee to provide advice and assistance to the Special Committee in connection with its consideration of the Longe Acquisition and the Private Placement, as well as a valuation of Longe and an opinion as to the fairness, from a financial point of view, to the Corporation and the Shareholders of (i) the consideration being offered by the Corporation to Longfellow for the purchase of all of the outstanding shares of Longe pursuant to the Longe Acquisition and (ii) the Private Placement. Based upon and subject to the analyses and assumptions set out in the Fairness Opinion and Valuation, Erickson concluded that both transactions are fair from a financial point of view to the Corporation and the Shareholders, and estimated the fair market value of the shares of Longe at approximately $61 million as of September 12, 2008. See “The Proposed Transactions—Independent Fairness Opinion and Valuation.”

Risk Factors (page 13)

There are certain risks associated with the Longe Acquisition, the Private Placement and related matters as described in “Risk Factors” beginning on page 13. The Shareholders should consider these risks in determining how to vote on Proposals 1 and 2.

The Corporation after the Transactions (page 49)

Following completion of the Longe Acquisition and the Private Placement, the Corporation will continue to be engaged in the exploration and development of crude oil and natural gas in Morocco, Turkey and Romania. However, with the acquisition of Longe, the Corporation will acquire the drilling rigs and service equipment necessary to become a vertically integrated project developer, rather than a prospect developer. In addition, the Longe Acquisition will consolidate the Corporation’s and Longe’s oil and gas interests in Morocco. Following the Private Placement, the Corporation expects to have a portion of the capital necessary to embark on a proposed ten-well drilling program in Morocco, Romania, and Turkey, as well as to acquire additional equipment needed for the Corporation’s planned service operations.

Selected Unaudited Pro Forma Financial Information of the Corporation (page E-1)

See Appendix “E” to this Information Circular, “TransAtlantic Petroleum Corp. Unaudited Pro Forma Condensed Consolidated Financial Statements” for certain unaudited pro forma consolidated financial information of the Corporation and Longe. The unaudited pro forma consolidated balance sheet as of June 30, 2008 gives effect to the Longe Acquisition and the Private Placement as if they had occurred on June 30, 2008. The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2008 gives effect to the Longe Acquisition and the Private Placement as if they had occurred on April 14, 2008, the date Longe was formed.

The unaudited pro forma consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the results of operations or the financial position of the Corporation that would have resulted had the Longe Acquisition and the Private Placement been effected on the dates indicated, or the results that may be obtained in the future.

RISK FACTORS

The information set forth below sets forth risks and uncertainties relating to Proposals 1 and 2 described in this Information Circular that could materially adversely affect the Corporation’s business, financial condition and/or operating results. You should carefully consider these risks in determining whether to vote in favour of the proposals described herein. Additional risks and uncertainties that the Corporation does not presently know or that the Corporation currently deems immaterial may also impair the Corporation’s business operations.

Risks Related to the Transactions

Directors and executive officers of the Corporation may have interests in the Longe Acquisition and the Private Placement that are different from those of the Shareholders generally.

Certain executive officers and directors of the Corporation may have interests in the Longe Acquisition and the Private Placement that may be different from, or in addition to, the interests of the Shareholders generally. For example, Mr. Mitchell, Chairman of the Board, owns securities of, or otherwise controls, each of Longe and Longfellow. In addition, Mr. McCann, who is a member of the Board, will acquire Common Shares in the Private Placement. You should consider these interests in connection with your vote on the resolutions described in this Information Circular, including whether these interests may have influenced the Corporation’s directors and executive officers to recommend or support the Longe Acquisition and/or the Private Placement.

The Corporation will incur substantial costs in connection with the Longe Acquisition and Private Placement, even if they are never completed.

The Corporation expects to incur acquisition-related expenses of approximately $770,000, consisting of legal and accounting fees and financial printing and other related charges in connection with the Longe Acquisition and the Private Placement. This amount is a preliminary estimate and the actual amount may be higher or lower. Moreover, the Corporation is likely to incur additional expenses in future periods in connection with the integration of Longe’s business with the Corporation’s business. Some of these expenses will be incurred even if the Corporation does not complete the Longe Acquisition and the Private Placement.

Completion of the Longe Acquisition and the Private Placement will result in the issuance of a significant amount of additional Common Shares, including Common Shares purchasable upon exercise of the Purchase Warrants, which may in turn depress the trading price of the Common Shares.

The Longe Acquisition and the Private Placement will result in the issuance of a significant amount of Common Shares. The Common Shares to be issued in the Longe Acquisition and the Private Placement will represent an increase in the outstanding Common Shares as of the Record Date of approximately 94.1% of the Common Shares currently outstanding, or 106.6% if all of the Purchase Warrants to be issued to Longfellow are exercised. The issuance of such a significant amount of Common Shares could depress the trading price of the Common Shares and you may lose all or a part of your investment.

Longe may be less valuable to the Corporation than expected.

The value of Longe to the Corporation is based in large part on the Corporation’s potential ability to execute a vertically integrated project developer strategy, which the Corporation believes will reduce costs over the long term and allow the Corporation to better control the timing of development. In addition, the Corporation believes that the acquisition of drilling rigs and service equipment in the Longe Acquisition will expand the Corporation’s opportunity to increase acreage in Morocco, Romania and Turkey, where the availability of drilling rigs and service equipment is limited and the Corporation believes third parties may seek out the Corporation to participate in their licenses on terms favorable to the Corporation if it could also provide the drilling rigs and service equipment. There can be no assurances that the Corporation will actually realize these benefits. If the assets of Longe are not integrated into the Corporation’s business as we anticipate, or we are unable to achieve these benefits, we may not realize the value paid for the Longe Acquisition.

The Longe Acquisition and the Private Placement will result in a change in control of the Corporation under U.S. securities laws. The interests of the controlling Shareholders may not coincide with yours and they may make decisions with which you may disagree.

As of September 23, 2008, Mr. Mitchell beneficially owned 28.4% of the Common Shares. Following the Longe Acquisition and the Private Placement, Mr. Mitchell will beneficially own 64.7% of the outstanding Common Shares. As a result, Mr. Mitchell will control substantially all matters requiring Shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of the Corporation after the Longe Acquisition and Private Placement and make some future transactions more difficult or impossible without the support of Mr. Mitchell. The interest of Mr. Mitchell may not coincide with the Corporation’s interests or the interest of other Shareholders. Accordingly, Mr. Mitchell could cause the Corporation to enter into transactions or agreements that you would not approve or make decisions with which you may disagree.

Common Shares eligible for resale following the transactions could adversely affect the price of the Common Shares.

Riata will have the right to require the Corporation to qualify the Common Shares held by certain persons associated with Riata, including Longfellow, for distribution in Canada under Canadian securities laws. The sale of a significant number of Common Shares by such persons, or the perception that these sales may occur, could adversely affect the market price of the Common Shares. In addition, the sale of these Common Shares could impair the Corporation’s ability to raise capital through the sale of additional common or preferred shares.

Risks Related to the Corporation Following the Transactions

The Corporation will require significant additional capital to continue the Corporation’s exploration and development activities.

Following the Longe Acquisition and the Private Placement, the Corporation will have substantial capital requirements that the Corporation may be unable to finance on acceptable terms, or at all, which may have a material adverse effect on the Corporation’s operations. The Corporation’s future growth depends on its ability to make large capital expenditures for the exploration and development of natural gas and oil properties. Future cash flows and the availability of debt or equity financing will be subject to a number of variables, such as:

•	the success of the Corporation’s prospects in Romania, Morocco and Turkey;

•	success in finding and commercially producing reserves; and

•	prices of natural gas and oil.

Debt financing could lead to:

•	a substantial portion of operating cash flow being dedicated to the payment of principal and interest;

•	the Corporation being more vulnerable to competitive pressures and economic downturns; and

•	restrictions on the Corporation’s operations.

The Corporation might not be able to obtain necessary financing on acceptable terms, or at all. If sufficient capital resources are not available, the Corporation might be forced to curtail developmental and exploratory drilling and other activities or be forced to sell some assets on an untimely or unfavourable basis, which would have a material adverse effect on the Corporation’s business, financial condition and results of operations.

The Corporation depends on a limited number of key personnel who would be difficult to replace.

The Corporation depends on the performance of Mr. Mitchell, Chairman of the Board of Directors of the Corporation, and Scott C. Larsen, President and Chief Executive Officer of the Corporation. The loss of either Mr. Mitchell or Mr. Larsen could negatively impact the Corporation’s ability to execute its strategy. The Corporation does not maintain key person life insurance policies on Mr. Mitchell.

The Corporation will be required to evaluate its internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 and any adverse results from such evaluation could result in a loss of investor confidence in its financial reports and have a material adverse effect on the price of the Common Shares.

Under Section 404 of the Sarbanes-Oxley Act of 2002, the Corporation will be required to furnish a report by its management on internal control over financial reporting for the fiscal year ending December 31, 2008. Such a report must contain, among other matters, an assessment of the effectiveness of the Corporation’s internal control over financial reporting, including a statement as to whether or not its internal control over financial reporting is effective. This assessment must include disclosure of any material weaknesses in the Corporation’s internal control over financial reporting identified by its management. In addition, beginning in the fiscal year ending December 31, 2009, such report will have to contain a statement that the Corporation’s auditors have issued an attestation report on management’s assessment of such internal control over financial reporting. Due to the limited number of the Corporation’s staff, it is not possible to achieve complete segregation of duties, nor does the Corporation currently maintain written policies and procedures at its international offices. Further, the Corporation must engage accounting assistance with respect to complex, non-routine accounting issues, Canadian and U.S. GAAP matters, tax compliance, and reporting for its international operations. The Corporation’s efforts to comply with the requirements of Section 404 may result in increased general and administrative expense and a diversion of management time and attention. As a result, the Corporation may not be able to conclude that it has effective internal controls in the future. The completion of the Longe Acquisition and the subsequent integration of Longe into the Corporation’s operations may make it more difficult for the Corporation to comply with Section 404. The Corporation may not be able to complete its evaluation, testing and required remediation, if any, in a timely fashion. Failure to have effective internal controls could lead to a misstatement of the Corporation’s financials. If, as a result of deficiencies in the Corporation’s internal controls, the Corporation cannot provide reliable financial reports, its business decision process may be adversely affected, its business and operating results could be harmed, investors could lose confidence in its reported financial information and the price of the Common Shares could decrease. In addition, failure to maintain effective internal control over financial reporting could result in investigations or sanctions by regulatory authorities.

Longe may experience difficulty in staffing its drilling rigs.

Longe is a development stage company with no employees. Longe will need to staff its drilling rigs and add staff to other departments. Longe may experience difficulty in finding a sufficient number of experienced crews to work on its drilling rigs and experienced staff in other departments to complete the work required.

Longe’s contract drilling operations will depend on the level of activity in the oil and natural gas exploration and production industry.

Longe’s contract drilling operations will depend on the level of activity in oil and natural gas exploration and production in Longe’s operating markets. Both short-term and long-term trends in oil and natural gas prices affect the level of that activity. Because oil and natural gas prices are volatile, the level of exploration and production activity can also be volatile. Lower oil and natural gas prices tend to depress the level of exploration and production activity.

A disruption in the manufacture or import of Longe’s new drilling rigs could delay its drilling schedule.

Longe currently has drilling rigs on order from Chinese manufacturers. Any event causing the disruption of manufacturing or imports from China, including financial, political and financial instability, strikes, health concerns regarding infectious diseases, adverse weather conditions or natural disasters or acts of war or terrorism in the United States or worldwide, may require Longe to modify its drilling schedule, delay the exploitation and development of its acreage and increase its costs of operation. Any such disruption could materially affect its production, financial condition and results of operations.

U.S. Shareholders may be subject to special tax rules with respect to their investments in the Corporation under the “controlled foreign corporation” rules of the U.S. Internal Revenue Code of 1986, as amended.

Following the Longe Acquisition and the Private Placement, the Corporation is expected to constitute a controlled foreign corporation for U.S. federal income tax purposes. Consequently, a U.S. Shareholder (including (i) a U.S. citizen or resident; (ii) a U.S. corporation; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; and (iv) a trust (A) if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or (B) if, in general, it was in existence on August 20, 1996, was treated as a U.S. person on the previous day, and made a valid election to continue to be so treated) who directly or indirectly owns 10% or more of the total combined voting power of all classes of shares in the Corporation entitled to vote may be subject to special tax rules with respect to its investment in the Corporation and may be required to include certain income of the Corporation in gross income for U.S. federal income tax purposes even if such income is not distributed to such U.S. Shareholder.

QUESTIONS AND ANSWERS ABOUT THE TRANSACTIONS

The following questions and answers are intended to address briefly some commonly asked questions regarding the Meeting, the Longe Acquisition and the Private Placement. These questions and answers do not address all questions that may be important to you as a Shareholder. Please refer to the “Summary of Information Circular” and the more detailed information contained elsewhere in this Information Circular and the Appendices to this Information Circular, which you should read carefully.

Q:	When and where is the special meeting?

A:	The Meeting will be held on December [—], 2008 at 11:00 a.m. (Calgary Time) at the Calgary Petroleum Club, 319 5th Avenue SW, Calgary, Alberta T2P 0L5.

Q:	What matters will be voted on at the Meeting?

A:	You will be asked to consider and vote upon resolutions to approve (i) the proposed acquisition by the Corporation of all of the issued and outstanding shares of Longe Energy Limited from Longfellow Energy, LP in exchange for the issuance of 39,583,333 common shares of the Corporation and 10,000,000 common share purchase warrants with an exercise price of $3.00 per share, and (ii) the issuance of 35,416,667 common shares of the Corporation at a price of $1.20 per share.

Q:	How does the Board of Directors recommend that I vote on the proposals?

A:	The Board of Directors recommends that you vote “FOR” Proposals 1 and 2.

Q:	Who is entitled to vote at the Meeting?

A:	All Shareholders of record holding Common Shares as of the close of business on November [—], 2008, the record date for the Meeting, are entitled to receive notice of and vote at the Meeting. As of the Record Date, there were [—] Common Shares outstanding. Every Shareholder is entitled to one vote for each Common Share the Shareholder held as of the Record Date.

Q:	What vote is required for the Shareholders to approve Proposals 1 and 2? How do the Corporation’s directors and executive officers intend to vote?

A:	Proposals 1 and 2 must each be approved by a majority of the votes cast at the Meeting by holders of Common Shares, excluding any votes cast by the Interested Shareholders. The Private Placement and Longe Acquisition will be completed concurrently and are each conditioned upon the other. Unless both Proposals 1 and 2 are approved at the Meeting, neither the Private Placement nor the Longe Acquisition will be completed. The Corporation’s directors and executive officers (excluding those who are Interested Shareholders), who collectively have the power to vote 930,766 Common Shares as of September 23, 2008, have informed the Corporation that they currently intend to vote all such Common Shares “FOR” Proposals 1 and 2.

Q:	What will happen to my Common Share ownership?

A:	Following the issuance of Common Shares and the Purchase Warrants pursuant to the Longe Acquisition and the Private Placement, your ownership percentage in the Corporation will be reduced. In addition, the voting power of existing Shareholders, excluding Shareholders who will acquire Common Shares in the Longe Acquisition or Private Placement, will be reduced by an amount proportionate to the number of Common Shares issued in the transactions. Following the transactions, Shareholders (excluding Shareholders acquiring Common Shares in the transactions) will own 30.3% of the outstanding Common Shares, and upon the exercise of all of the Purchase Warrants to be issued to Longfellow, Shareholders (excluding Shareholders acquiring Common Shares in the transactions) will own 28.4% of the outstanding Common Shares, assuming no exercise of currently outstanding stock options or warrants.

Q:	What impact will the transactions have on the Corporation’s business?

A:	Following the completion of the Longe Acquisition and the Private Placement, the Corporation will continue to be engaged in the exploration and development of crude oil and natural gas in Morocco, Turkey and Romania. However, with the acquisition of Longe and its services equipment, the Corporation will acquire the drilling rigs and service equipment necessary to become a vertically integrated project developer rather than a prospect developer. A vertically integrated project developer strategy is a more efficient and cost-effective strategy than the previous business strategy of generating prospects. The Longe Acquisition will consolidate the Corporation’s and Longe’s oil and gas interests in Morocco. The acquisition of drilling rigs and service equipment will expand the Corporation’s opportunity to increase acreage in Morocco, Romania, and Turkey. Because the availability of drilling rigs and service equipment is limited in Morocco, Romania and Turkey, the Corporation believes third parties may seek out the Corporation to participate in their licenses on favourable terms to the Corporation because it can provide the drilling rigs and service equipment. In addition, the Board expects the Private Placement to provide a portion of the capital necessary to embark on a proposed ten-well drilling program in Morocco, Romania, and Turkey, as well as to acquire additional equipment needed for the Corporation’s planned service operations.

Q:	Who is soliciting my vote?

A:	This proxy solicitation is being made on behalf of the Corporation by the Board and management and paid for by the Corporation. The solicitation of proxies will be primarily by mail, but may also be made by telephone, electronic or oral communications by the directors, officers and regular employees of the Corporation, at no additional compensation. The cost of any such solicitation will be borne by the Corporation.

Q:	What do I need to do now?

A:	You are urged to carefully read and consider the information contained in this Information Circular. Even if you plan to attend the Meeting, if you hold your Common Shares in your own name as the Shareholder of record, please vote your Common Shares by completing, signing, dating and returning the enclosed proxy by mail. Your completed proxy must be received at least 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time of the Meeting or any postponement or adjournment thereof. If you hold your Common Shares through an Intermediary, then you received this Information Circular from the Intermediary, along with the Intermediary’s proxy which includes voting instructions and instructions on how to change your vote.

Each person named in the proxy to represent you at the Meeting is a director or officer of the Corporation. You can appoint someone else to represent you at the Meeting. Please follow the instructions contained in the proxy.

Q:	How do I vote? How can I revoke my vote?

A:	You may vote your Common Shares by signing and dating each proxy card you receive and returning it in the enclosed prepaid envelope if you hold your Common Shares in your own name or as described below if you hold your Common Shares through an Intermediary. Your proxy card must be received at least 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time of the Meeting or any adjournment or postponement thereof. If you return your signed proxy card, but do not mark the boxes showing how you wish to vote, your shares will be voted “FOR” Proposals 1 and 2.

In addition to revocation in any other manner permitted by law, if you hold your Common Shares in your name, you have the right to revoke your proxy at any time before the vote is taken at the Meeting by delivering an instrument in writing signed by yourself or a person you have authorized pursuant to a power of attorney in writing, or if you are a corporation, executed under your corporate seal or signed by a duly authorized officer or a person authorized by you pursuant to a power of attorney in writing:

•

to the offices of the Corporation at Suite 1840, 444 – 5th Avenue SW, Calgary, Alberta T2P 2T8, at any time up to and including the last Business Day preceding the day of the Meeting, or any postponement or adjournment thereof; or

•	with the Chairman of the Meeting on the day of the Meeting or any postponement or adjournment thereof.

Q:	If my Common Shares are held by my Intermediary, will my Intermediary vote my shares for me?

A:	Your Intermediary will be permitted to vote your Common Shares only if you instruct your Intermediary how to vote. You should follow the procedures provided by your Intermediary regarding the voting of your Common Shares. If you do not instruct your Intermediary to vote your Common Shares, your Common Shares will not be voted and will not have an effect on the approval of either Proposal 1 or 2. You may change your vote by submitting new voting instructions to your Intermediary. You will need to contact your Intermediary to determine how to make that change.

Q:	What do I do if I receive more than one form of proxy or set of voting instructions?

A:	If you hold Common Shares through an Intermediary and directly as a record holder or otherwise, you may receive more than one form of proxy and/or set of voting instructions relating to the Meeting. These should each be voted and/or returned separately as described elsewhere in this Information Circular in order to ensure that all of your Common Shares are voted.

Q:	How are votes counted?

A:	You may vote FOR or AGAINST each of Proposals 1 and 2.

Shareholders that do not vote on a particular matter and Common Shares of Beneficial Shareholders that are held by Intermediaries who indicate on their proxies that they do not have discretionary authority to vote such Common Shares as to a particular matter (also referred to as broker non-votes) will not be counted as votes cast at the Meeting and, as a result, will have no effect on the outcome of Proposals 1 and 2.

If you sign your form of proxy without indicating your vote, your Common Shares will be voted “FOR” the approval of both Proposals 1 and 2 and in accordance with the recommendations of the Board on any other matters properly brought before the Meeting for a vote.

Q:	Do I have dissenters’ rights?

A:	No. Shareholders do not have dissenters’ rights under the Business Corporations Act (Alberta) in connection with any of the matters to be acted upon at the Meeting.

Q:	Who can help answer my questions?

A:	If you would like additional copies of this Information Circular, without charge, or if you have additional questions about Proposals 1 or 2 after reading this Information Circular, please contact:

Corporate Secretary

TransAtlantic Petroleum Corp.

5910 N. Central Expressway, Suite 1755

Dallas, Texas 75206

(214) 220-4323

Neither the SEC, Canadian securities authorities, nor any state or other securities commission or authority has approved or disapproved the Longe Acquisition or the Private Placement, passed upon the fairness or merits of these transactions or passed upon the accuracy or adequacy of the information contained in this Information Circular. Any representation to the contrary is a criminal offense.

THE SPECIAL MEETING

Persons Making the Solicitation

This Information Circular is furnished in connection with the solicitation of proxies by the Board and management of TransAtlantic for use at the Meeting, or any adjournment or postponement thereof.

Time, Date and Place

The Meeting will be held on December [—], 2008 at 11:00 a.m. (Calgary time) at the Calgary Petroleum Club, 319 5th Avenue SW, Calgary, Alberta T2P 0L5.

Purpose of the Special Meeting

At the Meeting, the Shareholders will be asked to consider and approve Proposals 1 and 2, as further described in this Information Circular. The Corporation will also transact such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Beneficial Shareholders should ensure that they make arrangements to instruct their Intermediary on how their Common Shares are to be voted at the Meeting in order for their vote to be counted at the Meeting.

Except as otherwise stated, the information contained herein is given as of the [—] day of November, 2008.

Record Date

The Board of Directors of the Corporation has fixed November [—], 2008 as the record date for determining Shareholders entitled to receive notice of and vote at the Meeting. A person shown as a Shareholder of record holding Common Shares as of the close of business on the Record Date shall be entitled to vote the Common Shares registered in such Shareholder’s name on that date except to the extent that (i) such Shareholder has transferred the ownership of any of his or her Common Shares after that date, and (ii) the transferee of those Common Shares produces a properly endorsed share certificate or otherwise establishes that the transferee owns the Common Shares, and demands at least ten (10) days before the Meeting that the transferee’s name be included in the list of persons entitled to vote at the Meeting, in which case such transferee will be entitled to vote such Common Shares at the Meeting or any postponement or adjournment thereof.

Vote Required

Proposals 1 and 2 must each be approved by a majority of the votes cast at the Meeting by holders of Common Shares, excluding any votes cast by the Interested Shareholders. Two or more persons present at the Meeting and holding or representing by proxy not less than 10% of the outstanding Common Shares will constitute a quorum.

Abstentions and Broker Non-Votes

Shareholders that abstain from voting on a particular matter and Common Shares of Beneficial Shareholders that are held by Intermediaries who indicate on their proxies that they do not have discretionary authority to vote such Common Shares as to a particular matter (also referred to as broker non-votes) will not be counted as votes cast at the Meeting and, as a result, will have no effect on the outcome of the proposals.

Appointment of Proxy

The persons named in the enclosed form of proxy as proxyholders are directors and/or officers of the Corporation. A SHAREHOLDER HAS THE RIGHT TO APPOINT A PERSON (WHO NEED NOT BE A SHAREHOLDER) TO ATTEND AND ACT ON THE SHAREHOLDER’S BEHALF AT THE MEETING OTHER THAN THE PERSONS NAMED IN THE FORM OF PROXY. TO EXERCISE THIS RIGHT,

THE SHAREHOLDER MAY STRIKE OUT THE NAMES OF THE MANAGEMENT DESIGNEES NAMED IN THE FORM OF PROXY AS PROXYHOLDERS AND INSERT THE NAME OF THE SHAREHOLDER’S NOMINEE IN THE SPACE PROVIDED OR COMPLETE ANOTHER PROPER FORM OF PROXY. Such a Shareholder should notify the nominee of his or her appointment, obtain his or her consent to act as proxy and instruct him or her on how the Shareholder’s Common Shares are to be voted. In any case, the form of proxy must be signed and dated by the Shareholder or the person authorized by the Shareholder pursuant to a power of attorney in writing, or if the Shareholder is a corporation, under its corporate seal or by a duly authorized officer or a person authorized by the corporation pursuant to a power of attorney in writing.

The management designees named in the enclosed form of proxy have indicated their willingness to represent as proxyholders the Shareholders who appoint them. A Shareholder may indicate the manner in which the persons named in the enclosed form of proxy are to vote the Shareholder’s Common Shares with respect to matters identified on the enclosed form of proxy by marking an “X” in the appropriate space. Common Shares represented by properly executed proxy forms in favour of the persons designated in the enclosed form of proxy will be voted or withheld from voting on any ballot that may be called for in accordance with instructions made on the proxy forms and, if a Shareholder specifies a choice as to any matters to be acted on, the Shareholder’s Common Shares shall be voted accordingly. In the absence of such instructions, such shares will be voted in favour of all matters identified in the Notice of Meeting accompanying this Information Circular.

The enclosed form of proxy, when properly signed, also confers discretionary authority with respect to amendments or variations to the matters identified in the Notice of Meeting and with respect to other matters that may be properly brought before the Meeting. At the time of printing this Information Circular, the management of the Corporation is not aware of any such amendments, variations or other matters to come before the Meeting.

In order to be valid at the Meeting, or any postponement or adjournment thereof, completed proxies must be received by the Corporation’s transfer agent, Computershare Investor Services, Proxy Dept., 100 University Avenue 9th Floor, Toronto, Ontario M5J 2Y1 at least 48 hours (excluding Saturdays, Sundays and statutory holidays) before the time of the Meeting or any postponement or adjournment thereof.

Beneficial Shareholders holding Common Shares registered through a broker or other nominee should ensure that they have made arrangements to instruct their broker or other nominee how their Common Shares are to be voted at the Meeting in order for their vote to be counted at the Meeting (See “Notice to Beneficial Shareholders” below).

Notice to Beneficial Shareholders

The information set forth in this section is of significant importance to Beneficial Shareholders, or those Shareholders who hold Common Shares through Intermediaries and not in their own name as registered Shareholders. Beneficial Shareholders should note that only proxies deposited by registered Shareholders (i.e., Shareholders whose names appear on the records of the Corporation as the registered holders of the Common Shares) can be recognized and acted upon at the Meeting.

If Common Shares are held in an account through a Shareholder’s Intermediary, then in almost all cases those Common Shares will not be registered in the Shareholder’s name on the records of the Corporation. Such Common Shares will more likely be registered under the name of the Shareholder’s Intermediary. In Canada, the vast majority of such Common Shares are registered under the name of CDS & Co. (the registration name for The Canadian Depository for Securities Limited, which acts as Intermediary for many Canadian brokerage firms). In the United States, the majority of such Common Shares are registered in the name of CEDE & Co., which acts as Intermediary for many U.S. brokerage firms. Common Shares held by Intermediaries can generally only be voted by them, and they can only vote (for or against resolutions) upon the instructions of the Beneficial Shareholder. Without specific instructions, the Intermediary may be prohibited from voting Common Shares for their clients.

Applicable regulatory policy requires Intermediaries to seek voting instructions from Beneficial Shareholders in advance of shareholder meetings. Every Intermediary has its own mailing procedures and provides its own return instructions, which should be carefully followed by Beneficial Shareholders in order to ensure that their Common Shares are voted at the Meeting. In some cases, the form of proxy supplied to a Beneficial Shareholder by its Intermediary is identical to the form of proxy provided to registered Shareholders. However, its purpose is limited to instructing the registered Shareholder how to vote on behalf of the Beneficial Shareholder. Many Intermediaries now delegate responsibility for obtaining voting instructions from clients to Broadridge Financial Solutions, Inc. (“Broadridge”). Broadridge typically mails a scannable Voting Instruction Form to the Beneficial Shareholders in lieu of the form of proxy and requests the Beneficial Shareholder to complete and return the Voting Instruction Form to Broadridge by mail or facsimile. Alternatively, Broadridge may permit the Beneficial Shareholder to call a toll-free telephone number to vote the Common Shares held by such Beneficial Shareholder. Broadridge then tabulates the results of all voting instructions received and provides appropriate instructions respecting voting of the applicable Common Shares to be represented at the Meeting. A Beneficial Shareholder receiving a Voting Instruction Form cannot use that Voting Instruction Form to vote Common Shares directly at the Meeting as the Voting Instruction Form must be returned as directed by Broadridge in advance of the Meeting in order to have the Common Shares voted. Accordingly, it is strongly suggested that Beneficial Shareholders return their completed Voting Instruction Forms as directed by Broadridge well in advance of the Meeting.

Revocation of Proxies

In addition to revocation in any other manner permitted by law, a registered Shareholder who has given a proxy has the power to revoke it at any time before it is exercised, by an instrument in writing signed by the registered Shareholder or a person authorized by the registered Shareholder pursuant to a power of attorney in writing, or if the registered Shareholder is a corporation, executed under its corporate seal or signed by a duly authorized officer or a person authorized by the corporation pursuant to a power of attorney in writing, and delivered to the offices of the Corporation at Suite 1840, 444 – 5th Avenue SW, Calgary, Alberta T2P 2T8, at any time up to and including the last Business Day preceding the day of the Meeting, or any postponement or adjournment thereof at which the proxy is to be used, or with the Chairman of the Meeting on the day of the Meeting or any postponement or adjournment thereof before the time proxies are exercised.

If you are a Beneficial Shareholder, you may change your vote by submitting new voting instructions to your Intermediary. You will need to contact your Intermediary to determine how to make that change.

Voting Securities and Principal Holders of Voting Securities

The Corporation has only one class of shares entitled to be voted at the Meeting, namely, Common Shares, without par or nominal value. All issued and outstanding Common Shares of record as of November [—], 2008, are entitled to be voted at the Meeting and each such Common Share has one vote. There were [—] Common Shares issued and outstanding as of the Record Date.

To the knowledge of the directors and executive officers of the Corporation, no person, firm or corporation owns, directly or indirectly, or exercises control or direction over, voting securities carrying more than ten percent (10%) of the voting rights attached to any class of voting securities of the Corporation as of September 23, 2008, except as set forth below:

Name and Municipality of Residence	Number of Voting Securities(1)	Percentage of Outstanding Voting Securities Owned(1)
N. Malone Mitchell, 3rd Ft. Stockton, Texas	22,646,666 Common Shares(2)	28.4%

(1)	Ownership as reported in the above table has been determined in accordance with Canadian rules, not in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”). Does not include Common Shares subject to options exercisable within 60 days after September 23, 2008.

(2)	Based on a Schedule 13D/A filed on August 28, 2008. Includes 21,652,722 Common Shares held by Dalea and 977,278 Common Shares held by Riata TransAtlantic. Dalea Management is the general partner of Dalea. Mr. Mitchell is a partner of Dalea and a manager of Dalea Management. Dalea, Dalea Management and Mr. Mitchell share voting and investment power over the shares held by Dalea and may be deemed to beneficially own these shares. Riata TransAtlantic is managed by Mr. Mitchell, who has voting and investment power over the shares held by Riata TransAtlantic and may be deemed to beneficially own these shares. Mr. Mitchell is the Chairman of the Corporation.

Voting by the Corporation’s Directors and Executive Officers

As of September 23, 2008, the directors and executive officers of the Corporation (excluding those who are Interested Shareholders) as a group beneficially owned and were entitled to vote 930,766 Common Shares, or approximately 1.2% of the aggregate voting power for all outstanding Common Shares on that date. Each such director and executive officer has indicated his or her present intention to vote, or cause to be voted, the Common Shares owned by him or her “FOR” the adoption of Proposals 1 and 2.

Interest of Certain Persons in Matters to Be Acted Upon

When considering the recommendation of the Board, you should be aware that Mr. Mitchell, Chairman of the Board, and Mr. McCann, a member of the Board, and their respective affiliates and associates, as described under “The Proposed Transactions—Interests of Related Persons” have interests in the Longe Acquisition and in the Private Placement other than their interests as Shareholders generally. See “The Proposed Transactions—Interests of Related Persons” for more information. These interests may be different from, or conflict with, your interests as a Shareholder. The members of the Special Committee and the Board were aware of these additional interests when they approved the Longe Acquisition and the Private Placement. Other than Messrs. Mitchell and McCann and their respective affiliates and associates, as described under “The Proposed Transactions—Interests of Related Persons”, the Special Committee and the Board are not aware of any of the directors or executive officers of the Corporation, nor any person who has held such a position since the beginning of the last completed fiscal year of the Corporation, nor any associate or affiliate of the foregoing persons, having any material interest, direct or indirect, by way of beneficial ownership of securities (other than shareholdings in the Corporation) or otherwise, in any matter to be acted upon at the Meeting.

Solicitation of Proxies

This proxy solicitation is being made on behalf of the Corporation by its Board and management. The solicitation of proxies will be primarily by mail, but may also be made by telephone, electronic or oral communications by the directors, officers and regular employees of the Corporation, at no additional compensation. The cost of any such solicitation will be borne by the Corporation.

No Dissenters’ Rights

Under the Business Corporations Act (Alberta), Shareholders are not entitled to dissenters’ rights in connection with any of the matters to be acted upon at the special meeting.

Multiple Shareholders Sharing One Address

In accordance with Rule 14a-3(e)(1) under the Exchange Act, one Information Circular may be delivered to two or more Shareholders who share an address, unless the Corporation has received contrary instructions from one or more of the Shareholders. The Corporation will deliver promptly upon written or oral request a separate copy of the Information Circular to Shareholders at a shared address to which a single copy of the Information Circular was delivered. Requests for additional copies of the Information Circular, and requests that in the future separate Information Circulars be sent to Shareholders who share an address, should be directed to the

Corporation’s Corporate Secretary, TransAtlantic Petroleum Corp., Suite 1755, 5910 N. Central Expressway, Dallas, Texas, 75206, or at telephone number (214) 220-4323. In addition, Shareholders who share a single address but receive multiple copies of the Information Circular may request that in the future they receive a single copy by contacting the Corporation at the address and phone number set forth in the prior sentence.

Registered Shareholder List

A list of the registered Shareholders entitled to vote at the Meeting will be available for examination by any Shareholder beginning on November [—], 2008 and at the Meeting. This registered Shareholder list will be available for inspection during ordinary business hours at the Corporation’s records office, located at 3700, 400-3rd Avenue S.W., Calgary, Alberta T2P 4H2.

PROPOSAL 1

At the Meeting, Shareholders will be asked to consider a resolution which approves the Longe Acquisition and a resolution which approves the Private Placement. The Private Placement and Longe Acquisition will be completed concurrently and are each conditioned upon the other. Unless both Proposals 1 and 2 are approved at the Meeting, neither the Private Placement nor the Longe Acquisition will be completed.

Description of the Longe Acquisition

Longe is a privately owned Bermuda limited company. All of the issued and outstanding shares of Longe are owned by Longfellow, a Texas limited partnership. Longfellow is controlled by the Corporation’s Chairman, Mr. Mitchell. Longe is a vertically integrated, development stage company engaged in oil and gas exploration and development in Morocco. Longe was originally incorporated in April 2008 in order to participate with the Corporation in the Corporation’s Tselfat and Guercif exploration permits in Morocco. In July 2008, the Corporation and Longe both agreed to farm-in to the Ouezzane-Tissa and Asilah exploration permits held by Direct in northern Morocco. In addition, Longe owns or will acquire certain oil and gas service equipment, including four drilling rigs, which Longe expects to deploy to Morocco, Romania and Turkey in the fourth quarter of 2008. As of the date hereof, all of Longe’s oil and gas interests are in undeveloped properties in Morocco. Longe has no employees and no proved or unproved oil and gas reserves or related future net revenue. See “Information Concerning Longe.”

Following negotiations with the Corporation that began in early August, the Corporation and Longfellow entered into the Purchase Agreement on September 19, 2008, pursuant to which the Corporation agreed to acquire all of the issued and outstanding shares of Longe from Longfellow in exchange for 39,583,333 Common Shares at a purchase price of $1.20 per share and 10,000,000 Purchase Warrants.

Longe has represented in the Purchase Agreement that at the time of Closing, it will have an amount of cash on hand such that the combination of such cash, plus the amount it has spent on all of its oil and gas properties, plus the amount it has spent on the acquisition of all of its drilling equipment shall equal $47,500,000. At the Closing, Longe estimates that it will have spent $34.5 million on four drilling rigs, trucks, tubulars, spare parts, and other drilling equipment and $10.1 million on its oil and gas properties in Morocco, and will have $2.9 million of cash on hand. In addition, Longe anticipates that it will have firm commitments to acquire at least $5.4 million in additional service equipment and no outstanding indebtedness.

The Corporation plans to utilize the drilling rigs and the tubulars (casing and tubing used in drilled wells) in its proposed ten-well drilling program in Morocco, Romania, and Turkey. The tubulars, which the Corporation believes have been acquired at favourable prices, will reduce the capital expenditures necessary to complete this drilling program. The $10.1 million that Longe estimates it will have spent on its oil and gas properties consists of an original acquisition cost of $7.8 million, a $2.0 million letter of credit that it posted for the Guercif permit, and $0.3 million in other costs. The purchase price for the Longe Acquisition was proposed by Longe and approved by the Board of Directors based upon the recommendation of the Special Committee, which recommendation is based in part on the independent valuation conducted by Erickson, an independent business valuation and financial advisory firm based in Dallas, Texas. See “The Proposed Transactions—Independent Fairness Opinion and Valuation.”

Description of the Purchase Agreement

The following summary describes material provisions of the Purchase Agreement. This summary is not complete and is qualified in its entirety by reference to the complete text of the Purchase Agreement, which is attached to this Information Circular. TransAtlantic urges you to read carefully the Purchase Agreement in its entirety because this summary may not contain all the information about the Purchase Agreement that is important to you.

The Purchase Agreement has been included to provide you with information regarding its terms. It is not intended to provide any other factual information about TransAtlantic. Such information can be found elsewhere in this document and in the Public Filings.

The representations and warranties described below and included in the Purchase Agreement were made by TransAtlantic to Longfellow and by Longfellow to TransAtlantic. These representations and warranties were made as of specific dates and are in some cases subject to important qualifications, limitations and supplemental information agreed to by TransAtlantic and Longfellow in connection with negotiating the terms of the Purchase Agreement. In addition, the representations and warranties may have been included in the Purchase Agreement for the purpose of allocating risk between TransAtlantic and Longfellow rather than to establish matters as facts. The Purchase Agreement is described herein, and included in the Appendices hereto, only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding TransAtlantic or its business. Accordingly, the representations and warranties and other provisions of the Purchase Agreement should not be read alone, and you should read the information provided elsewhere in this document and in the documents incorporated by reference into this document for information regarding TransAtlantic and its business. See “Where You Can Find Additional Information” beginning on page 60.

Closing of the Purchase Agreement

The Closing of the Longe Acquisition shall take place on the first business day following the satisfaction or waiver of each condition to closing set forth in the Purchase Agreement or at such other time and place as TransAtlantic and Longfellow may agree. TransAtlantic currently anticipates the Longe Acquisition to be completed on December [—], 2008, provided all closing conditions have been met.

Pre-Emptive Rights

For a period of six months after Closing, if TransAtlantic wishes to issue or pursue an offering of Common Shares or securities convertible or exchangeable into Common Shares, other than under certain circumstances set forth in the Purchase Agreement, Longfellow shall have the right, subject to TSX approval and compliance with applicable legal requirements, to subscribe for and purchase a certain number of those securities, calculated pursuant to the formula set forth in the Purchase Agreement, on the same terms and at the same price that TransAtlantic is prepared to issue those securities to other prospective purchasers.

Representations and Warranties

TransAtlantic made a number of representations and warranties to Longfellow in the Purchase Agreement, relating to, among other things:

•	existence and good standing;

•	authority to enter into and perform under the Purchase Agreement;

•	absence of conflicts and required filings and consents;

•	corporate records;

•	compliance with law;

•	registrations;

•	subsidiaries;

•	partnerships or joint ventures;

•	disclosure and information provided;

•	litigation;

•	absence of transfer restrictions;

•	securities regulations;

•	issuance of securities;

•	absence of encumbrances on securities;

•	capitalization;

•	absence of finder’s fees;

•	taxes;

•	employee commitments;

•	leases;

•	absence of insider debt;

•	powers of attorney;

•	guarantees;

•	non-arm’s length transactions;

•	absence of defaults;

•	operating permits and licenses;

•	residency;

•	environmental, health and safety matters;

•	absence of certain improper payments;

•	financial statements;

•	absence of certain changes and events;

•	compliance with securities laws;

•	disclosure controls and procedures;

•	insurance;

•	change of control;

•	title to oil and gas properties;

•	required approvals; and

•	investment intent.

Longfellow made a number of representations and warranties about Longe and Longfellow to TransAtlantic in the Purchase Agreement relating to, among other things:

•	existence and good standing;

•	authority to enter into and perform under the Purchase Agreement;

•	absence of finder’s fees;

•	certain requirements of Alberta law;

•	investment intent;

•	purchaser status;

•	existence and good standing of Longe and its subsidiaries;

•	absence of conflicts and required filings and consents;

•	corporate records;

•	compliance with law;

•	registrations;

•	subsidiaries;

•	partnerships or joint ventures;

•	disclosure and information provided;

•	litigation;

•	absence of transfer restrictions;

•	securities regulations;

•	ownership and encumbrances;

•	capitalization;

•	taxes;

•	employee commitments;

•	leases;

•	absence of insider debt;

•	absence of power of attorney;

•	guarantees;

•	non-arm’s length transactions;

•	absence of defaults;

•	operating permits and licenses;

•	environmental, health and safety matters;

•	absence of certain improper payments;

•	financial statements;

•	absence of certain changes and events;

•	insurance;

•	change of control;

•	assets;

•	required approvals;

•	material contracts;

•	scope of activity; and

•	guarantee of farm-in agreements.

Conduct of Business Prior to Closing

Under the Purchase Agreement, Longfellow has agreed that until Closing, subject to certain exceptions, Longfellow shall, and shall cause Longe and each of its subsidiaries to, among other things:

•	conduct the business of Longe and each of its subsidiaries in the ordinary course of business;

•	provide to TransAtlantic reports on Longe’s operations and affairs as may be reasonably requested from time to time by TransAtlantic;

•	use best efforts to maintain current insurance policies of Longe and each of its subsidiaries, subject to certain exceptions;

•	use best efforts to preserve the goodwill and relationships of Longe and its subsidiaries; and

•	use best efforts to cooperate with TransAtlantic to enable the orderly integration of the business and affairs of Longe and its subsidiaries after the Closing.

In addition, Longfellow has agreed that until Closing, subject to certain exceptions, Longfellow shall, and shall cause Longe and each of its subsidiaries not to, among other things:

•	consider any other material corporate acquisition, merger or sale of assets involving Longe or any of its subsidiaries;

•	grant any right to acquire any securities of Longe or any of its subsidiaries;

•	change the capital structure, articles or by-laws of Longe or any of its subsidiaries;

•	split, combine or reclassify Longe common stock or declare or pay any dividend in respect of Longe common stock;

•	redeem or purchase securities of Longe or any of its subsidiaries;

•	reduce the stated capital of Longe or any of its subsidiaries;

•	pay any dividend or make any distribution to shareholders of Longe or any of its subsidiaries;

•	acquire any individual, corporation, partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, government entity or other entity;

•	expend any amounts or incur any liabilities in excess of $100,000 in the aggregate without TransAtlantic’s consent; or

•	pay or satisfy any material claims, liabilities or obligations of Longe or any of its subsidiaries outside of the ordinary course of business.

Conditions to Closing of the Purchase Agreement

The Longe Acquisition is subject to the satisfaction or waiver of various conditions, which include the following:

Longfellow is not obligated to effect the Longe Acquisition unless the following conditions are satisfied or waived at or prior to Closing:

•

on or before the Closing the approvals required by the Purchase Agreement shall be obtained and the conditional approval letter of the TSX dated September 3, 2008 shall not have been amended in a manner that is materially adverse to the value of Longfellow’s actual or potential investment in TransAtlantic;

•	each of the representations and warranties of TransAtlantic made in the Purchase Agreement (i) shall be true and correct in all material respects (without regard to any qualifications with respect to materiality) when made; and (ii) shall be true and correct in all material respects (without regard to any qualifications with respect to materiality) as of the date of Closing as if made on and as of such date, and the TransAtlantic disclosure letter shall be acceptable to Longfellow in its sole discretion;

•

each of the covenants and obligations that TransAtlantic is required to perform or to comply with pursuant to the Purchase Agreement at or prior to the Closing shall be duly performed and complied with in all material respects;

•	Longfellow shall have received, on or before the Closing, copies of the deliveries set forth in the Purchase Agreement;

•

no proceeding shall be commenced or shall be threatened as of the date of Closing that involves any challenge to, or seeks damages or other relief in connection with, the Longe Acquisition or may have the effect of preventing, delaying, making illegal, or otherwise interfering with the Longe Acquisition or is materially adverse to the value of the Common Shares and warrants to be issued by TransAtlantic pursuant to the Longe Acquisition;

•

there shall not be in effect any legal requirement or any injunction or other order that prohibits the Longe Acquisition or otherwise imposes conditions or terms which are materially adverse to the value of Longfellow’s actual or potential investment in TransAtlantic;

•	all governmental authorizations necessary under the Purchase Agreement to consummate the transactions contemplated thereby shall have been obtained and given, as applicable; and

•	the Private Placement shall be completed concurrently with the Longe Acquisition.

TransAtlantic is not obligated to effect the Longe Acquisition unless the following conditions are satisfied or waived at or prior to Closing:

•

on or before the Closing the approvals required by the Purchase Agreement shall be obtained and the conditional approval letter of the TSX dated September 3, 2008 shall not have been amended in a manner that is materially adverse to TransAtlantic’s completion of the Longe Acquisition;

•

each of the representations and warranties of Longfellow made in the Purchase Agreement (i) shall be true and correct in all material respects (without regard to any qualifications with respect to materiality) when made; and (ii) shall be true and correct in all material respects (without regard to any qualifications with respect to materiality) as of the date of Closing as if made on and as of such date, and the Longe disclosure letter shall be acceptable to TransAtlantic in its sole discretion;

•

each of the covenants and obligations that Longfellow is required to perform or to comply with pursuant to the Purchase Agreement at or prior to the Closing shall be duly performed and complied with in all material respects;

•	TransAtlantic shall have received, on or before the Closing, copies of the deliveries set forth in the Purchase Agreement;

•

no proceeding shall be commenced or shall be threatened as of the date of Closing that involves any challenge to, or seeks damages or other relief in connection with, the Longe Acquisition or may have the effect of preventing, delaying, making illegal, or otherwise interfering with the Longe Acquisition or materially adversely affecting the value of the Longe Acquisition to TransAtlantic;

•

there shall not be in effect any legal requirement or any injunction or other order that prohibits the Longe Acquisition or otherwise imposes conditions or terms which are materially adverse to the value of the Longe Acquisition to TransAtlantic;

•	all governmental authorizations necessary under the Purchase Agreement to consummate the transactions contemplated thereby shall have been obtained and given, as applicable; and

•	the Private Placement shall be completed concurrently with the Longe Acquisition.

Termination of the Purchase Agreement

The Purchase Agreement may be terminated under certain circumstances, including:

•

by either Longfellow or TransAtlantic if a material breach of any provision of the Purchase Agreement has been committed and not cured by the other party within 30 days of notice of such breach (if such breach is curable without material adverse effect on such party) and such breach has not been waived by the non-defaulting party;

•

by Longfellow, if any of its conditions set forth in the Purchase Agreement have not been satisfied as of the date of Closing, or satisfaction of any of its conditions set forth in the Purchase Agreement is or becomes impossible (other than through the failure of Longfellow to comply with its obligations under the Purchase Agreement) and Longfellow has not waived such condition on or before the date of Closing;

•

by TransAtlantic, if any of its conditions set forth in the Purchase Agreement have not been satisfied as of the date of Closing, or satisfaction of any of its conditions set forth in the Purchase Agreement is or becomes impossible (other than through the failure of TransAtlantic to comply with its obligations under the Purchase Agreement) and TransAtlantic has not waived such condition on or before the date of Closing;

•	by mutual written consent of Longfellow and TransAtlantic;

•	by either Longfellow or TransAtlantic if the TSX approval required by the Purchase Agreement is not obtained by December 31, 2008;

•	by either Longfellow or TransAtlantic if Shareholder approval is not obtained as set forth in the Purchase Agreement by December 31, 2008; or

•

by either Longfellow or TransAtlantic if the Longe Acquisition has not occurred (other than through the failure by any party seeking to terminate the Purchase Agreement to comply fully with its obligations under the Purchase Agreement) on or before January 31, 2009, or such later date as Longfellow and TransAtlantic may agree upon;

provided, however, that any of the above rights to terminate the Purchase Agreement shall not be available to either Longfellow or TransAtlantic, as applicable, if such party, at such time, is in material breach of any provision of the Purchase Agreement such that the conditions of the other party set forth in the Purchase Agreement shall not be satisfied.

Amendment of the Purchase Agreement

The Purchase Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

Registration Rights

In connection with the Longe Acquisition and the Private Placement, and as a condition to the closing of the Purchase Agreement, TransAtlantic and Riata will enter into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, from time to time and subject to certain limitations, Riata will have the right to request that TransAtlantic effect the qualification under Canadian securities laws of all or part of the Common Shares (and any securities of TransAtlantic issued on conversion of, in exchange for or in replacement of such Common Shares) owned or controlled by Riata, certain Riata entities, the parties who acquire Common Shares pursuant to the Private Placement and Longfellow (“Qualifiable Securities”), to permit the distribution of such Qualifiable Securities to the public in any or all of the provinces and territories of Canada (a “Demand Qualification”). TransAtlantic will not be obligated to effect any Demand Qualification for less than $5,000,000 or to effect more than two Demand Qualifications in any twelve-month period or until a period of at least 90 days has elapsed from the effective date of the most recent previous qualification.

In addition to the Demand Qualification rights, subject to certain limitations, if TransAtlantic proposes to file a prospectus under Canadian securities laws in order to permit the qualification of securities that are to be sold by TransAtlantic or by any Shareholder, TransAtlantic will use all reasonable efforts to include in the proposed distribution such number of Qualifiable Securities as Riata shall request upon the same terms as such distribution.

Description of the Purchase Warrants

The Purchase Warrants will be exercisable for a term of three years from the Closing Date and, upon exercise, will entitle the holder thereof to purchase one Common Share for each Purchase Warrant at an exercise price of $3.00 per Common Share. The exercise price and the number of Common Shares purchasable upon exercise of the Purchase Warrants are subject to adjustment from time to time in the events and in the manner described below:

•

If the Corporation issues Common Shares (or securities convertible into Common Shares with no payment therefor) as a stock dividend or makes a distribution on its outstanding Common Shares payable in Common Shares (or securities convertible into Common Shares with no payment therefor), subdivides, redivides or changes its outstanding Common Shares into a greater number of shares or consolidates, reduces or combines its outstanding Common Shares into a smaller number of shares (each of such events a “Common Share Reorganization”):

•

the exercise price will be adjusted effective immediately after the record date or effective date, as the case may be, which is used to determine the holders of outstanding Common Shares for the happening of such Common Share Reorganization, by multiplying the exercise price in effect immediately prior to such record date or effective date by a fraction, the numerator of which is the number of Common Shares outstanding on such record date or effective date before giving effect to such Common Share Reorganization, and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case of an issuance or distribution of convertible securities, the number of Common Shares that would have been outstanding had such securities been converted into Common Shares on such date); and

•

the number of Common Shares purchasable pursuant to each of the warrants will be adjusted by multiplying the number of Common Shares previously purchasable on the exercise thereof by a fraction, the numerator of which shall be the exercise price in effect immediately prior to such adjustment and the denominator of which shall be the exercise price resulting from such adjustment.

•

If the Corporation fixes a record date for the issuance of rights, options or warrants to all or substantially all of the holders of the outstanding Common Shares, pursuant to which such shareholders are entitled, directly or indirectly, during a period expiring not more than 45 days after such record date (the “Rights Period”), to subscribe for or purchase (x) Common Shares at a price per share to the shareholder less than 90% of the current market price of the Common Shares on such record date or (y) securities exchangeable for or convertible into Common Shares at an effective subscription price per Common Share less than 90% of the current market price of the Common Shares on such record date (any of such events a “Rights Offering”), the exercise price will be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the exercise price in effect immediately prior to the end of the Rights Period by a fraction: (i) the numerator of which shall be the aggregate of (A) the number of Common Shares outstanding as of the record date for the Rights Offering, and (B) a number determined by dividing: (I) either (1) the product of the number of Common Shares actually issued upon the exercise of the rights, warrants, or options distributed under the Rights Offering and the price per share at which such Common Shares are acquired; or, as the case may be, (2) the product of the effective subscription price of the exchangeable securities and the number of Common Shares issuable under such exchangeable securities distributed under the Rights

Offering; by (II) the current market price of the Common Shares as of the record date for the Rights Offering; and (ii) the denominator of which shall be the number of Common Shares outstanding immediately after the end of the Rights Period.

•

If the Corporation fixes a record date for the issuance or distribution to all or substantially all of the holders of one or more classes of outstanding Common Shares of: (a) shares of the Corporation of any class other than Common Shares; (b) rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (excluding those exercisable for a period expiring not more than 45 days after such record date and excluding those with a price per share (or having an effective exchange or conversion price or exercise price per share) not less than the current market price of the Common Shares on such record date); (c) evidences of indebtedness; or (d) any property or other assets (including cash), and if such issuance or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events a “Special Distribution”), the exercise price will be adjusted effective immediately after such record date to a price determined by multiplying the exercise price in effect on such record date by a fraction: (i) the numerator of which shall be (A) the product obtained when the number of Common Shares outstanding on such record date is multiplied by the current market price of the Common Shares on such record date, less (B) the fair market value to the holders of the Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or other assets issued or distributed in the Special Distribution less the fair market value of the consideration, if any, received therefor by the Corporation; and (ii) the denominator of which shall be the product obtained when the number of Common Shares outstanding on such record date is multiplied by the current market price of the Common Shares on such record date

•

If there is a reclassification of the Common Shares or a change of the outstanding Common Shares into other securities (other than a Common Share Reorganization), or a consolidation, arrangement, amalgamation, merger or other reorganization of the Corporation with or into any other corporation or other entity (other than a consolidation, arrangement, amalgamation, merger or other reorganization which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares, but including any continuance to a jurisdiction outside of Canada), or a transfer, sale or conveyance of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity (any of such events a “Capital Reorganization”), warrant holders, upon exercise, will be entitled to receive, for the same aggregate consideration, the aggregate number of shares, other securities or other property which they would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, they had been the registered holder of the number of Common Shares that they were entitled to acquire under their warrants.

As of the Record Date, the Corporation had outstanding common share purchase warrants exercisable for [—] Common Shares. Each of these outstanding warrants entitles the holder to purchase one Common Share at $1.05 per Common Share. Each of these outstanding warrants is for a term of two years and will expire December 4, 2008 but may be accelerated if the weighted average closing price of the Common Shares on the TSX exceeds $1.55 for 20 consecutive trading days.

Approval of Proposal 1 Resolution

At the Meeting, the Shareholders will be asked to consider and, if deemed advisable, approve the following resolution:

“RESOLVED THAT:

1.	the acquisition by the Corporation of all of the issued and outstanding shares of Longe Energy Limited (the “Acquisition”) held by Longfellow Energy, LP in consideration for the issuance of 39,583,333 common shares of the Corporation and 10,000,000 common share purchase warrants of the Corporation to Longfellow Energy, LP, with an exercise price of US$3.00 per share as more particularly described in the Information Circular of the Corporation dated November [—], 2008, is hereby approved;

2.	the Board of Directors of the Corporation be and is hereby authorized and directed to take such steps as may be necessary to effect the Acquisition; and

3.	any one officer or director of the Corporation is hereby authorized to execute and deliver all such documents and to do all such acts and things as may be deemed advisable in such individual’s discretion for the purpose of giving effect to this resolution.”

Proposal 1 must be approved by a majority of votes cast at the Meeting by the holders of Common Shares, excluding the 32,896,666 Common Shares over which the Interested Shareholders, collectively, have control. Two or more persons present at the Meeting and holding or representing by proxy not less than 10% of the outstanding Common Shares will constitute a quorum.

The persons named in the enclosed form of proxy, if named as proxy, will vote FOR Proposal 1 unless the Shareholder has specified in the proxy form that his, her or its Common Shares are to be voted against Proposal 1.

PROPOSAL 2

Concurrently with and conditioned upon approval of the Longe Acquisition, the Corporation will issue 35,416,667 Common Shares at a purchase price of $1.20 per Common Share, resulting in gross proceeds to the Corporation of $42,500,000. The Common Shares to be issued pursuant to the Private Placement represent approximately 44.4% of the Corporation’s issued and outstanding Common Shares as of September 23, 2008.

Of the 35,416,667 Common Shares to be issued in the Private Placement, the Corporation will issue: (i) 12,500,000 Common Shares to Longfellow; (ii) 21,708,917 Common Shares to Dalea; (iii) 250,000 Common Shares to Mr. McCann; (iv) 200,000 Common Shares to Monte Bell; (v) 85,000 Common Shares to Barbara and Terry Pope; (vi) 172,750 Common Shares to Riata TransAtlantic; and (vii) 500,000 Common Shares to Gillco Energy, LP.

Messrs. Mitchell and McCann are members of the Board. In addition, all of the purchasers in the Private Placement have relationships with Mr. Mitchell. See “The Proposed Transactions—Interests of Related Persons” below.

The Corporation expects to generate $42.3 million of net proceeds from the Private Placement. The Corporation will use $7 million of the net proceeds of the Private Placement to purchase additional equipment for its planned services operations, and substantially all of the remaining net proceeds to begin a ten-well drilling program in Morocco, Turkey and Romania.

Approval of Proposal 2 Resolution

At the Meeting, the Shareholders will be asked to consider and, if deemed advisable, approve the following resolution:

“RESOLVED THAT:

1.	the issuance of 35,416,667 common shares of the Corporation at a purchase price of US$1.20 per common share (the “Private Placement”), as more particularly described in the Information Circular of the Corporation dated November [—], 2008, is hereby approved;

2.	the Board of Directors of the Corporation be and is hereby authorized and directed to take such steps as may be necessary to effect the Private Placement; and

3.	any one officer or director of the Corporation is hereby authorized to execute and deliver all such documents and to do all such acts and things as may be deemed advisable in such individual’s discretion for the purpose of giving effect to this resolution.”

Proposal 2 must be approved by a majority of votes cast at the Meeting by the holders of Common Shares, excluding the 32,896,666 Common Shares over which the Interested Shareholders, collectively, have control. Two or more persons present at the Meeting and holding or representing by proxy not less than 10% of the outstanding Common Shares will constitute a quorum.

The persons named in the enclosed form of proxy, if named as proxy, will vote FOR Proposal 2 unless the Shareholder has specified in the proxy form that his, her or its Common Shares are to be voted against the Proposal 2.

THE PROPOSED TRANSACTIONS

Interests of Related Persons

Certain directors, executive officers and 5% or greater Shareholders will participate in the Private Placement or will have an interest in the Longe Acquisition. See “Security Ownership of Certain Beneficial Owners and Management” for more detail of the beneficial ownership of such persons prior to, and following, the Private Placement and the Longe Acquisition.

As of September 23, 2008, the Corporation’s Chairman, Mr. Mitchell, beneficially owned 28.4% of the Common Shares, including the Common Shares held by Dalea. Mr. Mitchell, his wife and children indirectly own 100% of Longfellow.

Mr. Mitchell and his wife own 100% of Dalea, an Oklahoma limited partnership and a purchaser in the Private Placement. As of September 23, 2008, Dalea beneficially owned 27.2% of the Common Shares.

Mr. Mitchell and his wife own 100% of Riata, an Oklahoma limited liability company that holds certain registration rights with respect to the Common Shares of the Corporation that will be acquired by Longfellow in the Longe Acquisition and is a party to a services agreement with the Corporation pursuant to which the Corporation and Riata provide technical and administrative services to each other from time to time, on an as-needed basis.

Mr. Mitchell has sole voting and dispositive power over Riata TransAtlantic, an Oklahoma limited liability company owned by employees of Riata and Longfellow. Riata TransAtlantic is a purchaser in the Private Placement and, as of September 23, 2008, beneficially owned 1.2% of the Common Shares.

Mr. McCann, a member of the Board, is a purchaser in the Private Placement. As of September 23, 2008, Mr. McCann beneficially owned 1.4% of the Common Shares. Mr. McCann also serves as Vice President of Longe and General Counsel of Riata.

Barbara and Terry Pope, Mr. Mitchell’s sister- and brother-in-law, are purchasers in the Private Placement. Mrs. Pope serves as trustee of various grantor retained annuity trusts for the benefit of Mr. Mitchell’s children that beneficially owned 9.1% of the Common Shares, as of September 23, 2008.

Mr. Bell, Executive Vice President of Riata, is a purchaser in the Private Placement. Mr. Bell also serves as manager of certain other entities controlled by Mr. Mitchell. As of September 23, 2008, Mr. Bell beneficially owned 0.5% of the Common Shares.

Gillco Energy, LP is not controlled by Mr. Mitchell. It has participated in projects with Mr. Mitchell and entities controlled by Mr. Mitchell since 2003. As of September 23, 2008, Gillco Energy, LP beneficially owned 0.6% of the Common Shares.

See “Structure of the Proposed Transactions” for a chart illustrating the ownership of the Corporation before and after the Longe Acquisition and the Private Placement by certain participants.

Effect of the Transactions on the Shareholders

As a result of the issuance of the Common Shares and the Purchase Warrants, the Shareholders will experience substantial dilution. The ownership percentage and voting power of Shareholders will be reduced. As of September 23, 2008, the Corporation had 79,732,428 Common Shares issued and outstanding, not including common share purchase warrants exercisable for 3,504,375 Common Shares and stock options exercisable for 4,413,334 Common Shares. After the Closing of the Longe Acquisition and the Private Placement, the Corporation will have 154,732,428 Common Shares issued and outstanding, not including common share purchase warrants exercisable for 13,504,375 Common Shares and stock options exercisable for 4,413,334 Common Shares, assuming no exercise of currently outstanding stock options or common share purchase warrants.

The following table illustrates the initial dilution to the Shareholders as a result of the approval of Proposals 1 and 2 based on 79,732,428 Common Shares outstanding as of September 23, 2008:

	Common Shareholders (excluding Interested Shareholders)		Interested Shareholders(1)
	Common Shares Owned	Percent of Voting Power	Common Shares Owned	Percent of Voting Power
Prior to the Transactions(2)	46,835,762	58.7%	32,896,666	41.3%
Following the Transactions(3)	46,835,762	30.3%	107,896,666	69.7%
Following the Transactions and Conversion of Purchase Warrants(4)	46,835,762	28.4%	117,896,666	71.6%

(1)	Interested Shareholders include Mr. Mitchell, Mr. McCann, Dalea, Riata TransAtlantic, Ms. Pope, Mr. Pope, Monte Bell, Mike Burnett (a manager of Riata), and Gillco Energy, LP.

(2)	Represents Common Shares and percentage of voting power prior to consummation of the Longe Acquisition and the Private Placement.

(3)	Represents Common Shares and percentage of voting power following issuance of Common Shares and Purchase Warrants in the Longe Acquisition and the Private Placement, prior to exercise of the Purchase Warrants.

(4)	Represents Common Shares and percentage of voting power following issuance of Common Shares and Purchase Warrants in the Longe Acquisition and the Private Placement, after exercise of the Purchase Warrants.

See “Structure of the Proposed Transactions” for a chart illustrating the ownership of the Corporation before and after the Longe Acquisition and the Private Placement by certain participants.

Change in Control Under U.S. Securities Laws

As of September 23, 2008, Mr. Mitchell beneficially owned 28.4% of the Common Shares. Following the Longe Acquisition and the Private Placement, Mr. Mitchell will beneficially own 64.7% of the outstanding Common Shares. As a result, Mr. Mitchell will control substantially all matters requiring Shareholder approval, including the election of directors and approval of significant corporate transactions. In addition, this concentration of ownership may delay or prevent a change in control of the Corporation after the Longe Acquisition and Private Placement, and make some future transactions more difficult or impossible without the support of Mr. Mitchell. The interest of Mr. Mitchell may not coincide with the Corporation’s interests or the interest of other Shareholders. Accordingly, Mr. Mitchell could cause the Corporation to enter into transactions or agreements that you would not approve or make decisions with which you may disagree.

Accounting Treatment

The Corporation is offering to acquire the outstanding shares of Longe, an early stage company. However, the operations of Longe do not meet the definition of a business in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” and Emerging Issues Task Force 98-3, “Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business.” Accordingly, assets acquired and liabilities assumed from Longe will be recorded at their estimated fair values.

U.S. Federal Income Tax Considerations

Following the Longe Acquisition and the Private Placement, the Corporation is expected to constitute a controlled foreign corporation for U.S. federal income tax purposes. Consequently, a U.S. Shareholder (including (i) a U.S. citizen or resident; (ii) a U.S. corporation; (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source; and (iv) a trust (A) if a court within the United States is able to exercise primary jurisdiction over its administration and one or more U.S. persons have authority to control all of its substantial decisions, or (B) if, in general, it was in existence on August 20, 1996, was treated as a U.S. person on the previous day, and made a valid election to continue to be so treated) who directly or indirectly owns 10% or more of the total combined voting power of all classes of shares in the Corporation entitled to vote and that holds Common Shares of the Corporation on the last day of the Corporation’s taxable year would be required to include in income, as a deemed dividend, its (i) pro rata share of the Corporation’s “Subpart F” income for the taxable year and (ii) share of the Corporation’s earnings invested in U.S. property. Subpart F income includes, among other items, certain types of passive income and income from certain types of transactions with related entities. Also, a disposition of Common Shares of the Corporation by a U.S. Shareholder may result in ordinary income rather than capital gain treatment.

Background to the Transactions

The Corporation’s relationship with Mr. Mitchell and certain entities controlled by Mr. Mitchell and his family members began upon completion of a two-part private placement of Common Shares, issuing 10,000,000 Common Shares at CDN $0.30 (or $0.30) per Common Share in April 2008, and 25,000,000 Common Shares at CDN $0.36 (or $0.36) per Common Share in May 2008. Also in April 2008, Longe became a partner in the Corporation’s licenses in Morocco. To reduce its cost structure and ensure the availability of equipment, Longe began acquiring oil field service equipment, including drilling rigs, for use in Morocco. Longe believed this vertically integrated approach would allow it to significantly reduce its costs over the long term and control the timing of development.

In response to a written proposal from Longe (the “Longe Proposal”), and after discussions between Longe and the Corporation’s management, the Board of Directors determined on August 6, 2008 that it would be in the best interests of the Corporation to adopt a vertically integrated project developer strategy and to pursue the acquisition of Longe in furtherance of this strategy. The vertical integration strategy requires more capital than prospect generation; however, overall costs, as compared to the traditional exploration and production model of contracting for oil field services at retail rates, are considerably lower, particularly in foreign countries where contractor costs are very high. Accordingly, the Corporation determined that the Longe Acquisition and Private Placement would be necessary in order to implement the new strategy and to fulfil existing drilling commitments. Following the Private Placement, the Corporation expects to have a portion of the cash resources to embark on a proposed ten-well drilling program in Morocco, Romania, and Turkey, as well as to acquire additional equipment needed for the Corporation’s planned service operations.

Special Committee Review

On August 6, 2008, the Board of Directors approved the formation of a Special Committee of the Board, composed of three independent directors, Alan Moon, Brian Bayley and Michael Winn, to evaluate the Longe Proposal and provide a recommendation to the Board with respect to this proposal. The Special Committee was authorized to retain its own legal counsel and financial and other advisors at the Corporation’s expense, in connection with its evaluation of the Longe Proposal.

The Special Committee first met on August 6, 2008, and appointed Michael Winn as its chair. Borden Ladner Gervais LLP was retained as legal counsel to the Special Committee and Erickson was retained in order to provide the necessary fairness opinions and valuations.

The Special Committee’s mandate and responsibilities were to investigate, analyze, consider, solicit, negotiate and provide advice and recommendations to the Corporation with respect to the Longe Proposal and the transactions proposed thereby (the “Potential Transaction”) and:

•

make such recommendations to the Board and Shareholders as the Special Committee considered advisable, including without limitation relating to the Board of Directors’ ultimate recommendation to the Shareholders with respect to the Potential Transaction;

•

ensure that Shareholders are provided with sufficient information with respect to the Potential Transaction, and the business and affairs of the Corporation, so as to enable them to make an informed decision with respect to the Potential Transaction;

•	consider and respond to all aspects of the Potential Transaction, including reviewing the terms of the Potential Transaction, and proposing any amendments thereto, if deemed appropriate;

•	deal with or authorize or direct management of the Corporation in dealing with all matters relating to the Potential Transaction;

•	provide advice and guidance to the Board as to:

•	whether the Potential Transaction is fair to the Corporation and the Shareholders and in the best interest of the Corporation as a whole, having regard to relevant considerations;

•	the content of resolutions and other actions reasonably desirable to give effect to the Potential Transaction; and

•	matters considered by the Special Committee to be reasonably ancillary to the Potential Transaction;

•

review and comment upon, in the course of preparation thereof, (i) all relevant and related purchase agreements and other related contracts and ancillary documents in connection with the Potential Transaction, and (ii) all circulars or documents mailed or delivered to the Shareholders in connection with the Potential Transaction, and, in particular, to approve those portions of such circulars and documents which pertain to the Special Committee, any opinions or valuations provided to the Special Committee and the recommendations of the Special Committee to the Board and of the Board to the Shareholders; and

•	if the Potential Transaction is approved, to maintain on behalf of the Board a review of its implementation.

It was acknowledged that the Longe Proposal gave rise to a conflict of interest and was to be treated as such by the Special Committee.

The Special Committee met periodically, formally and informally, and discussed the Potential Transaction and ultimately the Longe Acquisition and Private Placement with management of the Corporation. In addition, on a number of occasions, the Special Committee received progress reports on the Potential Transaction from members of the management of the Corporation. In addition, the Chairman of the Special Committee, as well as the Special Committee as a whole, had significant communication, formally and informally, with Erickson regarding the Longe Acquisition and the Private Placement.

On August 27, 2008, the Special Committee recommended that the Board of Directors accept the Longe Proposal, as amended. Also on August 27, 2008, the Board met to consider the recommendation of the Special Committee. The Board (other than Messrs. Mitchell and McCann, each of whom had an interest in the Potential Transaction and abstained from voting) unanimously accepted this recommendation and approved the Longe Proposal as amended.

Following such approval, Jeffrey S. Mecom, Vice President—Legal of the Corporation, on behalf of the Corporation and the Corporation’s outside advisers negotiated the terms of the Purchase Agreement, form of subscription agreement for use in the Private Placement and other ancillary documents. The Special Committee reviewed drafts of these agreements and discussed them with management of the Corporation.

On September 16, 2008, the Special Committee met to consider the draft Purchase Agreement and ancillary documents and receive the Fairness Opinion and Valuation from Erickson. The Special Committee considered the Longe Acquisition and Private Placement and the draft Purchase Agreement and determined, based on the current draft of the Fairness Opinion and Valuation, to recommend the approval of the Longe Acquisition and Private Placement to the Board.

Also on September 16, 2008, the Board of Directors met to consider the recommendation of the Special Committee. The Board (other than Messrs. Mitchell and McCann, each of whom had an interest in the Private Placement and the Longe Acquisition and abstained from voting) unanimously accepted this recommendation and approved the Longe Acquisition, the Private Placement and the draft Purchase Agreement and ancillary documentation. The Corporation and Longfellow entered into the Purchase Agreement on September 19, 2008.

Regulatory Approvals

Mr. Mitchell is considered a related party, as defined in MI 61-101, to TransAtlantic because he is a director of TransAtlantic and a control person of TransAtlantic (i.e., he owns or exercises control or direction over more than 20% of the issued and outstanding Common Shares). Longfellow is also considered a related party to TransAtlantic because Mr. Mitchell controls Longfellow. Mr. McCann is considered a related party to TransAtlantic because he is a director of TransAtlantic. As a result, the Longe Acquisition and the Private Placement are related party transactions. Since each of the Longe Acquisition and the Private Placement is considered a related party transaction, certain requirements under MI 61-101 must be met. A formal valuation of the shares of Longe must be obtained from an independent third party. In addition, minority approval, as defined in MI 61-101, must be sought and received for both the Longe Acquisition and the Private Placement. In determining minority approval, TransAtlantic shall exclude the votes attached to any Common Shares which are beneficially owned or over which control or direction is exercised by (i) any related party of TransAtlantic that is a party to the Longe Acquisition or the Private Placement (an “interested party” under MI 61-101), (ii) any related party of an interested party or (iii) any joint actor with any of the foregoing.

In addition to the requirements pursuant to MI 61-101, the policies of the TSX require Shareholder approval of both the Longe Acquisition and the Private Placement on a “disinterested” basis since the number of Common Shares which may be issued to insiders (as defined in the Securities Act (Ontario)) of the Corporation pursuant to the two transactions is greater than 10% of the Corporation’s current issued and outstanding Common Shares.

This means that, in addition to any votes on the transactions which must be excluded pursuant to MI 61-101, the Corporation must exclude the votes attaching to any Common Shares which are beneficially owned or over which control or direction is exercised by any persons participating in the transactions or their associates or affiliates.

As a result of the application of the requirements of MI 61-101 and the policies of the TSX, both Proposals 1 and 2 must be approved by a majority of the votes cast by holders of Common Shares, excluding the votes attached to any Common Shares owned or over which control or direction is exercised by the following persons (collectively, such persons being referred to as the “Interested Shareholders”): Mr. Mitchell, Mr. McCann, Dalea, Riata TransAtlantic, Ms. Pope, Mr. Pope, Monte Bell, Mike Burnett (a manager of Riata), and Gillco Energy, LP. The Interested Shareholders own or exercise control or direction over an aggregate of 32,896,666 Common Shares, representing approximately 41.3% of the outstanding Common Shares as of September  23, 2008.

Recommendation to the Shareholders

The Special Committee unanimously recommended to the Board of Directors that the Board approve the Private Placement and Longe Acquisition and that the Board recommend that the Shareholders vote in favour of Proposals 1 and 2. The Special Committee has also provided advice and guidance to the Board as to whether the Private Placement and Longe Acquisition are in the best interests of the Corporation as a whole. On September 16, 2008, at a special meeting, the Board, excluding Messrs. Mitchell and McCann, each of whom has an interest in the transactions and abstained from voting, unanimously resolved, based upon the recommendations of the Special Committee and the factors referred to below, that the Private Placement and Longe Acquisition are in the best interests of the Corporation and recommended that the Shareholders vote in favour of Proposals 1 and 2. The persons named in the enclosed form of proxy, if named as proxy, will vote FOR Proposals 1 and 2 unless the Shareholder has specified in the proxy form that his, her or its Common Shares are to be voted against either Proposal 1 or 2.

The Special Committee and the Board, in consultation with their financial and legal advisors, along with management of the Corporation, considered a number of factors in concluding that the Longe Acquisition and the Private Placement are in the best interests of the Corporation, in negotiating and entering into the Purchase Agreement and in recommending that the Shareholders approve Proposals 1 and 2. While the following description of the factors considered by the Special Committee and the Board is not intended to be exhaustive, the factors considered included those described below. Neither the Special Committee nor the Board considered it practical to quantify or otherwise assign relative weights to the various factors considered by them in reaching their decision:

•	the business, competitive position, strategy and prospects of the Corporation, the position of current and likely competitors and current industry, economic and market conditions;

•	the timing of the transactions and the potential for Longe, Longfellow or another party to be interested in pursuing a transaction with the Corporation in the future;

•

the financial analysis presented by representatives of Erickson, including a valuation of Longe and an opinion as to the fairness, from a financial point of view, to the Corporation and the Shareholders of (a) the consideration being offered by the Corporation to Longfellow for the purchase of all of the outstanding shares of Longe pursuant to the Longe Acquisition and (b) the Private Placement;

•

the possible alternatives to the transactions, the range of potential benefits to the Shareholders of the possible alternatives and the timing and the likelihood of accomplishing the Corporation’s goals through such alternatives; and

•

the Special Committee and Board of Directors’ assessment that none of the alternatives to the transactions were reasonably likely to present superior opportunities for the Corporation or to create greater value for the Shareholders, taking into account risks of execution as well as business, competitive, industry and market risks.

Reasons for the Transactions

The Special Committee, in consultation with its independent financial advisor, and the Board of Directors, excluding Messrs. Mitchell and McCann, each of whom has an interest in the transactions and abstained from voting, concluded that the Longe Acquisition and the Private Placement are in the best interests of the Corporation for a variety of reasons, including:

•

The Longe Acquisition and the Private Placement will provide the capital and resources necessary for the Corporation to shift from a prospect generating strategy to a vertically integrated project developer strategy. The historical prospect generating strategy limited the Corporation’s opportunity for meaningful growth. As a prospect generator, the Corporation acquired licenses and generated geologic prospects. Because of its limited capital base, the Corporation would then seek out partners who would pay a disproportionate share of exploration expenses in return for a controlling stake in the license. As a prospect generator, the Corporation found it difficult to generate enough revenue to cover its overhead. The Longe Acquisition and the Private Placement will provide the Corporation with much of the equipment and a starting capital base necessary to become a vertically integrated project developer.

•

A vertically integrated project developer strategy is a more efficient and cost-effective strategy than the previous business strategy of generating prospects. A vertically integrated project developer has the capacity to generate geologic prospects and drill those prospects with its own drilling rigs and associated equipment, while minimizing the need to use third party contractors. The Corporation believes that by owning its own drilling rigs and associated equipment, it will be able to reduce its costs of exploration and development compared to the costs that would be charged by third party providers of such services. The Corporation believes that in Morocco, Romania and Turkey, the availability of some services is limited and more expensive than in countries where activity levels are higher. By owning the equipment and locating it in the countries where the Corporation operates, the cost of mobilizing and demobilizing equipment to those countries can be avoided. In addition, by having control over the availability of its own equipment, the Corporation will be able to better control the timing of development.

•

The Longe Acquisition will consolidate the Corporation’s exploration opportunities in Morocco. Longe holds a right to participate in any new opportunities in the Guercif and Tselfat licenses and in northern Morocco where the Corporation has focused its exploration activities. By acquiring Longe, the Corporation will be able to evaluate each exploration opportunity and make a decision on whether to seek a drilling partner.

•

The acquisition of drilling rigs and service equipment will expand the Corporation’s opportunity to increase acreage in Morocco, Romania, and Turkey. Because the availability of drilling rigs and service equipment is limited in Morocco, Romania and Turkey, the Corporation believes third parties may seek out the Corporation to participate in their licenses on favorable terms to the Corporation because it can provide the drilling rigs and service equipment. The Corporation does not believe these opportunities would be available to it if it did not own its own drilling rigs and service equipment.

•

The Board expects the Private Placement to provide a portion of the capital necessary to embark on a proposed ten-well drilling program in Morocco, Romania, and Turkey, as well as to acquire additional equipment needed for the Corporation’s planned service operations.

In addition to the reasons provided above, the Special Committee and the Board considered the success of Mr. Mitchell’s prior oil and gas businesses where the cost structure was controlled through owning the service business and the potential conflicts of interests between Mr. Mitchell as a shareholder of the Corporation and his role as a beneficial owner of Longe, which is a partner to the Corporation in Morocco and provides services to the Corporation in Morocco.

Independent Fairness Opinion and Valuation

Overview

Under MI 61-101, an acquisition of an asset or shares from a related party of a reporting issuer is a “related party transaction” that requires the preparation of a formal valuation by a qualified independent valuator. The valuation must be prepared in a diligent and professional manner and must have an effective date not more than 120 days before the earlier of: (i) the date the Information Circular is first sent to the Shareholders; and (ii) the date the Information Circular is filed (on SEDAR), and the valuator should arrive at an opinion as to a value or range of values for the subject assets or shares. While the valuation is paid for by the reporting issuer, selection of the valuator and the supervision of the formal valuation is performed by a special committee.

On September 16, 2008, Erickson delivered its final written Fairness Opinion and Valuation as to the fairness, from a financial point of view, to the Corporation and the Shareholders of (i) the consideration being offered by the Corporation to Longfellow for the purchase of all of the outstanding shares of Longe pursuant to the Longe Acquisition and (ii) the Private Placement.

The following is a summary of the Fairness Opinion and Valuation dated September 12, 2008. This summary is qualified in its entirety by the Fairness Opinion and Valuation, a copy of which is attached to this Information Circular as Appendix “A.” Shareholders are urged to read the Fairness Opinion and Valuation in its entirety. The preparation of a Fairness Opinion and Valuation is a complex process and is not necessarily susceptible to partial analysis or summary description.

Engagement and Credentials of Erickson

Erickson was first contacted regarding the Potential Transaction on or around August 6, 2008. Erickson was formally engaged to act as financial advisor to the Special Committee pursuant to an Engagement Letter dated August 26, 2008. The terms of the Engagement Letter provide that Erickson is to be paid a fee of $60,000 for its services and will be reimbursed for its out-of-pocket expenses. In addition, the Corporation agrees to indemnify Erickson, its directors and agents including separate legal counsel, against certain expenses, losses, claims, actions, damages and liabilities arising from the Engagement Letter.

Erickson is a professional valuation and advisory firm that has operated in Dallas, Texas since 2003. Erickson specializes in business valuation, litigation support and strategic advisory services, serving both large and small clients, with a particular expertise in certain industries, including the energy industry. Erickson principals have performed valuations and securities analysis on hundreds of businesses throughout the United States and Canada including valuations pursuant to Canadian securities laws. Don Erickson, President of Erickson, was a former Senior Valuation Partner with Ernst & Young for nearly 20 years.

The Special Committee has determined that Erickson is qualified in accordance with MI 61-101.

Independence of Erickson

Neither Erickson nor any of its affiliates is an insider, associate or affiliate (as those terms are defined in the Securities Act (Alberta)) of the Corporation, Longe or any of their respective associates or affiliates. Erickson has not been engaged to provide any financial advisory services nor has it participated in any financing involving Longfellow, Longe or any of its associates or affiliates, within the past two years, other than services provided under the Engagement Letter.

There are no understandings, agreements or commitments between Erickson and the Corporation, Longe or any of their respective associates or affiliates with respect to any future business dealings. The compensation of Erickson under the Engagement Letter does not depend in whole or in part on the conclusions reached in the Fairness Opinion and Valuation, or upon the outcome of the Longe Acquisition or Private Placement.

The Special Committee has determined that Erickson is independent in accordance with MI 61-101.

Scope of Review

In arriving at the estimates of fair market value for the assets of Longe, Erickson applied generally-accepted valuation procedures based upon economic and market factors and performed the following steps:

•	discussed with management of the Corporation the chronology of events leading up to the transaction;

•	reviewed underlying assumptions, analyses and conclusions of management and third parties concerning the valuation of the underlying assets of Longe;

•	discussed with management the nature and operations of the Corporation, including historical trends, prospects for future growth and risk factors affecting future performance;

•	discussed with management the future performance estimates for the Corporation and the assumptions underlying these estimates;

•	reviewed the industry as well as the economic competitive environment in which the Corporation operates;

•	reviewed various strategic plans, projections and forecasts;

•	developed a range of fair market value estimates for the assets and liabilities of Longe and the warrant portion of the consideration being paid by the Corporation;

•	reviewed the Purchase Agreement;

•	prepared the Fairness Opinion and Valuation, which outlines the methodology employed and the assumptions utilized in its analysis for purposes of rendering the Fairness Opinion and Valuation; and

•	presented its findings to the Special Committee.

Assumptions and Limitations

In arriving at its Fairness Opinion and Valuation, Erickson assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information provided to it for the purposes of its opinion. Erickson did not independently verify the furnished information of the Corporation or Longe.

The preparation of the Fairness Opinion and Valuation involved various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances. Therefore such a Fairness Opinion and Valuation is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at its Fairness Opinion and Valuation, Erickson did not attribute any particular weight to any analysis or factor considered but rather made qualitative judgments as to the significance and relevance of each analysis or factor. In its analyses, Erickson made numerous assumptions with respect to the industry, general business and economic conditions and other matters, many of which are beyond the control of the Corporation. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of the business do not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

Erickson’s Fairness Opinion and Valuation were based on economic, market, financial and other conditions as they existed as of the date of the Fairness Opinion and Valuation, and on the information made available to Erickson as of the date of the Fairness Opinion and Valuation. Although subsequent developments may affect the conclusion reached in the Fairness Opinion and Valuation, Erickson has no obligation to update, revise, or reaffirm the Fairness Opinion and Valuation.

The terms of the Longe Acquisition and the Private Placement, including the consideration to be paid in connection with each transaction, were determined by the Corporation and were approved by the Special Committee and the Board of Directors (other than Messrs. Mitchell and McCann, each of whom had an interest in the transactions and abstained from voting).

Valuation

The Fairness Opinion and Valuation are reported in U.S. dollars unless noted otherwise.

In estimating the fair market value of the equity of Longe, Erickson identified and valued the assets being transferred and deducted the liabilities associated with those assets. Since Longe is not an operating entity, but a holding company with no operations or personnel, Erickson estimated the fair market value of its underlying assets and liabilities. The Longe assets include oil and gas machinery and equipment, interests in oil and gas permits in Morocco, a letter of credit, a direct benefit given to Longe and the Corporation by Longfellow providing a $25 million drilling program guarantee related to drilling obligations in Morocco, and a $2.9 million cash reserve for purchases of equipment. The following sets out the summary of the valuation.

Fair Market Value ($millions)
Assets*
Machinery & Equipment	52.1
Guarantee from Longfellow	1.2
Moroccan Mineral Interests	9.3
Longe Letter of Credit	2.0
Cash Reserve for Purchases	2.9

Total Assets	67.5

Accounts Payable Equipment	5.4
Accounts Payable – Seismic Shoot	1.4

Net Equity	60.7

*	As of Closing it is estimated that there will either be no liabilities or Longe will have cash on hand for all but $5.4 million of accounts payable for asset purchase agreements.

Fairness Opinion

Erickson reviewed the transactions of and analyzed the nature of the business of the Corporation, its history and underlying asset valuations. Separately, Erickson estimated the fair market value of the shares of Longe at approximately $61 million as of September 12, 2008. In Erickson’s opinion, the fair market value of the Longe shares exceeds the consideration proposed to be given to Longfellow by the Corporation.

In Erickson’s opinion, the proposed acquisition of Longe by the Corporation is fair, from a financial point of view, to the Corporation and the Shareholders as of September 12, 2008.

In Erickson’s opinion, the Private Placement is also fair, from a financial point of view, to the Corporation and the Shareholders as of September 12, 2008.

The complete text of the Fairness Opinion and Valuation which sets forth, among other things, the scope of Erickson’s review and the assumptions, limitations and methodologies relied upon by Erickson in preparing the Fairness Opinion and Valuation, is included in Appendix “A” to this Information Circular. Shareholders are urged to read the Fairness Opinion and Valuation carefully and in its entirety.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known to us about the beneficial ownership of our Common Shares on September 23, 2008 and after giving effect to the Longe Acquisition and Private Placement held by:

•	each person or entity whom we know to own beneficially more than five percent of our Common Shares;

•	each of our named executive officers and directors; and

•	all of our directors and executive officers as a group.

Unless otherwise indicated in the footnotes, each person or entity listed in the following table has sole voting power and investment power over the Common Shares listed as beneficially owned by that person or entity. Percentages of beneficial ownership are based on 79,732,428 Common Shares outstanding on September 23, 2008. Unless otherwise indicated in the footnotes, the address for each listed person is c/o TransAtlantic Petroleum Corporation, Suite 1840, 444 – 5th Ave., Calgary, Alberta T2P 2T8.

Name	Number of Common Shares Beneficially Owned(1)		Percentage of Common Shares Beneficially Owned(1)	Number of Common Shares to be Purchased		Number of Common Shares Beneficially Owned Following Private Placement and Longe Acquisition		Percentage of Common Shares Beneficially Owned Following Private Placement and Longe Acquisition
Scott C. Larsen	1,052,153	(2)	1.3%	0		1,052,153	(2)	*
Hilda Kouvelis	195,000	(3)	*	0		195,000	(3)	*
Jeffrey S. Mecom	233,333	(4)	*	0		233,333	(4)	*
Michael D. Winn	930,000	(5)	1.2%	0		930,000	(5)	*
Brian B. Bayley	393,334	(6)	*	0		393,334	(6)	*
Alan C. Moon	461,947	(7)	*	0		461,947	(7)	*
Matthew McCann	1,116,666	(8)	1.4%	250,000		1,366,666	(8)	*
N. Malone Mitchell, 3rd	22,646,666	(9)	28.4%	83,965,000	(10)	106,611,666	(11)	64.7%

All executive officers and directors as a group (8 persons)	27,029,999	(12)	32.9%	84,215,000	(10)	111,244,999	(11)	66.6%

Barbara Pope	7,965,000	(13)	10.0%	85,000		8,050,000		5.2%
1491 Cooks Corner Rd
Pottsboro, TX 75076

Dalea Partners, LP(14)	21,652,722		27.2%	21,708,917		43,361,639		28.0%
4801 Gaillardia Parkway
Suite 350
Oklahoma City, OK 73142

The Rule Family Trust	4,106,176	(15)	5.1%	0		4,106,176		2.7%
7770 El Camino Real
Carlsbad, California 72009

Longfellow Energy, LP(16)	0		*	49,583,333	(17)	49,583,333		37.7%
4801 Gaillardia Parkway
Suite 350
Oklahoma City, OK 73142

*	Less than 1% of the outstanding Common Shares.

(1)

Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose, including under Canadian securities laws. The number of Common Shares shown as beneficially owned includes Common Shares which for Canadian securities law purposes may not be beneficially owned but over which a person would be deemed to exercise control or direction. The number of Common Shares shown as beneficially owned includes Common Shares subject to options exercisable within 60 days after September 23, 2008. Common Shares subject to options exercisable within 60 days after September 23, 2008 are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity.

(2)	Includes 670,000 Common Shares subject to options.

(3)	Includes 175,000 Common Shares subject to options.

(4)	Includes 208,333 Common Shares subject to options.

(5)	Includes 735,000 Common Shares subject to options.

(6)	Includes 203,334 Common Shares subject to options.

(7)	Includes 343,334 Common Shares subject to options.

(8)	Includes 16,666 Common Shares subject to options.

(9)	Based on a Schedule 13D/A filed on August 28, 2008. Includes 21,652,722 Common Shares held by Dalea and 977,278 Common Shares held by Riata TransAtlantic. Dalea Management is the general partner of Dalea. Mr. Mitchell is a partner of Dalea and a manager of Dalea Management. Dalea, Dalea Management and Mr. Mitchell share voting and investment power over the shares held by Dalea and may be deemed to beneficially own these shares. Riata TransAtlantic is managed by Mr. Mitchell, who has voting and investment power over the shares held by Riata TransAtlantic and may be deemed to beneficially own these shares. Mr. Mitchell is the Chairman of the Corporation.

(10)	Includes the 10,000,000 Common Shares purchasable upon exercise of the Purchase Warrants, 21,708,917 Common Shares to be purchased by Dalea, 172,750 Common Shares to be purchased by Riata TransAtlantic and 39,583,333 Common Shares to be purchased by Longfellow.

(11)	Includes the Common Shares described in footnotes 9 and 10.

(12)	Reflects the information in footnotes (1) through (9) above.

(13)	Based on a Schedule 13D/A filed on July 24, 2008. Includes (i) 685,000 Common Shares owned directly by Ms. Pope and her spouse; (ii) 7,000,000 Common Shares owned equally by the following Grantor Retained Annuity Trusts: Barbara Pope, Trustee of the Amy Mitchell GRAT #2005 for the benefit of Alexandria Nicole Mitchell; Barbara Pope, Trustee of the Amy Mitchell GRAT #2005 for the benefit of Noah Malone Mitchell, 4th; Barbara Pope, Trustee of the Amy Mitchell GRAT #2005 for the benefit of Stevenson Briggs Mitchell; Barbara Pope, Trustee of the Amy Mitchell GRAT #2005 for the benefit of Elizabeth Lee Mitchell; and (iii) 280,000 Common Shares owned equally by the following Grantor Retained Annuity Trusts: Barbara Pope, Trustee of the Malone Mitchell GRAT #2005 for the benefit of Alexandria Nicole Mitchell; Barbara Pope, Trustee of the Malone Mitchell GRAT #2005 for the benefit of Noah Malone Mitchell, 4th; Barbara Pope, Trustee of the Malone Mitchell GRAT #2005 for the benefit of Stevenson Briggs Mitchell; and Barbara Pope, Trustee of the Malone Mitchell GRAT #2005 for the benefit of Elizabeth Lee Mitchell. Ms. Pope has sole voting and investment control with respect to the Common Shares held in each of the foregoing grantor retained annuity trusts as trustee of each such trust. Ms. Pope disclaims beneficial ownership of these Common Shares. Ms. Pope is the sister-in-law of Mr. Mitchell.

(14)	Dalea Management is the general partner of Dalea. Mr. Mitchell is a partner of Dalea and a manager of Dalea Management. Dalea, Dalea Management and Mr. Mitchell share voting and investment power over the shares held by Dalea and may be deemed to beneficially own these shares.

(15)	Based on a Schedule 13G filed on February 14, 2008.

(16)	Mr. Mitchell, his wife and children indirectly own 100% of Longfellow. Mr. Mitchell has voting and investment power over the shares held by Longfellow and may be deemed to beneficially own these shares.

(17)	Includes the 10,000,000 Common Shares purchasable upon exercise of the Purchase Warrants.

STRUCTURE OF THE PROPOSED TRANSACTIONS

The following charts illustrate the ownership of the Corporation and Longe before and after the consummation of the Longe Acquisition and the Private Placement, by all participants in the transactions that are current directors, executive officers or beneficial owners of more than five percent of our Common Shares. For detailed information on the number of shares issued to each entity and individual in the Longe Acquisition and the Private Placement, see “Proposal 1—Description of the Longe Acquisition” and “Proposal 2.”

Beneficial ownership as reported in the charts below has been determined in accordance with Rule 13d-3 under the Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose, including under Canadian securities laws. The number of Common Shares shown as beneficially owned includes Common Shares which for Canadian securities law purposes may not be beneficially owned but over which a person would be deemed to exercise control or direction. The number of Common Shares shown as beneficially owned includes Common Shares subject to options exercisable within 60 days after September 23, 2008. The footnotes to both charts appear at the end of this section.

Ownership Structure on September 23, 2008

Ownership Structure Following Private Placement and Longe Acquisition

(1)	Includes 16,666 Common Shares subject to options.

(2)	Includes (i) 685,000 Common Shares owned directly by Ms. Pope and her spouse; (ii) 7,000,000 Common Shares owned equally by the following Grantor Retained Annuity Trusts: Barbara Pope, Trustee of the Amy Mitchell GRAT #2005 for the benefit of Alexandria Nicole Mitchell; Barbara Pope, Trustee of the Amy Mitchell GRAT #2005 for the benefit of Noah Malone Mitchell, 4th; Barbara Pope, Trustee of the Amy Mitchell GRAT #2005 for the benefit of Stevenson Briggs Mitchell; Barbara Pope, Trustee of the Amy Mitchell GRAT #2005 for the benefit of Elizabeth Lee Mitchell; and (iii) 280,000 Common Shares owned equally by the following Grantor Retained Annuity Trusts: Barbara Pope, Trustee of the Malone Mitchell GRAT #2005 for the benefit of Alexandria Nicole Mitchell; Barbara Pope, Trustee of the Malone Mitchell GRAT #2005 for the benefit of Noah Malone Mitchell, 4th; Barbara Pope, Trustee of the Malone Mitchell GRAT #2005 for the benefit of Stevenson Briggs Mitchell; and Barbara Pope, Trustee of the Malone Mitchell GRAT #2005 for the benefit of Elizabeth Lee Mitchell. Ms. Pope has sole voting and investment control with respect to the Common Shares held in each of the foregoing grantor retained annuity trusts as trustee of each such trust. Ms. Pope disclaims beneficial ownership of these Common Shares. Ms. Pope is the sister-in-law of Mr. Mitchell.

(3)	Includes 977,278 Common Shares held by Riata TransAtlantic. Riata TransAtlantic is managed by Mr. Mitchell, who has voting and investment power over the shares held by Riata TransAtlantic and may be deemed to beneficially own these shares. Riata TransAtlantic is owned by employees of Riata and Longfellow.

(4)	Dalea Management is the general partner of Dalea. Mr. Mitchell is a partner of Dalea and a manager of Dalea Management. Dalea, Dalea Management and Mr. Mitchell share voting and investment power over the shares held by Dalea and may be deemed to beneficially own these shares. Mr. Mitchell and his wife own 100% of Dalea.

(5)	Includes 1,150,082 Common Shares held by Riata TransAtlantic.

(6)	Includes the 10,000,000 Common Shares purchasable upon exercise of the Purchase Warrants. Mr. Mitchell, his wife and children indirectly own 100% of Longfellow.

THE CORPORATION AFTER THE TRANSACTIONS

General

Following completion of the Longe Acquisition and the Private Placement, the Corporation will continue to be engaged in the exploration and development of crude oil and natural gas in Morocco, Turkey and Romania. However, with the acquisition of Longe and its service equipment, which includes four drilling rigs, the Corporation will acquire the drilling rigs and service equipment necessary to become a vertically integrated project developer rather than a prospect developer. Management believes that this change in operating strategy has a number of advantages. The vertical integration strategy requires more capital than prospect generation; however, overall costs, as compared to the traditional exploration and production model of contracting for oil field services at retail rates, are considerably lower, particularly in foreign countries where contractor costs are very high. In addition, the Longe Acquisition will consolidate the Corporation’s and Longe’s oil and gas interests in Morocco. The Corporation will operate over 2.5 million net exploration acres (10,158 square kilometers) in Morocco (4.2 million gross exploration acres or 17,080 square kilometers). See “Information Concerning Longe—Overview of the Business—Oil and Gas Interests.” The acquisition of drilling rigs and service equipment will expand the Corporation’s opportunity to increase acreage in Morocco, Romania, and Turkey. Because the availability of drilling rigs and service equipment is limited in Morocco, Romania and Turkey, the Corporation believes third parties may seek out the Corporation to participate in their licenses on favourable terms to the Corporation because it can provide the drilling rigs and service equipment. The Corporation does not believe these opportunities would be available to it if it did not own its own drilling rigs and service equipment. In addition, the Corporation expects to have a portion of the capital necessary to embark on a proposed ten-well drilling program in Morocco, Romania, and Turkey, as well as to acquire additional equipment needed for the Corporation’s planned service operations.

Selected Unaudited Pro Forma Financial Information

See Appendix “E” to this Information Circular, “Unaudited Pro Forma Consolidated Financial Statements of TransAtlantic Petroleum Corp.” for certain unaudited pro forma consolidated financial information of the Corporation and Longe. The unaudited pro forma consolidated balance sheet as of June 30, 2008 gives effect to the Longe Acquisition and the Private Placement as if they had occurred on June 30, 2008. The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2008 gives effect to the Longe Acquisition and the Private Placement as if they had occurred on April 14, 2008, the date Longe was formed.

The unaudited pro forma consolidated financial statements are for illustrative purposes only and are not necessarily indicative of the results of operations or the financial position of the Corporation that would have resulted had the Longe Acquisition and Private Placement been effected on the dates indicated, or the results that may be obtained in the future.

OTHER INFORMATION CONCERNING TRANSATLANTIC

The Corporation maintains its principal executive offices at Suite 1840, 444 – 5th Ave., S.W., Calgary, Alberta T2P 2T8. The telephone number of the Corporation is (403) 262-8556.

Trading in Common Shares

The Common Shares are listed and posted for trading on the TSX under the symbol “TNP.” There is no established public trading market for trading of the Common Shares in the United States. The following table sets forth the reported high and low sale prices and volume of trading of such shares on the TSX for the months indicated:

	High	Low	Volume
	(CDN$)	(CDN$)
2008
April	0.69	0.29	4,940,725
May	1.44	0.48	3,953,938
June	1.50	0.95	2,619,770
July	1.73	1.12	4,678,102
August	1.56	1.16	1,775,646
September (1-23)	1.45	1.15	1,299,218

On August 26, 2008, the last full trading day before the public announcement of the Longe Acquisition and the Private Placement, the closing price for the Common Shares was CDN$1.31 (or $1.25) per Common Share. The five-day volume weighted average trading price, calculated in accordance with the rules of the TSX, on such date was CDN$1.24 (or $1.18 per Common Share). On [—], 2008, the latest practicable trading day before the printing of this Information Circular, the closing price for the Common Shares was CDN$[—] (or $[—]) per Common Share.

Interests of Informed Persons in Material Transactions Under Canadian Law

No “informed person” (as defined in National Instrument 51-102) and no associate or affiliate of the foregoing persons has or has had any material interest, direct or indirect, in any transaction completed since the beginning of the Corporation’s most recently completed fiscal year, or in any proposed transaction, which in either such case has materially affected or would materially affect the Corporation or any of its subsidiaries other than (i) Messrs. Mitchell and McCann and their respective associates and affiliates, in connection with the proposed Longe Acquisition and Private Placement as described under “The Proposed Transactions” and (ii) as described below.

On April 8, 2008, Dalea, which is controlled by Mr. Mitchell, as described under “The Proposed Transactions—Interests of Related Persons,” purchased 10,000,000 Common Shares at CDN$0.30 (or $0.30) per Common Share pursuant to the first stage of a two-stage private placement and, on May 30, 2008, Dalea and another entity controlled by Mr. Mitchell purchased a further 12,630,000 Common Shares at CDN$0.36 (or $0.36) per Common Share pursuant to the second stage of such private placement. Mr. McCann also participated in the second stage of the private placement, purchasing 1,100,000 Common Shares at CDN$0.36 (or $0.36) per Common Share. In addition, on April 8, 2008, the Corporation entered into a $2.0 million short-term loan with Riata, which is also controlled by Mr. Mitchell. The Corporation repaid the loan in full on May 30, 2008 in connection with the closing of the second stage of the private placement. However, neither Mr. Mitchell nor Mr. McCann were informed persons of the Corporation on March 28, 2008 which is the date when Riata first agreed to participate in the private placement and provide the short-term loan to the Corporation.

Effective May 1, 2008, the Corporation and Riata, which is controlled by Mr. Mitchell, as described under The Proposed Transactions—Interests of Related Persons,” entered into a services agreement under which the Corporation and Riata agreed to provide technical and administrative services to each other from time to time on an as-needed basis. For further information, please refer to the Corporation’s management discussion and analysis for the three and six month periods ended June 30, 2008 which has been filed through and is available on SEDAR.

Ownership of Shares by Directors and Officers of TransAtlantic Under Canadian Securities Laws

To the knowledge of the Corporation, after reasonable enquiry, the directors and officers of the Corporation and their respective associates and affiliates own or exercise control or direction over an aggregate of 24,678,332 Common Shares, representing 31% of the issued and outstanding Common Shares as of September 23, 2008. Such amount is calculated pursuant to Canadian securities law, and has not been determined in accordance with Rule 13d-3 under the Exchange Act.

Benefits from the Longe Acquisition

No director or executive officer of the Corporation will benefit from the Longe Acquisition or the Private Placement differently from the other Shareholders of the Corporation, except for Messrs. Mitchell and McCann. See “The Proposed Transactions—Interests of Related Persons.”

Material Changes in the Affairs of the Corporation

TransAtlantic is not aware of any information which indicates that any material change has occurred in the affairs of the Corporation since the date of the last published financial statements of the Corporation, other than as has been publicly disclosed by TransAtlantic.

The Corporation has no knowledge of any other matter that is not disclosed herein and has not previously been generally disclosed but which would reasonably be expected to affect the decision of the Shareholders to approve or reject the Longe Acquisition and the Private Placement.

Prior Sales

The Corporation has not purchased or sold any securities of the Corporation, excluding securities purchased or sold pursuant to the exercise of employee stock options and conversion rights, during the preceding twelve months other than the following sales pursuant to private placements:

Date	Number of Common Shares Issued	Issue Price per Common Share
April 8, 2008	10,000,000 Common Shares	CDN$	0.30
May 30, 2008	25,000,000 Common Shares	CDN$	0.36

Dividend Policy

The Corporation has not paid any dividends with respect to the Common Shares to date and does not currently intend to pay any dividends in the near future. The directors of the Corporation intend to review the dividend policy from time to time.

Expenses in Connection with the Proposed Transactions

The fees and expenses of the Corporation in connection with the Longe Acquisition and the Private Placement are estimated to be approximately $770,000. These expenses include the independent valuator fees, legal advisory fees, as well as the costs associated with applications to regulatory authorities and the preparation, printing and mailing of the proxy materials for the Special Meeting of Shareholders. The Corporation expects to pay these fees and expenses out of its working capital.

Indebtedness of Directors and Officers

None of the directors, executive officers or employees of the Corporation or any of its subsidiaries or persons who were directors, executive officers or employees of the Corporation or any of its subsidiaries or the associates of such persons are or have been indebted to the Corporation or its subsidiaries at any time since the beginning of the Corporation’s last completed fiscal year. Furthermore, none of such persons were indebted to a third party during such period where their indebtedness was the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by the Corporation or its subsidiaries.

INFORMATION CONCERNING LONGE

General

Longe was incorporated on April 14, 2008 under the Bermuda Companies Act 1981 as a limited company. Its registered office is located at 22 Victoria Street, OP Box HM 1179 Hamilton, Bermuda HM EX and its principal business office is located at 4801 Gaillardia Parkway, Suite 225, Oklahoma City, Oklahoma 73142. Longe’s telephone number is (405) 286-6324.

The following table presents the name, the percentage of voting securities owned and the jurisdiction of incorporation of Longe’s subsidiaries, none of which have carried on any business to date:

Name of Subsidiary	Percentage Owned	Jurisdiction of Subsidiary
Viking International Limited	100%	Bermuda
Longe Energy Cyprus Limited	100%	Cyprus
Riata Energy Turkiye Ltd.	100%	Bermuda

The authorized capital stock of Longe consists of 1,000 shares, par value $0.10 per share. As of the date of hereof, there are issued and outstanding 1,000 shares of Longe all of which are owned beneficially and of record by Longfellow. Longe has no other securities which are issued and outstanding.

Overview of the Business

Longe is a vertically integrated, development stage company engaged in oil and gas exploration and development in Morocco. Longe was originally incorporated in April 2008 in order to participate with the Corporation in the Corporation’s Tselfat and Guercif exploration permits in Morocco. To reduce its costs structure and ensure the availability of equipment, Longe began acquiring oil field service equipment, including two drilling rigs, for use in Morocco. Longe believed this vertically integrated approach would allow it to significantly reduce its costs over the long-term and control the timing of development. In July 2008, the Corporation and Longe both agreed to farm-in to the Ouezzane-Tissa and Asilah exploration permits held by Direct in northern Morocco. See “—Ouezzane-Tissa and Asilah” below. Longe expects to acquire additional oil and gas service field equipment, including two drilling rigs, which Longe expects to deploy to Morocco, Romania and Turkey in the fourth quarter of 2008.

Longe’s first drilling rig is currently in Morocco on a well known as the MSD#1 well. This well represents the commencement of Longe’s service operations. Through the fourth quarter of 2008, Longe expects to mobilize one additional rig to Morocco and one rig to each of Romania and Turkey. Those rigs will be utilized in drilling on the Corporation’s licenses or farmouts. In Morocco, Romania, and Turkey, the Corporation is expected to be Longe’s principal customer. In addition to drilling rigs, Longe has also acquired other equipment to support drilling operations, including trucks, tools, and spare parts. Finally, Longe has acquired or ordered sufficient tubulars to meet the Corporation’s needs for several wells.

Mr. Mitchell has been actively involved in the oil and gas business, including the service business, for over 20 years. He founded Riata Energy, Inc. (“Riata Energy”) in 1985. At Riata Energy, Mr. Mitchell adopted a strategy of vertically integrating operations. He believed this reduced Riata Energy’s overall cost of operations and gave greater control over development of Riata Energy’s properties. While employing this strategy, he built Riata Energy into one of the largest privately held land drillers in the United States. At the time of his departure from Riata Energy in 2006, Riata Energy owned or operated 43 drilling rigs and had proved reserves of 1 Tcf. Riata Energy, now known as SandRidge Energy, Inc., is now a public company traded on the NYSE under the ticker “SD.”

Oil and Gas Information

As of the date hereof, all of Longe’s oil and gas interests are in undeveloped properties in Morocco. Longe has no oil and gas reserves and no related future net revenue. The following table sets out Longe’s undeveloped land position in Morocco as of the date hereof.

	Exploration Acreage
	Gross(1)	Net(2)
Guercif	962,000	481,000
Tselfat	222,345	111,173
Ouezzane-Tissa and Asilah	3,036,068	759,017

Total	4,220,413	1,351,190

(1)	“Gross” means the total number of acres in which Longe has a working interest.

(2)	“Net” means the sum of the products obtained by multiplying the number of gross acres by Longe’s percentage working interest therein.

Guercif

Pursuant to a participation agreement among Longe (50%), TransAtlantic (30%) and Stratic Energy Corporation (20%), Longe has agreed to bear the entire cost of an initial three-year work program as consideration for its 50% interest in two exploration permits covering a total of 3,893 square kilometers (962,000 acres) in the Guercif area in northeastern Morocco. TransAtlantic is operator of the Guercif exploration permits during the initial three-year period. The Guercif exploration permits are for an eight-year term divided into three periods. The initial three-year work program is estimated to cost approximately $4.5 million and is expected to include the re-entry of the MSD#1 well and the acquisition of 300 kilometers of 2-D seismic. Not including the cost of the re-entry, which is expected to commence in the fourth quarter of 2008, Longe has spent approximately $1.5 million through August 2008. In addition, Longe has posted a $2 million bank guarantee in support of the program.

Tselfat

Longe has an option to acquire 50% of TransAtlantic’s interest in the Tselfat exploration permit which covers 900 square kilometers (222,345 acres) in northern Morocco. TransAtlantic is operator of the Tselfat exploration permit which has three fields: Haricha, Bou Draa and Tselfat. The initial three-year work program involves shooting a 3-D seismic survey over an area of at least 50 square kilometers and drilling a well to a depth exceeding 2,000 meters. TransAtlantic has posted a $2.0 million bank guarantee with the Moroccan government in support of the program. In exchange for its option to acquire 50% of TransAtlantic’s interest, Longe has funded approximately $6.3 million to cover the cost to acquire a 3-D seismic survey over the Haricha field and northern portion of the Bou Draa field and to fund the cost of additional geological studies. In addition, if Longe exercises its option, it is committed to (i) fund the drilling and testing of an exploratory well; and (ii) replace TransAtlantic’s bank guarantee.

Ouezzane-Tissa and Asilah

Longe and TransAtlantic have each agreed to farm-in to the Ouezzane-Tissa and Asilah exploration permits held by Direct in northern Morocco. The two exploration permits cover seven blocks with a combined area of 12,287 square kilometers (3,036,068 acres). Under the farm-in agreement, Longe and TransAtlantic will each earn a 25% interest in the Ouezzane-Tissa and Asilah exploration permits by paying for 100% of the costs of drilling three wells on the Ouezzane-Tissa permit. If one of the three wells is a commercial success, as defined in the farm-in agreement, then Longe and TransAtlantic will pay for the drilling of a fourth well. TransAtlantic will be the operator of the Ouezzane-Tissa and Asilah exploration permits, subject to government approval. Longfellow has posted a $25 million guarantee of both Longe’s and TransAtlantic’s commitments under the farm-in agreement with Direct. Longfellow will continue to provide this guarantee following the proposed sale of its interests in Longe to TransAtlantic.

Commercial Terms

On all exploration acreage in Morocco, Longe’s interests and the interests of its partners are subject to the 25% interest in the exploration permits held by the national oil company of Morocco, Office National des Hydrocarbures et des Mines (“ONHYM”). During the exploration phase of each exploration permit, Longe and its partners will operate and bear 100% of the costs to earn a 75% interest. ONHYM is carried for 25% of the costs during the exploration phase. Once a discovery is made, the area covered by the discovery is converted into an exploitation concession. Under an exploitation concession, Longe and its partners (75%) and ONHYM (25%) will each pay their share of costs.

Upon conversion to an exploitation concession, a discovery bonus is paid to ONHYM, and when certain sustained daily production levels are reached, one-time production bonuses are paid. At Tselfat, Ouezzane-Tissa and Asilah, the discovery bonus is $500,000 and the production bonuses are as follows: 15,000 Bbls/d – $750,000; 25,000 Bbls/d – $1 million; 35,000 Bbls/d – $2 million and 50,000 Bbls/d – $3 million. At Guercif, the discovery bonus is $500,000 and the production bonuses are as follows: 10,000 Bbls/d – $500,000; 20,000 Bbls/d – $750,000; 30,000 Bbls/d – $1 million and 50,000 Bbls/d – $3 million.

There is a ten-year tax holiday in Morocco on revenues from petroleum production commencing in the year in which production begins. After ten years, the corporate tax rate is 30%. Oil and gas exploration activities are exempt from both value-added tax and customs duties. The royalty paid to the Moroccan government for onshore production is 10% on oil and 5% on gas. In addition, the first approximately 2.1 million barrels of oil production and the first approximately 11 billion cubic feet of gas production are exempt from royalty. Once an area is converted into an exploitation concession, surface rentals of $2.85 per acre are paid annually.

Licensing Regime

The licensing process in Morocco for oil and gas concessions occurs in three stages: Reconnaissance License, Exploration Permit and then Exploitation Concession.

Under a Reconnaissance License, the Government grants exploration rights for a one-year term to conduct seismic and other exploratory activities, but not drilling. The size may be very large and generally is unexplored or under explored. The Reconnaissance License may be extended for up to one additional year. Interests under a Reconnaissance License are not transferable. The recipient of a Reconnaissance License commits to a work program and posts a bank guarantee in the amount of the estimated cost for the program. At the end of the term of the Reconnaissance License, the license holder must designate one or more areas for conversion to an Exploration Permit or relinquish all rights.

An Exploration Permit, which is codified in a Petroleum Agreement, is for a term of up to eight years and covers an area not to exceed 2,000 square kilometers. Under an Exploration Permit, exploration and appraisal studies and operations are undertaken in order to establish the existence of oil and gas in commercially exploitable quantities. This generally entails the drilling of exploration wells to establish the presence of oil and/or gas and such additional appraisal wells as may be necessary to determine the limits and the productive capacity of a hydrocarbon deposit to determine whether or not to go forward to develop and produce the prospect. The eight-year term under an Exploration Permit is divided into three separate time frames of 2-3 years each. A distinct work program is negotiated for each separate term and the oil company then must post a bank guarantee to cover the cost of the work program for that term. The interests under an Exploration Permit are 75% to the oil company and 25% to ONHYM. Interests under an Exploration Permit are transferable. However, 100% of the costs of all activities under an Exploration Permit are borne by the oil company.

An Exploitation Concession is applied for upon the discovery of a commercially exploitable field. The concession size corresponds to the area of the commercial discovery. The maximum duration of an Exploitation Concession is 25 years. Once an Exploitation Concession becomes effective, then the costs incurred for the development of the field are to be funded by the parties in proportion to their respective percentage interests (75% oil company, 25% ONHYM). The oil company serves as operator. The oil company and ONHYM enter into an Association Contract (similar to a joint operating agreement) to govern operations on the concession. Interests under an exploitation concession are transferable. All production is sold at market prices. A bonus (the amount of which is negotiated at the time of negotiation of a Petroleum Agreement) is paid to the Government by the oil company upon conversion to an Exploitation Concession. Additional production bonuses are also paid when certain production levels from the Exploitation Concession are achieved. The levels of production and the amount of production bonuses are negotiated as part of a Petroleum Agreement. The bonuses are deductible for tax purposes in Morocco.

Dividend Policy

Longe has not paid any dividends and does not anticipate paying any dividends in the future.

Management’s Discussion and Analysis

Overview

Longe is a vertically integrated, development stage company engaged in oil and gas exploration and development in Morocco. Longe was incorporated in April 2008 to participate with the Corporation in the Corporation’s Tselfat and Guercif exploration permits in Morocco. Because Longe was recently established and has operated as a start up business, Longe’s operating results are limited and it is too early to identify any trends in Longe’s results.

Longe has neither commenced substantial operations nor generated any revenues from operations to date. Longe will not generate any operating revenues until consummation of the Longe Acquisition.

In April 2008, Longe became a partner in the Corporation’s licenses in Morocco. To reduce its cost structure and ensure the availability of equipment, Longe began acquiring oil field service equipment, including drilling rigs, for use in Morocco. Longe believed this vertically integrated approach would allow it to significantly reduce its costs over the long term and control the timing of development.

In July 2008, the Corporation and Longe both agreed to farm-in to the Ouezzane-Tissa and Asilah exploration permits held by Direct in northern Morocco. See “—Ouezzane-Tissa and Asilah” above. Longe currently owns or expects to acquire four drilling rigs, which Longe expects to deploy to Morocco, Romania and Turkey in the forth quarter of 2008.

Critical Accounting Policies

Longe uses the full cost method to account for its oil and gas activities. Longe’s accounting policies are described in note 2 of its financial statements contained in Appendix “F” to this Information Circular.

Results of Operations for the Period From Inception Through July 31, 2008

Revenue. Because Longe has not commenced substantial operations, Longe has not recognized any revenue from inception through July 31, 2008.

Expenses. The expenses Longe has incurred to date have been solely related to salaries and wages and general and administrative expenses related to the establishment of Longe, the evaluation of Longe’s oil and gas properties, and the acquisition of equipment and tubulars. In addition, Longe incurred interest expense related to loans from Longfellow. From inception through July 31, 2008, Longe incurred $264,539 in operating and non-operating expenses consisting of the following:

Salaries and wages	$94,590
General and administrative	$159,467
Interest	$10,482

Net Loss. Net loss from inception through July 31, 2008 was $264,539, which is equal to the expenses incurred.

Capital Expenditures. From inception through July 31, 2008, Longe capitalized $41,804,611 in drilling equipment (including tubulars), construction of drilling equipment in progress, and unproved oil and natural gas properties. The amount of capitalized interest included in such equipment at July 31, 2008 was $33,885. Longe has not recorded depreciation expenses because the assets have not been put into service. Longe’s capital expenditures as of July 31, 2008 consist of the following:

Drilling equipment	$14,985,250
Construction in progress	18,977,624
Unproved oil and natural gas properties	7,841,737

Total	$41,804,611

Liquidity and Capital Resources

On April 8, 2008, Longe entered into a $50.0 million promissory note (the “Note”) with Longfellow, its sole shareholder. The Note matures on December 31, 2010 and bears interest based on the applicable U.S. federal rates for short-term borrowings as published in Revenue Ruling 2008-20 and pursuant to U.S. Internal Revenue Code Section 7520. The average interest rate for the period of April 14 to July 31, 2008 was approximately 2%. Interest is payable quarterly. As of July 31, 2008, Longe had debt of $20.3 million related to the Note. Longe has covenanted to repay the Note prior to Closing.

Longe’s primary source of liquidity is the proceeds received under the Note. Without access to capital from Longfellow, Longe would have insufficient capital resources to conduct business. From inception through July 31, 2008, Longe borrowed $20,301,154 from Longfellow and incurred $17,926,553 in accounts payable liability.

Given the capital-intensive nature of oil and gas exploration as well as the uncertainty of economic success from Longe’s existing projects, additional capital will be required to fund Longe’s existing and additional projects. Longe estimates that it has $12.9 million in work commitments for drilling and other exploratory activities under its exploration permits in Morocco for the remainder of 2008 and $21.4 million in work commitments for drilling and other exploratory activities in Morocco for 2009. Longe believes that sufficient capital will be available to Longe to meet these capital needs prior to the Longe Acquisition. However, Longe’s inability to secure funding when and as needed, including from Longfellow, could have a material adverse effect on its operations and cash flow.

Contractual Obligations

At July 31, 2008, Longe did not have any long-term leases for office space in the United States or Morocco.

Off-Balance Sheet Arrangements

Longe did not have any off-balance sheet arrangements at July 31, 2008.

Disclosure Controls and Procedures

Disclosure Controls. Longe has not been subject to any reporting obligations and as such has not instituted any disclosure controls or procedures.

Internal Control over Financial Reporting. While Longe is not subject to any required standards for internal control over financial reporting, Longe seeks to design internal control over financial reporting, in order to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Internal control over financial reporting includes those policies and procedures that: (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding the prevention or timely detection of unauthorized acquisition, use or disposition of the company’s assets that could have a material effect on the financial statements. Longe’s size and the number of staff impact Longe’s internal controls. Due to the limited number of staff, it is not possible to achieve complete segregation of duties, nor does Longe currently maintain written policies and procedures at its offices. Similarly, Longe must engage accounting assistance with respect to complex, non-routine accounting issues, U.S. GAAP matters and tax compliance.

Prior Sales

Longe was incorporated in April 2008. Other than the initial 1,000 shares of common stock issued to Longfellow, Longe has not issued any securities.

Directors and Officers

The following table sets forth, for each of the individuals who serve as directors and officers of Longe, the person’s name, municipality of residence, position held and principal occupation during the five preceding years and number of shares of Longe beneficially owned as of November [—], 2008. The directors and officers listed below, with the exception of Amy Mitchell, are expected to continue to serve following the Longe Acquisition.

Name, Position and Municipality of Residence	Principal Occupation or Employment	Number of Common Shares of Longe Beneficially Owned		First Year Served as a Director or Officer
N. Malone Mitchell, 3rd, President and Director, Texas, USA	President of Riata Management, LLC (a private oil and gas exploration and production company) since 2007. President and COO of Sandridge Energy, Inc. in 2006. Prior to 2006, President, CEO and Chairman of Riata Energy, Inc.	1,000	(1)	2008

Amy Mitchell, Director, Texas, USA	Partner of Riata Management, LLC (a private oil and gas exploration and production company) since 2007. During 2006, worked with the family’s ranching and investment interests. Prior to 2006, served as Secretary of Riata Energy, Inc.	0		2008

Name, Position and Municipality of Residence	Principal Occupation or Employment	Number of Common Shares of Longe Beneficially Owned	First Year Served as a Director or Officer
Matthew McCann, Vice President, Oklahoma, USA	General Counsel of Riata Management, LLC (a private oil and gas exploration and production company) since 2007. SVP and General Counsel of Sandridge Energy, Inc. in 2006. Prior to 2006, SVP and General Counsel of Riata Energy, Inc.	0	2008

Patricia Pacheco, Secretary, Bermuda	Incorporations Administrator with Appleby Management (Bermuda) Ltd. (a private company which provides corporate management services to Bermuda registered companies)	0	2008

(1)	Represents the 1,000 shares of Longe held by Longfellow.

Executive Compensation

Longe provides no compensation to its officers or directors; nor is any compensation paid to a director or officer of Longe under an understanding, arrangement or agreement with another entity for the purpose of that other entity compensating the officer or director for employment services to or office with Longe; nor are any of Longe’s directors or officers employed or retained by an external management company which has entered into an understanding, arrangement or agreement of any kind for the provision of executive management services to Longe and for which such external management company provides compensation to any of Longe’s directors or officers that is attributable to services rendered to Longe directly or indirectly.

Indebtedness of Directors and Executive Officers

None of the directors or executive officers of Longe or any of its subsidiaries or persons who were directors or executive officers of Longe or any of its subsidiaries or the associates of such persons are or have been indebted to Longe or its subsidiaries at any time since Longe’s incorporation. Furthermore, none of such persons were indebted to a third party during such period where their indebtedness was the subject of a guarantee, support agreement, letter of credit or other similar arrangement or understanding provided by Longe or its subsidiaries.

Legal Proceedings and Regulatory Actions

There are no legal proceedings to which Longe is or was a party or that any of its property is or was subject and Longe is not aware of any such legal proceedings that are contemplated. Longe has not had any penalties or sanctions imposed against it by a court relating to Canadian provincial or territorial securities legislation or by a securities regulatory authority nor has it entered into a settlement agreement before a court relating to Canadian provincial or territorial securities legislation or with a securities regulatory authority.

Interests of Management and Others in Material Transactions

Other than the Note described in “Management’s Discussion and Analysis—Liquidity and Capital Resources,” Longe is not aware of any material interest, direct or indirect, of any of the following in any transaction since Longe’s incorporation that has materially affected Longe: (i) a director or executive officer; (ii) holder of 10% or more of the securities; and (iii) an associate or affiliate of (i) or (ii).

Auditor

The auditor of Longe is PricewaterhouseCoopers LLP in Houston, Texas.

Financial Statements

See Appendix “F” to this Information Circular, “Financial Statements of Longe Energy Limited” for complete financial statements of Longe and the related notes thereto for the period from April 14, 2008 (inception) through July 31, 2008.

INDEPENDENT ACCOUNTANTS

The financial statements of Longe Energy Limited as of July 31, 2008 and for the period from April 14, 2008 (inception) to July 31, 2008, included in this information circular and proxy statement, have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report appearing herein.

EXPERTS

The Fairness Opinion and Valuation were prepared by Erickson Partners, LLC. As of the date hereof, employees of Erickson as a group do not beneficially own, directly or indirectly, any of the outstanding shares of Longe.

SHAREHOLDER PROPOSALS

Any Shareholder desiring to submit a proposal for action at the 2009 Annual and Special Meeting of Common Shareholders and presentation in the Corporation’s information circular and proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Corporation in compliance with the Exchange Act and the Business Corporations Act (Alberta). The Exchange Act requires that such proposal be delivered to the Corporation at its principal executive offices no later than December 27, 2008 (being the date which is 120 days before the anniversary date of the information circular and proxy statement released to Shareholders in connection with the Corporation’s last annual meeting of Shareholders) in order to be considered for inclusion in the information circular and proxy statement relating to that meeting. The Business Corporations Act (Alberta) requires that such proposal be delivered to the Corporation at its registered office no later than February 20, 2009 (being the date which is 90 days before the anniversary date of the Corporation’s last annual meeting of Shareholders) in order to be considered for inclusion in the information circular and proxy statement relating to that meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Exchange Act and the Business Corporations Act (Alberta) and the rules and regulations promulgated thereunder, to which interested persons should refer.

OTHER BUSINESS

Management is not aware of any other business to come before the Meeting other than as set forth in the Notice of Special Meeting of Shareholders. Should any other business be properly brought before the Meeting, it is the intention of the persons named in the form of proxy to vote the Common Shares represented thereby in accordance with their best judgment on such matter.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Corporation files annual, quarterly and special reports and other information with the SEC. Shareholders may read and copy this information at the SEC’s public reference room located at 100 F Street, N.E., Washington, D.C. 20549. Shareholders may obtain information on the operation of the Public Reference Rooms by calling the SEC at 1-800-SEC-0330. Shareholders may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. The SEC also maintains a website at www.sec.gov from which any electronic filings made by the Corporation may be obtained without charge.

Financial information respecting the Corporation is provided in the Corporation’s comparative financial statements, management discussion and analysis and the auditor’s report thereon for the Corporation’s most recently completed fiscal year. Copies of this Information Circular, the Corporation’s Annual Report which contains the fiscal statements, management discussion and analysis and the auditor’s report thereon for the Corporation’s most recently completed financial year, any interim financial statements of the Corporation subsequent to those statements contained in the Annual Report and the Corporation’s Annual Information Form for the fiscal year ended December 31, 2007, as filed with the applicable Canadian regulatory authorities, are or will be available on SEDAR at www.sedar.com and may also be obtained without charge by writing to the Secretary of the Corporation at 1840 – 444 5th Avenue SW, Calgary, Alberta T2P 2T8. Additional information relating to the Corporation is also available on the Corporation’s website at www.tapcor.com.

APPROVAL AND CERTIFICATION

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made. The contents and sending of this Information Circular have been approved by the Board of Directors of the Corporation.

Dated: November [—], 2008.

Scott C. Larsen	Hilda Kouvelis
President and CEO	Vice President and CFO

APPENDIX A

FAIRNESS OPINION AND FORMAL VALUATION OF ERICKSON PARTNERS, LLC

ERICKSON PARTNERS LOGO

FAIRNESS OPINION AND FORMAL VALUATION OF

A PROPOSED ACQUISITION AND PRIVATE

PLACEMENT BETWEEN:

TRANSATLANTIC PETROLEUM CORP.

AND

LONGFELLOW ENERGY LP

AS OF SEPTEMBER 12, 2008

2100 ROSS AVENUE—SUITE 1111

DALLAS, TX 75201

September 12, 2008

Mr. Michael Winn

Chairman—Special Committee of the Board of Directors

TransAtlantic Petroleum Corp.

Calgary, Alberta

RE:	TransAtlantic Petroleum Corp. Formal Valuation and Fairness Opinion

Dear Mr. Winn:

Erickson Partners, LLC (“Erickson Partners”) was retained by a Special Committee (“Committee”) of the Board of Directors of TransAtlantic Petroleum Corp. (“Company” or “TransAtlantic”) to provide (1) a formal valuation with respect to the fair market value of the proposed acquisition by the Company of Longe Energy Limited (“Longe”) from Longfellow Energy LP (“Longfellow”), and (2) a fairness opinion regarding the Longe acquisition and the proposed concurrent private placement (“Placement”) with associates of Longfellow. The Longe acquisition and the Placement are considered related party transactions pursuant to the relevant Canadian securities legislation and policies of applicable regulatory authorities and as such this formal valuation and fairness opinion (herein referred to as “Opinion”) have been prepared. We understand that the Opinion will be attached as part of the management information circular which will be distributed to the shareholders of the Company. No other use should be intended or inferred.

Erickson Partners has advised the Committee and the Board of Directors that, in its opinion, the consideration to be paid by the Company for the proposed Longe acquisition and the Placement are fair, from a financial point of view, to the Company and its shareholders. Separately we have estimated the fair market value of the common shares of Longe at approximately $61 million. In our opinion the fair market value of the Longe shares exceeds the consideration proposed to be given to Longfellow by Transatlantic.

For purposes of this analysis, fair market value is defined as follows:

“The price at which the subject property would change hands between a willing buyer and a willing seller when the former is not under any compulsion to buy and the latter is not under any compulsion to sell, both parties having reasonable knowledge of relevant facts.”

In arriving at our estimates of fair market value, we have applied generally accepted valuation procedures based upon economic and market factors and performed the following steps as agreed upon in our engagement letter:

•	Discussed with management of the Company, the chronology of events leading up to the Longe acquisition and Placement;

•	Reviewed underlying assumptions, analyses and conclusions made to management and third parties concerning the valuation of the underlying assets of Longe;

•	Discussed with management the nature and operations of the Company, including historical trends, prospects for future growth and risk factors affecting future performance;

•	Discussed with management the future performance estimates for the Company and the assumptions underlying these estimates;

•	Reviewed the industry as well as the economic competitive environment in which the Company operates;

•	Reviewed various strategic plans, projections and forecasts;

•	Developed a range of fair market value estimates for the assets and liabilities of Longe and the warrant portion of the consideration being paid by the Company;

Mr. Michael Winn

TransAtlantic Petroleum Corp.

September 12, 2008

•	Reviewed the purchase and sale agreement between the Company and Longfellow for the Longe acquisition.

•	Prepared this Opinion of our analysis, which outlined the methodology employed and the assumptions utilized in our analysis for purposes of rendering our Opinion; and

•	Presented our findings to the Committee and to Board of Directors of the Company.

Our Opinion was based on historical and prospective information and financial data provided by the Company, including available data from the marketplace provided by the Company. We did not (i) independently investigate or otherwise verify the data provided by the Company or (ii) express an opinion or other form of assurance regarding its accuracy or completeness. We understand that any prospective financial information provided is based on expectations of competitive economic environments as they may impact the future operations of the Company. The Opinion is reported in US dollars unless noted otherwise.

The Company agrees to indemnify Erickson Partners, LLC (“Erickson Partners”) (the term “Erickson Partners” in this regard shall include Erickson Partners, its directors, agents including separate legal counsel in the event that Erickson Partners is a named party in any litigation or investigation by any regulatory agency, employees and subcontractors) and hold Erickson Partners harmless from and against any loss or expense, including reimbursement for reasonable legal fees which arise in any litigation or proceeding caused by or arising as a result of Erickson Partners services hereunder. In no event shall Erickson Partners liability, if any, for this engagement exceed the professional fees paid to Erickson Partners. The indemnity agreement contained in this paragraph, however, shall not extend to any loss, claim, damage, expense, liability or action or any right to reimbursement if and to the extent that any such loss, claim, damage, expense, liability or action or any right to reimbursement arises by reason of any act or omission to act on Erickson Partner’s part (i) not taken in good faith or (ii) by reason of gross negligence on Erickson Partner’s part as found by a court of law.

Erickson Partners is a recognized business valuation and financial advisor with expertise in, among other things, valuing businesses and securities and rendering fairness opinions. TransAtlantic selected Erickson Partners because of its experience and expertise in performing valuation and fairness opinions. Erickson Partners has never beneficially owned any interest in TransAtlantic. Erickson Partners received a fee of $60,000 for its services to TransAtlantic for this fairness opinion.

Sincerely Yours,

ERICKSON PARTNERS, LLC

/s/ DONALD A. ERICKSON
Donald A. Erickson, ASA
President

Mr. Michael Winn

TransAtlantic Petroleum Corp.

September 12, 2008

APPRAISER CERTIFICATION

I certify that, to the best of my knowledge and belief:

•	The statements of fact contained in this report are true and correct.

•

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are my personal, impartial, and unbiased professional analyses, opinions, and conclusions.

•	I have no past, present or prospective interest in the Longe acquisition and the Placement that is the subject of this report, and I have no personal interest with respect to the parties involved.

•	I have no bias with respect to the Longe acquisition and the Placement that is the subject of this report or to the parties involved with this assignment.

•	My engagement in this assignment was not contingent upon developing or reporting predetermined results.

•

My compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

•	My analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

/s/ DONALD A. ERICKSON
Donald A. Erickson, ASA
President—Erickson Partners, LLC

/s/ BRYCE ERICKSON
Bryce Erickson, ASA
Vice President—Erickson Partners, LLC

September 12, 2008

Mr. Michael Winn

TransAtlantic Petroleum Corp.

September 12, 2008

OPINION OF ERICKSON PARTNERS, LLC.	6

ROLL UP PROPOSAL	6

ENGAGEMENT SUMMARY	6

ENGAGEMENT SCOPE	6
DUE DILIGENCE	7
Previous Transactions	9
LONGE FORMAL VALUATION	10
Valuation of Moroccan Interest	10
Guarantee from Longfellow	11
Letter of Credit	12
Cash Reserve for Purchases	12
Summary of Longe Valuation	12
TransAtlantic Consideration	13

CONCLUSION FOR LONGE ACQUISITION	13

CONCLUSION FOR PRIVATE PLACEMENT	13

Mr. Michael Winn

TransAtlantic Petroleum Corp.

September 12, 2008

Opinion of Erickson Partners, LLC.

Erickson Partners, LLC (“Erickson Partners”) has advised the Committee and the Board of Directors that, in its opinion, the consideration to be paid by the Company for the proposed Longe acquisition and the Placement are fair, from a financial point of view, to the Company and its shareholders. Separately we have estimated the fair market value of the common shares of Longe at approximately $61 million. In our opinion the fair market value of the Longe shares exceeds the consideration proposed to be given to Longfellow by Transatlantic.

ERICKSON PARTNERS’ OPINION IS DIRECTED TO TRANSATLANTIC’S COMMITTEE AND BOARD OF DIRECTORS AND ADDRESSES ONLY THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE CONSIDERATION TO BE PAID BY TRANSATLANTIC IN THE LONGE ACQUISITION AND THE PLACEMENT. THE OPINION DOES NOT ADDRESS THE UNDERLYING BUSINESS DECISION TO PROCEED WITH THE LONGE ACQUISITION OR THE PLACEMENT AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY STOCKHOLDER AS TO HOW THE STOCKHOLDER SHOULD VOTE WITH RESPECT TO THE LONGE ACQUISITION, THE PLACEMENT OR ANY OTHER RELATED MATTER. ERICKSON PARTNERS’ OPINION IS BASED ON ANALYSES WHICH CONTAIN ESTIMATES AND VALUATION RANGES WHICH ARE NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR PREDICTIVE OF FUTURE RESULTS OR VALUES.

Roll Up Proposal

The Company is proposing to acquire from Longfellow 100% of the shares of Longe and complete a private placement with associates of Longfellow which will result in the issuance of 75 million common shares and 10 million warrants exercisable into 10,000,000 common shares at $3.00 per share for a period of three years.

•

Acquisition of Longe: The Company will acquire 100% of Longe by issuing 39,583,333 common shares and 10,000,000 warrants exercisable into 10,000,000 common shares at $3.00 per share. The warrants will expire three years from the date of closing.

•	Private Placement: Parties associated with Longfellow, will acquire 35,416,667 common shares of the Company at a price of $1.20 for total proceeds of $42,500,000.

Engagement Summary

Engagement Scope

In connection with the preparation of its Opinion, Erickson Partners performed certain due diligence, analyses and inquiries as it deemed necessary and appropriate under the circumstances. Among other things, Erickson Partners performed the following procedures and reviewed the following documents:

•	Reviewed the purchase and sale agreement between the Company and Longfellow for the Longe acquisition (herein referred to as “Purchase Agreement”);

•	The Company’s Interim Consolidated Unaudited Financial Statements for the three and six months ended June 30, 2008 and 2007;

•	The Company’s Audited Financial Statements for the following periods, 2004-2007;

•	Various email correspondence from Scott Larsen, President of TransAtlantic;

•	Ouezzane West Drilling Prognosis;

Mr. Michael Winn

TransAtlantic Petroleum Corp.

September 12, 2008

•	Machinery and equipment valuation received from Russell Hetz, ASA;

•	The list of Longe machinery and equipment assets (revised/updated versions) (the “List”);

•	The Land Rig Newsletter, Day Rate Database and Biweekly Recap;

•	Capital budget reconciliation spreadsheet and corresponding invoices for Viking Drilling Corporation a related company of Longfellow;

•	Guaranty agreement between Longfellow and Direct Petroleum Morocco and Anschutz Morocco Corporation (“Direct”);

•	Longe Letter of Interest dated August 28, 2008 to the Board of Directors of the Company (herein referred to as “Offer Letter”);

•	Various Emails from Matthew McCann of Riata Management, LLC (“Riata”) a related entity to Longfellow;

•	Interviews with Scott Larsen and Malone Mitchell 3rd of TransAtlantic;

•	Direct Petroleum Morocco/TransAtlantic Maroc and Longe Energy Ltd farmout agreement;

•	Previous appraisals of machinery and equipment related to the Longe acquisition and the Placement;

•	Publicly available information for TransAtlantic; and

•	Various other economic and industry information sources as of the Opinion date.

Due Diligence

Erickson Partners performed an analysis and valuation of Longe’s assets and liabilities. The estimated cost of the equipment was $39.9 million along with represented payables of $21.8 million as of July 31, 2008. Nearly all the equipment has been purchased in the last year and a significant amount is being delivered in the next few months direct to Morocco, Turkey and Romania. Our valuation of the machinery and equipment is FOB its current location with the exception of rig “I-7” whose freight has been prepaid to a port in Morocco.

Erickson Partners retained Russell Hetz, ASA, to provide an opinion of the Fair Market Value indications of the Longe equipment in their current location. The exception is rig “I-7” whose freight has been prepaid to a port in Morocco. Mr. Hetz is a senior member of the American Society of Appraisers, tested and certified in machinery and equipment valuations. Mr. Hetz has over forty years of experience in the valuation of machinery and equipment and extensive experience in the oil patch.

In addition, Erickson Partners held discussions with Matthew McCann of Longe, Henry McElroy of Viking Drilling, Mr. Mitchell and Mr. Larsen regarding the businesses, operations, financial condition and prospects of their respective companies. Erickson Partners held discussions with the management of TransAtlantic regarding the financial projections provided by management as listed above. Erickson Partners also analyzed the historical trading prices of TransAtlantic and as well as prior transactions and private placements. Furthermore, we performed such other financial studies, analyses and investigations as it deemed appropriate.

In arriving at its Opinion, Erickson Partners assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information provided to it for the purposes of its opinion. Erickson Partners did not independently verify the furnished information of TransAtlantic or Longe. Erickson Partners assumed that there had been no material change in the Company’s financial condition, results of

Mr. Michael Winn

TransAtlantic Petroleum Corp.

September 12, 2008

operations, business or prospects since the date of the last financial statements made available to Erickson Partners. Erickson Partners also assumed that the final terms of the Longe acquisition and the Placement would not vary materially from those set forth in the Offer Letter and Purchase Agreement reviewed by Erickson Partners.

The preparation of our Opinion involved various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analyses and the application of those methods to the particular circumstances. Therefore such an Opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at its Opinion Erickson Partners did not attribute any particular weight to any analysis or factor considered by us but rather made qualitative judgments as to the significance and relevance of each analysis or factor. Accordingly, Erickson Partners believes that its analysis must be considered as a whole and that considering any portion of such analysis and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying its opinion. In its analyses, Erickson Partners made numerous assumptions with respect to the industry, general business and economic conditions and other matters, many of which are beyond the control of TransAtlantic. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values which may be significantly more or less favorable than as set forth therein. In addition, analyses relating to the value of the business do not purport to be appraisals or to reflect the prices at which businesses may actually be sold.

Erickson Partners’ Opinion was based on economic, market, financial and other conditions as they existed as of the date of the Opinion, and on the information made available to Erickson Partners as of the date of the Opinion. Although subsequent developments may affect the conclusion reached in the Opinion, Erickson Partners has no obligation to update, revise, or reaffirm the Opinion. The type and amount of consideration payable in the Longe acquisition and the Placement and the decision to enter into the Longe acquisition and the Placement was solely determined by the Board of Directors of TransAtlantic In addition, Erickson Partners did not express any Opinion as to the price or range of prices at which shares of TransAtlantic’s common stock would trade at any time following the announcement or consummation of the Longe acquisition and the Placement.

TransAtlantic Trading Summary

As of September 12, 2008, TransAtlantic has approximately 79.7 million common shares outstanding with a market capitalization of $89.26 million based on a closing price of $1.12 (C$1.20). Erickson Partners reviewed the average, low, and high closing price of the Company’s common stock over the 10, 30, 90, 180 and 360 trading-day periods ending on September 12, 2008.

The results of this review are noted in the table below (prices represent Canadian dollars).

Specified Period	Highest Closing Price	Average Closing Price	Lowest Closing Price
10 trading days	$1.40	$1.31	$1.20
30 trading days	1.45	1.31	1.20
90 trading days	1.56	1.25	0.70
180 trading days	1.56	0.79	0.26
360 trading days	1.56	0.64	0.26

During our analysis, we noted that a substantial portion of the recent movement in the Company’s share price began in late March after the Company announced a two-staged private placement agreement with Riata (as discussed below) and Longe’s involvement in Morocco. From late March 2008 to early June 2008 soon after the second stage of the private placement closed, the Company’s share price had increased from C$0.27 to C$1.36 (closing price on June 2, 2008).

Mr. Michael Winn

TransAtlantic Petroleum Corp.

September 12, 2008

The chart below summarizes the volatility of the Company share price during the previous 360 trading day period.

Previous Transactions

During April and May of 2008 TransAtlantic and affiliates of Riata as well as certain friends and family of Mr. Mitchell, the head of Riata, completed two private placements that were part of a larger strategic alliance with Riata and Mr. Mitchell. During the first placement, an affiliate of Riata invested CDN$3 million by subscribing for 10 million common shares of TransAtlantic at price of CDN$0.30 per share. For the second stage of the private placement, affiliates of and certain friends and family to Mr. Mitchell invested CDN$9 million by subscribing for 25 million common shares of TransAtlantic at a price CDN$0.36 per share. Mr. Mitchell and the General Counsel of Riata, Mr. McCann, are now on the Board of Directors for TransAtlantic, with Mr. Mitchell serving as Chairman.

Mr. Michael Winn

TransAtlantic Petroleum Corp.

September 12, 2008

Longe Formal Valuation

In estimating the fair market value of the equity of Longe we identified and valued the assets being transferred and deducted the liabilities associated with those assets. Since Longe is not an operating entity, but a holding company with no operations or personnel, we have estimated the fair market value of its underlying assets and liabilities. The Longe assets include oil and gas machinery and equipment, interests in oil and gas permits in Morocco, a letter of credit, a direct benefit given to Longe and the Company by Longfellow providing a $25 million drilling program guarantee related to drilling obligations under the Direct agreement in Morocco, and a $2.9 million cash reserve for purchases. The discussion below summarizes the assets and liabilities of Longe and their estimated fair market value as well as the consideration paid by TransAtlantic.

Machinery and Equipment Valuation

In our market approach we compared the specifics of each equipment item (example: horse power, drill depth, hook load and year of manufacturing) to available market data of comparable items. This market data comes from Mr. Hetz experience along with private and public databases.

Through his analysis, Mr. Hetz determined that the visible secondary market for rigs is currently very strong. The demand for new rigs from reputable builders is an important driver of the secondary market. The delivery time for a new rig is 12-36 months which then causes many businesses to pursue rigs in the secondary market that can be delivered faster than a new rig. The secondary parts market for rigs indicates that equipment is selling for a premium to cost.

In estimating the fair market value of the equipment, Mr. Hetz utilized the cost approach and the market approach. Beginning with the cost approach, we obtained the List of Longe equipment proposed in the subject acquisition from management which detailed the cost price for each unit. In order to arrive at fair market value, these costs were then adjusted/indexed to account for time and delivery to offshore ports, supply/demand factors and current prices of steel, copper and oil which drive the price of new oil rigs.

At the time of closing of the Longe acquisition, the machinery and equipment owned or being acquired by Longe will have a cost of $39.9 million (with $5.4 million being owed) and a fair market value of $52.1 million as outlined below.

Longe Equipment Cost and FMV

$’Millions	Cost	FMV (1)
Morocco	22.00	27.97
Romania	5.91	7.78
Turkey	12.01	16.30

Total (Rounded)	$39.90	$52.10

(1)	Russell Hetz, ASA

Valuation of Moroccan Interest

Longe has an interest in or rights to acquire interests in three projects in Morocco including two operated by TransAtlantic and one controlled by a third party. The two permits operated by TransAtlantic include the Tselfat Permit and Guercif Permits. The third project in Morocco is held by Direct and covers seven permits totaling approximately 3 million acres.

Mr. Michael Winn

TransAtlantic Petroleum Corp.

September 12, 2008

Guercif Permit: In our valuation of the Guercif permit, the Sphere transaction with Longe for the assignment of their 50% interest in the Guercif Permits was the best indication of the current fair market value of the prospect. In April 2008, Longe agreed to step in the shoes of Sphere suggesting that transaction should be given weight. Per the agreement, Sphere agreed to pay for all costs incurred related to the three year work program and reimburse TransAtlantic and Stratic of their back costs. The cost expended to date, by Longe, on this permit is $1.6 million and this, in our opinion, is the best indication of fair market value.

Tselfat Permit: In our valuation of the Tselfat permit, the Sphere transaction for a 50% interest would also be the best indication of the current fair market value. Longe agreed to replace Sphere and assume their obligations under the agreement with TransAtlantic. Sphere agreed to fund the costs of the 3D survey and geological studies, and in order to acquire a 50% interest, would be required to drill and complete a well. The cost expended to date by Longe on this permit is $6.3 million. In our opinion this is the best indication of fair market value.

Direct Permits: Under Direct’s farm-in agreement, it is estimated that the Company and Longe will incur costs associated with a seismic shoot on one of the licenses totaling approximately $2,750,000. Longe is responsible for 50% of this expenditure ($1,375,000) and it is expected that the shoot will have been completed by closing of the Longe acquisition. Longe’s share of the shoot will become a payable to TransAtlantic upon closing. For purposes of the Opinion, we believe the cost of the seismic shoot represents the best indication of fair market value. This value will be offset by the account payable owed for the seismic shoot. We have assigned no additional value to the balance of the Direct permits due to the fact that no money has been expended, and any option value attributable to those additional permits would be offset by their drilling obligation.

Conclusion: TransAtlantic would receive the Moroccan interests without further drilling obligations being retained by Longe. As a consequence, the costs expended to date would represent the fair market value of the interests held by Longe. Longe has represented that they have expended $7.9 million as of August 25, 2008. This expenditure and the estimated Direct seismic expenditure of $1.375 million represents the best indication of fair market value as of this permit.

Guarantee from Longfellow

Longfellow signed a guarantee with Direct on behalf of drilling commitments made by Longe and TransAtlantic. The guarantee amounts up to $25 million, which remains in full force until completion of the contract in three years. The Company and Longe have agreed to fund 100% of the cost to drill three wells as well as a fourth well in the event one of the initial wells is deemed commercial to earn 50% in the permits. The cost of drilling each well is estimated at $6 million, therefore, the effective guarantee value will decrease as each well is drilled. Assuming the proposed transaction closes the estimated cash resources of the combined company would be approximately $55 million dollars. This amount combined with the substantial equipment value suggests that the risk of default on this guarantee is low.

The calculation of the value of the guarantee to Longe is based on (1) the foregone interest as a result of holding a 3-year treasury bond to satisfy the guarantee, rather than an AAA bond; plus, (2) a risk premium to reflect exogenous factors that might impact performance.

As of August 12, 2008, the three-year treasury rate was 2.73% and Moody’s AAA bonds were priced at 5.68%, resulting in foregone interest of 2.95%. We have estimated risk premium in a range of .5% to 1.5%, resulting in an indicated charge for the guarantee of (rounded) 3.5% to 4.5% per year.

If the guarantee had been obtained from a third party, premium payments would be tax deductible. We have used a tax rate of 36% in calculation of the net cost of the premiums. In estimating the total value of the

Mr. Michael Winn

TransAtlantic Petroleum Corp.

September 12, 2008

guarantee, we have discounted the payment stream at the cost of capital for the firms. In the present case, we have considered cost of capital in a range of 15% to 20%.

The following is the indicated range of value for the Guarantee:

$’ Millions	Rate
PVF	3.5%	4.0%	4.5%
15.0%	$1.28	$1.46	$1.64
15.5%	$1.27	$1.45	$1.63
16.0%	$1.26	$1.44	$1.62
16.5%	$1.25	$1.43	$1.60
17.0%	$1.24	$1.41	$1.59
17.5%	$1.23	$1.40	$1.58
18.0%	$1.22	$1.39	$1.57
18.5%	$1.21	$1.38	$1.55
19.0%	$1.20	$1.37	$1.54
19.5%	$1.19	$1.36	$1.53
20.0%	$1.18	$1.35	$1.52

In our opinion the fair market value of the guarantee from Longfellow would range between $1.2 million and $1.5 million.

Letter of Credit

Longe posted a $2 million cash-backed letter of credit with a financial institution as a guarantee for the work commitments on the Guercif Permits. This money will be returned after the work commitment is completed. In our opinion, this amount ($2.0 million) represents its fair market value.

Cash Reserve for Purchases

Longe has indicated that an additional $2.9 million of cash is being injected into its treasury. This amount is reserved for (i) certain equipment purchases (in addition to the List provided) and for (ii) exploration activities in Morocco. As of closing of the Longe acquisition, some or all of this reserve may have been expended on this additional equipment or exploration and production activities. The increase in value in these two asset categories would offset any decrease in the cash reserve balance. In our opinion, this amount of $2.9 million represents fair market value.

Summary of Longe Valuation

Assets*	Fair Market Value ($’millions)
Machinery & Equipment	52.1
Guarantee from Longfellow	1.2
Moroccan Mineral Interests	9.3
Longe Letter of Credit	2.0
Cash Reserve for Purchases	2.9

Total Assets	67.5

Accounts Payable Equipment	5.4
Accounts Payable—Seismic Shoot	1.4
Net Equity	60.7

*	As of closing it is estimated that there will either be no liabilities or Longe will have cash on hand for all but $5.4 million of accounts payable for asset purchase agreements.

Mr. Michael Winn

TransAtlantic Petroleum Corp.

September 12, 2008

TransAtlantic Consideration

The proposed Longe acquisition calls for the issuance of 39,583,333 common shares of TransAtlantic and 10,000,000 warrants issued exercisable into 10,000,000 common shares at $3.00 USD strike price. The warrants would expire three (3) years from the date of closing.

Our first step was to value the 10 million warrants as if publicly traded and then apply a discount to them for their lack of marketability to estimate their fair market value. We utilized a variation of the Black Scholes option model that takes into consideration the dilution associated with both the proposed 75 million shares to be issued as part of this Longe acquisition and Placement and the additional dilution effect if the warrants are exercised.

After calculating the warrant value through the Black Scholes model, we applied a marketability discount of 50% to account for the closely-held nature of this large block of warrants. We concluded that the fair market value of these warrants was $3.3 million.

Based on a share price of $1.12 multiplied by the 39,583,333 shares being issued to acquire Longe one arrives to a calculated amount of $44.3 million. We then add our fair market value estimate for the proposed warrants of $3.3 million to this calculated amount. This results in a total amount of $47.6 million for TransAtlantic’s consideration.

Conclusion for Longe Acquisition

We have reviewed the transactions of and analyzed the nature and value of TransAtlantic, its underlying assets and the market value of its shares. Separately we have estimated the fair market value of the common shares of Longe at approximately $61 million. In our opinion the fair market value of the Longe shares exceeds the consideration proposed to be given to Longfellow by Transatlantic.

Based on our analysis and research, in our opinion the proposed acquisition of Longe by the Company is fair from a financial point of view to the Company and its shareholders.

Conclusion for Private Placement

Based on the aforementioned analysis and research, in our opinion the proposed private placement in which parties associated with Longfellow will acquire 35,416,667 additional shares of at US$1.20 per share is also fair from a financial point of view to the Company and its shareholders.

APPENDIX B

PURCHASE AGREEMENT

This Purchase Agreement (the “Agreement”) is entered into as of September 19, 2008 by and between Longfellow Energy LP, a limited partnership established under the laws of Texas, having an office in Oklahoma City, Oklahoma (“Longfellow”), and TransAtlantic Petroleum Corp., a body corporate incorporated under the laws of the Province of Alberta, having an office in Calgary, Alberta (“TransAtlantic” or the “Corporation”);

WHEREAS, Longfellow desires to sell and TransAtlantic wishes to acquire, on the terms, in the manner and subject to the conditions reflected below, all of the shares of Longe Energy Limited, a limited company incorporated under the laws of Bermuda (“Longe”) in exchange for Common Shares and Purchase Warrants of TransAtlantic;

WHEREAS, this transaction constitutes a “Related Party transaction” for the purpose of Canadian Securities Laws and TransAtlantic has established a special committee of disinterested members of the Corporation’s Board of Directors (the “Committee”) to consider the transaction and supervise the engagement of Erickson Partners, LLC as financial advisor to TransAtlantic (the “Financial Advisor”) and the preparation of a valuation of Longe (the “Valuation”) by the Financial Advisor which satisfies the applicable requirements of Multilateral Instrument 61-101 - Protection of Minority Security Holders in Special Transactions (“MI 61-101”);

WHEREAS, the Committee has received the Valuation and the advice of the Financial Advisor that the transaction is fair, from a financial point of view, to the Corporation’s shareholders, and the Committee has recommended that the Board of Directors approve the transaction and enter into this Agreement;

WHEREAS, TransAtlantic and Longfellow believe that it is desirable and in the best interests of each of TransAtlantic and Longfellow to enter into this Agreement;

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein set forth, the Parties to this Agreement have agreed, and hereby agree subject to the terms and conditions hereinafter set forth, as follows:

ARTICLE 1

DEFINITIONS

1.1	Definitions

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Article unless such terms are defined elsewhere in this Agreement:

(a)	“Affiliate” has the meaning ascribed thereto in the Business Corporations Act (Alberta) as of the date hereof.

(b)	“Agreement” means this Purchase Agreement, including all attachments and exhibits hereto, the TransAtlantic Disclosure Letter and the Longe Disclosure Letter, together with any amendments, supplements, modifications or revisions hereof.

(c)	“Amended and Restated Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement between Riata and TransAtlantic to be entered into at Closing, in the form settled as of the date of this Agreement.

(d)	“Assets” has the meaning set forth in Section 6.37(b).

(e)	“Asset Purchase Contracts” has the meaning set forth in Section 6.40.

(f)	“Associate” has the meaning ascribed thereto in the Securities Act (Alberta) as at the date hereof, but shall also specifically include in such definition any limited partner of a partnership.

(g)	“Best Efforts” means the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement or the Purchase.

(h)	“Board of Directors” means the board of directors of TransAtlantic.

(i)	“Canadian Securities Commissions” means the securities commissions or other securities regulatory authorities in each of the provinces and territories of Canada.

(j)	“Canadian Securities Laws” means all acts, rules, regulations and published policies promulgated or otherwise adopted from time to time by any of the Canadian Securities Commissions or other authority having jurisdiction.

(k)	“Closing” shall have the meaning set forth in Section 2.1.

(l)	“Common Shares” means common shares in the capital of TransAtlantic.

(m)	“Concurrent Financing” means the private placement by TransAtlantic, pursuant to subscription agreements in the form agreed to as of the date of this Agreement and subject to the terms of the Conditional Approval Letter, of 35,416,667 Common Shares to Longfellow or other entities designated by Longfellow at a price of US$1.20 per share for gross proceeds of US$42,500,000.

(n)	“Conditional Approval Letter” means the conditional approval letter of the TSX dated September 3, 2008.

(o)	“Consent” means any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

(p)	“Contract” means any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

(q)	“Damages” has the meaning set forth in Section 12.3.

(r)	“Election Notice” has the meaning set forth in Section 4.3.

(s)	“Encumbrance” means any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

(t)	“Environment” means soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

(u)	“Environmental, Health, and Safety Liabilities” means any cost, damages, expense (including reasonable attorney’s fees and other defense or investigation expenses), liability, obligation, or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

(i)	any environmental, health, or safety matters or conditions (including on-site or off-site contamination and regulation of chemical substances or products);

(ii)	fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses;

(iii)	financial responsibility for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions required by applicable

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Environmental Law or Occupational Safety and Health Law (whether or not such action has been required or requested by any Governmental Body or any other Person) or for any natural resource damages; or

(iv)	any other compliance, corrective, investigative, or remedial measures required.

(v)	“Environmental Law” means any Legal Requirement that requires or relates to:

(i)	advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have a significant impact on the Environment;

(ii)	preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

(iii)	reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

(iv)	assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

(v)	protecting resources, species, or ecological amenities;

(vi)	reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

(vii)	cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

(viii)	making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

(w)	“Exchange Act” means the U.S. Securities and Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued pursuant to that act or any successor law.

(x)	“Facilities” means any real property, leaseholds, or other interests currently or formerly owned or operated by TransAtlantic or Longe, as applicable, and any buildings, plants, structures, or equipment currently or formerly owned or operated by TransAtlantic or Longe, as applicable.

(y)	“Fairness Opinion” means an opinion prepared by the Financial Advisor concluding that the Purchase and the Concurrent Financing are fair from a financial perspective to TransAtlantic and TransAtlantic’s Shareholders.

(z)	“GAAP” means generally accepted accounting principles in Canada as defined from time to time by the Accounting Standards Board of the Canadian Institute of Chartered Accountants.

(aa)	“Governmental Authorization” means any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

(bb)	“Governmental Body” means any:

(i)	nation, state, province, county, city, town, village, district, or other jurisdiction of any nature;

(ii)	federal, state, provincial, local, municipal, foreign, or other government;

(iii)	governmental or quasi-governmental authority of any nature (including any governmental agency, branch, central bank, department, official, or entity and any court, arbitral body or other tribunal);

(iv)	multi-national organization or body; or

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(v)	body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

(cc)	“Hazardous Activity” means the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to Persons or property on or off the Facilities, or that may affect the value of the Facilities or TransAtlantic or Longe, as the case may be.

(dd)	“Hazardous Materials” means any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefore and asbestos or asbestos-containing materials.

(ee)	“Indemnified Person” has the meaning set forth in Section 12.5.

(ff)	“Knowledge” means an individual will be deemed to have “Knowledge” of a particular fact or other matter if such individual is actually aware of such fact or other matter. A corporation will be deemed to have “Knowledge” of a particular fact or other matter if any individual who is serving as a director or executive officer of the corporation has Knowledge of such fact or other matter.

(gg)	“Joint Actor” shall have the meaning given to that term in MI 61-101.

(hh)	“Legal Requirement” means any federal, state, provincial, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

(ii)	“Longe Disclosure Letter” means the Longe Disclosure Letter delivered by Longfellow to TransAtlantic concurrently with the execution and delivery of this Agreement or the Closing, in the form set forth in Exhibit 2.

(jj)	“Longe Financial Statements” has the meaning set forth in Section 6.33.

(kk)	“Longe Shares” means all of the shares of the common stock of Longe.

(ll)	“Longfellow Indemnified Persons” has the meaning set forth in Section 12.3.

(mm)	“Longfellow Interest” has the meaning set forth in Section 4.1.

(nn)	“Management Proxy Circular” has the meaning set forth in Section 3.4.

(oo)	“Meeting” has the meaning set forth in Section 3.2.

(pp)	“MI 61-101” means Multilateral Instrument 61-101- Protection of Minority Security Holders in Special Transactions.

(qq)	“Occupational Safety and Health Law” means any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

(rr)

“Oil and Gas Properties” means all of TransAtlantic’s and its Subsidiaries’ or all of Longe’s and its Subsidiaries’, as applicable, right, title, interest and estate, real or personal, recorded or unrecorded, movable or immovable, tangible or intangible, in and to: (i) hydrocarbon and mineral leases, subleases and other leaseholds, royalties, overriding royalties, net profit interests, mineral fee interests, carried interests and other properties and interests (collectively, the “Leases”); and (ii) concession agreements

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(collectively, the “Concession Agreements”) and any and all hydrocarbon, water or injection wells on or applicable to any of the foregoing thereon or applicable thereto.

(ss)	“Order” means any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

(tt)	“Ordinary Course of Business” means an action taken by a Person will be deemed to have been taken in the “Ordinary Course of Business” only if:

(i)	such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

(ii)	such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority); and

(iii)	such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

(uu)	“Organizational Documents” means (i) the articles or certificate of incorporation and the bylaws of a corporation; (ii) the partnership agreement and any statement of partnership of a general partnership; (iii) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (iv) articles of organization and operating agreement of a limited liability company; (v) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (vi) any amendment to any of the foregoing.

(vv)	“Parties” means Longfellow and TransAtlantic, and “Party” means either one of them as the context requires.

(ww)	“Person” means any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

(xx)	“Proceeding” means any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

(yy)	“Prohibited Transaction” has the meaning set forth in Section 6.6(g).

(zz)	“Proportional Interest” means that fraction which has as its numerator the number of Common Shares owned or controlled, directly or indirectly, by Longfellow and which has as its denominator the total number of Common Shares held by all TransAtlantic Shareholders.

(aaa)	“Public Filings” has the meaning set forth in Section 5.33.

(bbb)	“Purchase” has the meaning set forth in Section 2.1.

(ccc)	“Purchase Shares” has the meaning set forth in Section 2.1.

(ddd)	“Purchase Warrants” means the warrants between Longfellow and TransAtlantic, in the form settled as of the date of this Agreement providing for, in the case of each warrant, the acquisition by Longfellow of one Common Share upon the payment of US$3.00, such warrants to expire three years from the date of Closing.

(eee)	“Regulation D” means Regulation D as promulgated by the SEC under the Securities Act.

(fff)	“Related Party” shall have the meaning given to that term in MI 61-101.

(ggg)	“Release” means any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

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(hhh)	“Representative” means with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

(iii)	“Riata” means Riata Management LLC.

(jjj)	“Sale Notice” has the meaning set forth in Section 4.2.

(kkk)	“SEC” means the United States Securities and Exchange Commission.

(lll)	“Securities Act” means the U.S. Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that act or any successor law.

(mmm)	“Shareholder Approval” means a simple majority of the votes cast by TransAtlantic Shareholders (excluding Longfellow, any Subscriber and any Related Party of Longfellow or of any Subscriber or a Joint Actor with any of the foregoing persons) at a duly-called meeting of the TransAtlantic Shareholders.

(nnn)	“Subscriber” means any Person who subscribes for the purchase of Common Shares in the Concurrent Financing.

(ooo)	“Subsidiary” means any entity with respect to which a Person (or a Subsidiary thereof) has the power, through the ownership of securities or otherwise, to elect at least a majority of the directors, or similar managing body, or in which such Person owns directly or indirectly 50% or more of the fair market value of the equity of such entity.

(ppp)	“Taxes” means all net income, gross income, gross receipt, sales and use, ad valorem, franchise, profits, licenses, withholding, payroll, excise, severance, stamp, occupation, property, customs duties or other taxes, fees or charges of any kind whatsoever imposed by a foreign, federal, state, provincial, county or local Governmental Body together with any interest, penalty or additions thereon, whether or not such amounts are described as taxes.

(qqq)	“Tax Return” means any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Taxes or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Taxes.

(rrr)	“Threat of Release” means a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

(sss)	“Threatened” means a claim, Proceeding, dispute, action, or other matter will be deemed to have been “Threatened” if any demand or statement has been made in writing or any notice has been given in writing.

(ttt)	“Trading Affiliates” has the meaning set forth in Section 6.6(g).

(uuu)	“TransAtlantic Disclosure Letter” means the TransAtlantic Disclosure Letter delivered by TransAtlantic to Longfellow concurrently with the execution and delivery of this Agreement or the Closing, in the form set forth in Exhibit 1.

(vvv)	“TransAtlantic Financial Statements” has the meaning set forth in Section 5.31.

(www)	“TransAtlantic Indemnified Persons” has the meaning set forth in Section 12.4.

(xxx)	“TransAtlantic Shareholder” means any Person who is a holder of Common Shares.

(yyy)	“TSX” means the Toronto Stock Exchange.

(zzz)	“U.S.” means the United States of America.

(aaaa)	“Warrant Shares” means the Common Shares issued upon the exercise of the Purchase Warrants.

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ARTICLE 2

PURCHASE OF LONGE

2.1	Purchase and Sale of Longe Shares

Subject to the terms and conditions of this Agreement on the date of Closing:

(a)	Longfellow shall sell, and TransAtlantic shall purchase, all of the Longe Shares;

(b)	in consideration for the Longe Shares, TransAtlantic shall issue to Longfellow (i) 39,583,333 Common Shares (the “Purchase Shares”) at a deemed price per Common Share of US$1.20 and (ii) 10,000,000 Purchase Warrants;

(collectively these transactions constitute the “Purchase”).

Subject to the terms and conditions of this Agreement, the Purchase shall close at the offices of Macleod Dixon LLP, at Calgary, Alberta at 9:00 a.m. on the first business day following the satisfaction or waiver of each of the conditions set forth in Article 10 hereof (other than those conditions which by their terms are to be satisfied at the Closing) or at such other time and place as the Parties may agree (the “Closing”).

ARTICLE 3

APPROVALS REQUIRED FOR THE TRANSACTION

3.1	TSX Approval

The Purchase shall not proceed until the conditions set forth in the Conditional Approval Letter have been satisfied.

3.2	Shareholder Approval

The Purchase shall not proceed unless both the Purchase and the Concurrent Financing receive Shareholder Approval at a duly-called meeting of TransAtlantic Shareholders (the “Meeting”) in compliance with the directions of the TSX specified pursuant to the Conditional Approval Letter and the requirements of MI 61-101.

3.3	Meeting

TransAtlantic shall, as soon as practicable following the execution of this Agreement, use its Best Efforts and take all action necessary, in accordance with applicable Legal Requirements and the requirements of the TSX, to duly call, give notice of, convene and hold the Meeting to consider and vote on the Purchase and the Concurrent Financing. Subject to achieving the required quorum, the Meeting shall occur on November 6, 2008 or on such later date as may be agreed upon by TransAtlantic and Longfellow.

3.4	Management Proxy Circular

(a)	TransAtlantic shall, in connection with the Meeting, mail to each TransAtlantic Shareholder a management proxy circular (the “Management Proxy Circular”) at the earliest practicable time after the preliminary Management Proxy Circular is cleared by the SEC, together with a notice of the Meeting, a proxy and any other document required in connection with the Meeting, each in the form prescribed by applicable Legal Requirements, including summaries or reproductions of the Valuation and Fairness Opinion, all in compliance with Canadian Securities Law and the Exchange Act.

(b)	Each of Longfellow and TransAtlantic shall use its Best Efforts to obtain and provide the information required by applicable Legal Requirements to be included in the Management Proxy Circular, which information shall not, on either the date that the Management Proxy Circular is first mailed or the date that the Meeting is held, contain an untrue statement of a material fact or omit to state a material fact required therein or necessary to make a statement contained therein not misleading in the light of the circumstances in which it was made.

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(c)	TransAtlantic shall provide Longfellow with a reasonable amount of time to review and comment on the Management Proxy Circular, prior to its final approval by the Board of Directors; provided, that any decision concerning the inclusion of Longfellow’s comments, if any, in the Management Proxy Circular shall be made by TransAtlantic and the Board of Directors, acting reasonably and taking account of Longfellow’s comments to the extent that is reasonable and as is permitted by Legal Requirements.

(d)	TransAtlantic shall prepare and file a preliminary Management Proxy Circular (together with any documents required by the Exchange Act), with the SEC by September 25, 2008. TransAtlantic will notify Longfellow promptly of the receipt of any comments from the SEC and of any request by the SEC for amendments or supplements to the preliminary Management Proxy Circular, or for additional information, and will supply Longfellow with copies of all correspondence with the SEC with respect to the preliminary Management Proxy Circular. Whenever any event occurs which TransAtlantic has Knowledge of which should be set forth in an amendment or supplement to the preliminary Management Proxy Circular, TransAtlantic shall promptly inform Longfellow of such occurrence and file with the SEC, and/or mail to each TransAtlantic Shareholder such amendment or supplement.

3.5	TransAtlantic Support for the Purchase

TransAtlantic represents and warrants to Longfellow that:

(a)	the Committee has unanimously recommended approval of the completion of the Purchase and the Concurrent Financing by the Board of Directors;

(b)	the Valuation complies with all applicable requirements of Canadian Securities Law including MI 61-101, and TransAtlantic has provided a copy of the Valuation (which has not be altered or amended) to Longfellow;

(c)	the Financial Advisor has delivered the Fairness Opinion to the Board of Directors;

(d)

the Board of Directors has unanimously determined that the Purchase and the Concurrent Financing are in the best interests of TransAtlantic and the TransAtlantic Shareholders, subject to the abstention of Malone Mitchell, 3rd and Matt McCann; and

(e)	the Board of Directors has unanimously approved this Agreement and the completion of the Concurrent Financing, subject to the abstention of Malone Mitchell, 3rd and Matt McCann.

The Board of Directors shall unanimously recommend, subject to the abstention of Malone Mitchell, 3rd and Matt McCann, in the Management Proxy Circular, that the TransAtlantic Shareholders approve the Purchase and the Concurrent Financing.

ARTICLE 4

PRE-EMPTIVE RIGHTS

4.1	Pre-Emptive Right

For a period of six months after Closing, if TransAtlantic wishes to issue or pursue an offering of Common Shares or securities convertible or exchangeable into Common Shares (collectively, the “Subject Securities”) other than:

(a)	pursuant to securities outstanding as of the date of this Agreement;

(b)	the issuance (or exercise) of options pursuant to the Corporation’s option plan;

(c)	in connection with the retention of employees;

(d)	in connection with the hiring of employees;

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(e)	pursuant to the exercise of previously issued convertible securities or the Purchase Warrants;

(f)	the acquisition of another entity;

(g)	the issuance by the Corporation of securities to Longfellow, Riata or any Associate or Related Party of either of them; or

(h)	the issuance of Common Shares or warrants to purchase Common Shares in connection with a debt financing, reorganization or reincorporation of TransAtlantic;

then Longfellow shall have the right (the “Pre-Emptive Right”), subject to TSX approval and compliance with applicable Legal Requirements, to subscribe for and purchase that number of Subject Securities obtained when the total number of Subject Securities is multiplied by Longfellow’s Proportional Interest determined as of the Closing, which for certainty includes completion of the Concurrent Financing (the “Longfellow Interest”), on the same terms and at the same price that TransAtlantic is prepared to issue the Subject Securities to other prospective purchasers.

If the Subject Securities are being offered by TransAtlantic on different terms to different purchasers, then each such transaction shall be treated as a separate offering for the purposes of this Article 4.

4.2	Notice

TransAtlantic shall give to Longfellow a written notice (the “Sale Notice”) prior to offering or issuing the Subject Securities, which shall specify the number and the class of Subject Securities and the terms and conditions on which they are being or are proposed to be issued.

4.3	Election

Longfellow may elect to purchase the Longfellow Interest by giving a written notice of its election (the “Election Notice”) to TransAtlantic on or before the third day after receiving the Sale Notice. The Election Notice shall state the number of Longfellow Interest securities that Longfellow wishes to purchase, up to the maximum amount specified in Section 4.1. If Longfellow does not deliver an Election Notice within such time-period herein, Longfellow shall be deemed to have elected not to exercise its Pre-Emptive Right.

4.4	Closing

Any purchase of Longfellow Interest by Longfellow pursuant to this Article 4 shall close no later than 21 days following receipt by Longfellow of the Sale Notice, subject to any requirements to obtain the approval of other TransAtlantic Shareholders or any other Legal Requirements, but shall in any case be completed on the basis negotiated by the Corporation with other purchasers. If Longfellow delivers an Election Notice, Longfellow shall be obligated to complete the purchase of the Longfellow Interest on the same basis as other purchasers.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES OF TRANSATLANTIC

Except as otherwise specifically disclosed in the TransAtlantic Disclosure Letter, (as it may be amended and re-stated at any time prior to Closing) TransAtlantic hereby represents and warrants to Longfellow as follows as of the date of this Agreement and the Closing.

5.1	Corporate Standing

TransAtlantic and each of its Subsidiaries is a corporation duly organized, validly subsisting and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to carry on its business and own its properties and assets and is duly qualified as a corporation to do business and is in good standing in each jurisdiction in which the nature of its business or its assets makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect on TransAtlantic and its Subsidiaries taken as a whole.

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5.2	Power and Authority

TransAtlantic has all requisite power, authority and approvals (other than those to be obtained pursuant to Sections 3.1 and 3.2 prior to Closing) to allot, create and issue the Purchase Shares and the Purchase Warrants, to enter into this Agreement and each of the other instruments to be delivered by TransAtlantic pursuant to this Agreement, and to perform all of its obligations hereunder and thereunder, and this Agreement has been, and other such instruments will be as of the Closing duly executed and delivered by TransAtlantic and constitute, and will constitute, legal, valid and binding obligations of TransAtlantic enforceable against TransAtlantic in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights and subject to general principles of equity.

5.3	Execution and Delivery

The execution and delivery of this Agreement, and each of the instruments to be delivered at the Closing by TransAtlantic, and the completion by TransAtlantic of the Purchase, does not and will not violate or conflict, in any manner which might reasonably be expected to materially adversely affect the business, operations, capital or condition (financial or otherwise) of TransAtlantic or its Subsidiaries or their property or assets, with any provision of:

(a)	the Organizational Documents of TransAtlantic or its Subsidiaries;

(b)	the director or shareholder resolutions of TransAtlantic or its Subsidiaries that authorize the Purchase;

(c)	any applicable Legal Requirement;

(d)	any Order applicable to TransAtlantic or its Subsidiaries; or

(e)	any Contract to which TransAtlantic or its Subsidiaries is a party or by which TransAtlantic or its Subsidiaries or any of their assets or property is bound.

TransAtlantic has delivered or made available to Longfellow copies of the Organizational Documents of TransAtlantic and its Subsidiaries, as currently in effect.

5.4	Corporate Records

The corporate records and minute books of TransAtlantic and its Subsidiaries are complete and true and correct in all material respects and such minute books contain copies of minutes of all meetings of the directors, committees of directors and shareholders and of all written resolutions of such directors, committees and shareholders.

5.5	No Defaults Under Legal Requirements

Neither TransAtlantic nor any of its Subsidiaries has received any notice of or is in default or violation of any Order of any Governmental Body or any Legal Requirement which might materially and adversely affect the business, property or financial condition of TransAtlantic or its Subsidiaries.

5.6	Compliance with Legal Requirements

TransAtlantic and its Subsidiaries have filed all material statements and reports required to be filed with any Governmental Body having jurisdiction over, and TransAtlantic and its Subsidiaries have complied in all material respects with all Legal Requirements of Governmental Bodies applicable to, TransAtlantic and its Subsidiaries and the conduct of TransAtlantic’s and its Subsidiaries’ business.

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5.7	Registrations

Each of TransAtlantic and its Subsidiaries has all requisite power and authority and all necessary registrations, licenses and permits to carry on the business as now conducted by it and to own its assets, except where the failure to have such power, authority, registrations, licenses and permits would not have a material adverse effect on TransAtlantic and its Subsidiaries, taken as a whole.

5.8	Subsidiaries

TransAtlantic has no Subsidiaries other than TransAtlantic Petroleum (USA) Corp., TransAtlantic Worldwide Ltd., TransAtlantic Maroc Ltd., TransAtlantic Worldwide Romania SRL, TransAtlantic Turkey Ltd., TransAtlantic North Sea, Ltd. and TransAtlantic Petroleum Cyprus Limited. TransAtlantic owns, directly or indirectly, all of the issued and outstanding shares of each of its Subsidiaries free and clear of all encumbrances and no person holds any securities convertible into or exchangeable for shares of its Subsidiaries or has any agreement or right to acquire shares of its Subsidiaries.

5.9	Partnerships or Joint Ventures

Except as set forth in the Public Filings of TransAtlantic, TransAtlantic is not a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind (other than industry standard joint operating agreements and royalty agreements entered into in the Ordinary Course of Business) and is not a party to any agreement under which TransAtlantic agrees to carry on any part of the business of TransAtlantic or any other activity in such manner or by which TransAtlantic agrees to share any revenue or profit with any other Person.

5.10	Disclosure

No representation or warranty of TransAtlantic in this Agreement and no statement in the TransAtlantic Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to TransAtlantic that has specific application to TransAtlantic or its Subsidiaries (other than general economic or industry conditions) and that materially adversely affects or materially threatens, the assets, business, prospects, financial condition, or results of operations of TransAtlantic or its Subsidiaries that has not been disclosed herein or reflected or reserved against in the TransAtlantic Financial Statements.

5.11	Information Provided

The information and statements which have been provided to Longfellow by TransAtlantic or its directors, officers, employees or agents were true and correct in all material respects when made and did not contain any misrepresentation or omit to state a material fact that would be necessary to be stated in order for a statement not to be materially misleading, in each case, as of the respective dates of such information or statements.

5.12	No Judgments, Lawsuits or Claims

There are no outstanding judgments or Orders against TransAtlantic or its Subsidiaries or to which TransAtlantic or its Subsidiaries are subject or by which their assets are bound and there are no claims, Proceedings, actions or lawsuits in existence, or to TransAtlantic’s Knowledge, Threatened or asserted against TransAtlantic or its Subsidiaries or with respect to any of the assets of TransAtlantic or its Subsidiaries or the interests of TransAtlantic or its Subsidiaries therein that would materially and adversely affect the business, property or financial condition of TransAtlantic or its Subsidiaries, taken as a whole, including but not limited to Environmental, Health and Safety Liabilities.

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5.13	No Transfer Restrictions

TransAtlantic is a “distributing company” as that term is used in the Business Corporations Act (Alberta) and there are no restrictions on the transfer of the securities of TransAtlantic contained in the Organizational Documents of TransAtlantic and TransAtlantic covenants that no such restrictions shall be agreed to by it in respect of the transfer of the Purchase Shares or Warrant Shares other than restrictions imposed by or under applicable Canadian Securities Laws or U.S. securities legislation. TransAtlantic is a reporting issuer, not on a list of reporting issuers in default, in the provinces of British Columbia, Alberta and Ontario.

5.14	Securities Authorities

No securities commission or similar regulatory authority has issued any Order preventing or suspending trading of any securities of TransAtlantic. TransAtlantic is not in default of any material requirement of applicable securities legislation and, subject to and on the basis that the representations and warranties of Longfellow in this Agreement being true, TransAtlantic is entitled to avail itself of the applicable prospectus and registration exemptions available under the Securities Act (Alberta), the Securities Act and state securities laws in respect of the issuance of its securities to Longfellow as contemplated by this Agreement.

5.15	Issuance of Purchase Shares, Purchase Warrants and Warrant Shares

The Purchase Shares shall be duly issued at the Closing (and the Warrant Shares, when issued in accordance with the terms of the Purchase Warrants, shall be duly issued), as fully paid and non-assessable shares and will be duly and validly created, authorized and issued by TransAtlantic.

5.16	Encumbrances of Securities

All of the Purchase Shares, Purchase Warrants and Warrant Shares shall be issued to Longfellow free of any Encumbrances or other adverse claims of any kind whatsoever created by, through or under TransAtlantic.

5.17	Capitalization

The authorized capital of TransAtlantic consists of an unlimited number of Common Shares and an unlimited number of preferred shares, issuable in series. As of the date of this Agreement there were issued and outstanding 79,732,428 Common Shares and no preferred shares. The only outstanding options, warrants, or other rights to purchase Common Shares or preferred shares are stock options to purchase a total of 4,413,334 Common Shares and warrants to purchase 3,504,375 Common Shares, the terms of which are described in the TransAtlantic Disclosure Letter. All Common Shares which are outstanding as of the date hereof, or will be outstanding immediately prior to the Closing, are or will be duly authorized, validly issued, fully paid and non-assessable, and are not or will not be subject to, or issued in violation of, any preemptive rights. Except as set forth above:

(a)	there are no shares of TransAtlantic authorized or outstanding, and there are no subscriptions, options to purchase shares of TransAtlantic, conversion or exchange rights, warrants, preemptive rights or other agreements, claims or commitments of any nature whatsoever (whether firm or conditional) obligating TransAtlantic to issue, transfer, deliver to sell, or cause to be issued, transferred, delivered or sold, additional shares or other securities or interest of TransAtlantic or obligating TransAtlantic to grant, extend or enter into any such agreement or commitment; and

(b)	there currently are no registration rights or similar rights outstanding with respect to the Common Shares other than those granted pursuant to the existing registration rights agreement between TransAtlantic and Riata.

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5.18	No Finder’s Fee

No Person acting or purporting to act for TransAtlantic or its Subsidiaries is entitled to any brokerage or finder’s fee in connection with this Agreement, however the Financial Advisor is entitled to fees for the Valuation and Fairness Opinion.

5.19	Taxes

(a)	TransAtlantic and each of its Subsidiaries has in a due and timely manner, filed all material reports and Tax Returns respecting Taxes and other fees, charges and levies of every nature and kind, and has duly, completely and correctly filed all information and data in connection therewith, required to be filed by it with any Governmental Body to whom TransAtlantic and each of its Subsidiaries and their business or assets are subject and all amounts shown on any Tax Returns (including, without limitation, any losses or balances available for future deductions) are true and correct;

(b)	TransAtlantic and its Subsidiaries have paid all Taxes and other fees, charges and levies, and any interest, penalties and fines in connection therewith, properly due and payable (including, without limitation, with respect to payments to employees and non-resident Persons), and have paid all of same in connection with all known assessments, reassessments and adjustments;

(c)	no other Taxes or other fees, charges or levies, nor any interest, penalties or fines have been claimed by any Governmental Body or are known to TransAtlantic to be due and owing by TransAtlantic or its Subsidiaries or are Threatened or known by TransAtlantic to be pending (including all tax installments) or by reason of the Purchase will become due and owing by TransAtlantic or its Subsidiaries, and there are no matters of dispute or under discussion with any Governmental Body, relating to Taxes or other fees, charges, levies, interest, penalties or fines asserted by such Governmental Body;

(d)	TransAtlantic and its Subsidiaries have withheld all amounts required to be withheld, including without limiting the generality of the foregoing, all amounts required to be withheld under any applicable U.S. Legal Requirement, the Income Tax Act (Canada), for employee deductions, employment insurance, the Canada Pension Plan and Goods and Services Tax payable under the Excise Tax Act (Canada) and any other amounts required by law to be withheld from any payments made to residents or non-residents and any of its officers, directors and employees, and have paid the same to the proper Governmental Body;

(e)	there are no agreements, waivers (including a waiver in respect of time within which a reassessment may be made by any Governmental Body) or other arrangements providing for any extension of time with respect to the filing of any Tax Returns by, or payment of any Taxes, governmental charge or deficiency against, TransAtlantic or its Subsidiaries or which provide for any extension of time within which a Governmental Body may assess, reassess or collect Taxes from TransAtlantic or its Subsidiaries;

(f)	there are no Proceedings, investigations or claims Threatened or, to TransAtlantic’s Knowledge, pending against TransAtlantic or its Subsidiaries in respect of Taxes, governmental charges or assessments, or any other matters under discussion with any Governmental Body relating to Taxes, charges or assessments asserted by any such Governmental Body; and

(g)	in each jurisdiction in which TransAtlantic and its Subsidiaries carry on business or are otherwise required to file Tax Returns, all liabilities for Taxes of TransAtlantic have been assessed by the relevant Governmental Body and notices of assessment have been issued by the relevant Governmental Body for all taxation years or periods ending on or before December 31, 2007.

5.20	Employee Commitments

Other than options issued to employees and as set forth in the TransAtlantic Disclosure Letter, neither TransAtlantic nor its Subsidiaries is a party to or bound by any written or oral employment, service, pension, employee benefit agreement or collective bargaining agreement or other Contract with or respecting its

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employees or bound by or obligated to make any contributions under any pension plan or arrangement or any retirement income plan, deferred profit sharing plan or similar plan or arrangement, or any plan, program or other arrangement providing for medical services or coverage, dental care and life insurance.

5.21	Leases

Each lease (or agreement in the nature of a lease) to which TransAtlantic and its Subsidiaries are a party, whether as lessor or lessee, is in good standing and in full force and effect without amendment thereto and neither TransAtlantic nor its Subsidiaries are in breach of any of the material covenants, conditions or agreements contained in any such lease.

5.22	Insider Debt

None of the directors, former directors, officers, former officers, shareholders, former shareholders or employees of TransAtlantic or its Subsidiaries or any Person not dealing at arm’s length (as such term is construed under the Income Tax Act (Canada)) with any of the foregoing is indebted to TransAtlantic or its Subsidiaries.

5.23	Powers of Attorney

TransAtlantic has not granted to any Person a general or special power of attorney for TransAtlantic, other than the powers of attorney granted by TransAtlantic in connection with its extra-provincial registrations.

5.24	Guarantees

Neither TransAtlantic nor any of its Subsidiaries is a party to or bound by any agreement or guarantee, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any Person except as set forth in the TransAtlantic Disclosure Letter.

5.25	Non-Arm’s Length Transactions

To TransAtlantic’s Knowledge, other than Malone Mitchell, 3rd and certain entities which he controls, no director, officer, shareholder or employee of TransAtlantic or its Subsidiaries and no entity that is an Affiliate or associate of one or more of such individuals:

(a)	owns, directly or indirectly, any interest in (except for shares representing less than 10% of the outstanding shares of any class or series of shares of any company), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a material and principal competitor of TransAtlantic or its Subsidiaries or their business or a lessor, lessee, supplier, distributor, sales agent or customer of TransAtlantic or its Subsidiaries or their business;

(b)	owns, directly or indirectly, in whole or in part, any property that TransAtlantic or its Subsidiaries use in the operation of their business; or

(c)	has any cause of action or other claim whatsoever against TransAtlantic or its Subsidiaries in connection with their business.

5.26	No Defaults

To TransAtlantic’s Knowledge, TransAtlantic and its Subsidiaries are not in breach or default, have not received any notice of default or violation, and are not aware of any potential or Threatened notice of alleged default or violation, of the provisions of any Contracts, agreements, indentures or instruments to which TransAtlantic or any of its Subsidiaries is a party which might reasonably be expected to materially adversely affect the business, operations, capital or condition (financial or otherwise) of TransAtlantic or any of its Subsidiaries or any of their respective property or assets.

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5.27	Operating Permits and Licenses

TransAtlantic and its Subsidiaries own or hold all material Governmental Authorizations, Consents, authorizations, approvals, privileges, waivers, exemptions, Orders (inclusionary or exclusionary) or other concessions required in connection with the ownership and operation of their assets and the conduct of their business. All such permits and licenses are valid and enforceable, each in accordance with their respective terms, and to the Knowledge of TransAtlantic, no party to any of such permits and licenses is in material default thereunder or in material breach thereof or would, with the giving of notice or the lapse of time or both, be in material breach or material default.

5.28	Residency

TransAtlantic is a taxable Canadian Corporation within the meaning of the Income Tax Act (Canada).

5.29	Environmental

(a)	To TransAtlantic’s Knowledge, TransAtlantic and its Subsidiaries have been and are in compliance with all applicable Environmental Laws, Orders, directives and decisions rendered by any Governmental Body relating to the protection of the Environment, occupational health and safety or the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any pollutants, contaminants, chemicals or industrial toxic or Hazardous Materials, Hazardous Activity, the failure to comply with which would have a material adverse effect on their business;

(b)	To TransAtlantic’s Knowledge, the real property, whether owned or leased, on which TransAtlantic or its Subsidiaries have carried, and now carry, on their business is free of all Environmental, Health, and Safety Liabilities, there are not any Hazardous Materials or Hazardous Activity stored in or on the real property, whether owned or leased, on which TransAtlantic has carried, or now carries, on its business, and TransAtlantic has not permitted the escape of any Hazardous Material on the real property, whether owned or leased, on which TransAtlantic or its Subsidiaries have carried, or now carry, on their business; and

(c)	There have been no Orders issued, environmental audits, evaluations, assessments or investigations conducted or other Proceedings taken or, to TransAtlantic’s Knowledge, Threatened against or relating to TransAtlantic, its Subsidiaries, their officers or directors, or their business or assets under any applicable Environmental Law.

5.30	Certain Payments

Neither TransAtlantic nor any of its Subsidiaries, nor, to TransAtlantic’s Knowledge, any director, officer, agent, or employee of TransAtlantic or its Subsidiaries, nor, to TransAtlantic’s Knowledge, any other Person associated with or acting for or on behalf of TransAtlantic or its Subsidiaries, has directly or indirectly:

(a)	made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services other than routine entertainment expenses (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of TransAtlantic or its Subsidiaries or any related party of TransAtlantic or its Subsidiaries, or (iv) in violation of any Legal Requirement; or

(b)	established or maintained any fund or asset that has not been recorded in the books and records of TransAtlantic or its Subsidiaries.

5.31	Financial Statements

(a)	TransAtlantic has delivered to Longfellow the audited balance sheets of TransAtlantic and the related audited statements of income and cash flows for the twelve-month periods ending December 31, 2006 and 2007 and the unaudited balance sheet of TransAtlantic and the related statements of income and cash flow for the six-month period ending June 30, 2008 (collectively, the “TransAtlantic Financial Statements”).

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(b)	The TransAtlantic Financial Statements fairly present the financial condition and the results of operations of TransAtlantic as of the respective dates and for the periods referred to in such financial statements. The TransAtlantic Financial Statements reflect the consistent application of TransAtlantic’s accounting principles throughout the periods involved. No financial statements of any other Person are required by GAAP to be included in the TransAtlantic Financial Statements.

(c)	TransAtlantic has no material debt or liability of any kind whatsoever (whether accrued, contingent, absolute or otherwise) except for debt or liabilities incurred in the Ordinary Course of Business or as set forth in the balance sheet dated December 31, 2007.

5.32	No Material Adverse Change

Since the date of the TransAtlantic Financial Statements, there has not been any material adverse change in the business, operations, properties, assets, results, working capital position or condition (financial or other) of TransAtlantic or its Subsidiaries, and no event has occurred or circumstance exists that is reasonably likely to result in such a material adverse change other than such changes that may have occurred as a result of general conditions in the industry in which TransAtlantic and its Subsidiaries operate.

5.33	Compliance with Securities Laws

As of the date hereof, TransAtlantic has timely filed all reports, schedules, forms, statements and other documents required to be filed under the Securities Act, the Exchange Act and Canadian Securities Laws (all of the foregoing and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to as the “Public Filings”) by TransAtlantic. As of their respective dates of filing, such Public Filings complied in all material respects with the requirements of the Exchange Act, the Securities Act and Canadian Securities Laws, as the case may be, and none of such Public Filings, at the time they were filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of TransAtlantic (including the consolidated financial statements of TransAtlantic and its Subsidiaries, as applicable) included in such Public Filings and the related notes complied as to form in all material respects with applicable accounting requirements and the published rules and regulations with respect thereto. All material agreements that were required to be filed as exhibits to the Public Filings to which TransAtlantic or any of its Subsidiaries is a party, or the property or assets of TransAtlantic or any of its Subsidiaries is subject, have been filed as exhibits to such Public Filings.

5.34	Disclosure Controls and Procedures

TransAtlantic has established and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) or Rule 15d-15(e) of the Exchange Act) that are effective in all material respects to ensure that material information relating to TransAtlantic and its Subsidiaries is made known to TransAtlantic’s chief executive officer and chief financial officer. Except as disclosed in the Public Filings of TransAtlantic, TransAtlantic maintains a system of accounting controls sufficient to provide reasonable assurances that: (a) transactions of TransAtlantic and its Subsidiaries are executed in accordance with management’s general or specific authorization; (b) transactions of TransAtlantic and its Subsidiaries are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets of TransAtlantic and its Subsidiaries is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

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5.35	Insurance

TransAtlantic and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks, including fire, and in such amounts as TransAtlantic believes are prudent and customary for a company in the business and operating in the locations in which TransAtlantic or its Subsidiaries operate. All such coverage is in full force and effect, and TransAtlantic or its Subsidiaries, as applicable, have complied with all material terms and conditions of such coverage, including premium payments. Neither TransAtlantic nor any of its Subsidiaries has received any written notice that TransAtlantic or its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires.

5.36	Change of Control

There is no control share acquisition, business combination, or other similar anti-takeover provision under the Organizational Documents applicable to the Purchase. Neither TransAtlantic nor any of its Subsidiaries has adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of securities or a change in control.

5.37	Title to Oil and Gas Properties

TransAtlantic and its Subsidiaries have defensible title to all of their Oil and Gas Properties. Subject to those Encumbrances set forth in the TransAtlantic Disclosure Letter, each Oil and Gas Property entitles TransAtlantic or its Subsidiaries, as the case may be, to receive not less than their undivided ownership interest set forth in all production saved and sold from or attributable to such Oil and Gas Property and the portion of the costs and expenses of operation and development of such Oil and Gas Property that is borne or to be borne by TransAtlantic is not greater than their undivided ownership interest. The Leases and Concession Agreements comprising the Oil and Gas Properties are in full force and effect, and any proceeds from the sale of TransAtlantic’s and its Subsidiaries’ share of the production from its Oil and Gas Properties are currently being paid in full to TransAtlantic or its Subsidiaries by the purchasers thereof on a timely basis, and none of such proceeds are currently being held in suspense by such purchaser or any other Person.

5.38	Required Approvals

No approvals are required pursuant to Legal Requirements to complete the Purchase, other than as described in Article 3 or as have already been obtained.

5.39	Investment Intent

TransAtlantic acknowledges that the Longe Shares it will receive in connection with the Purchase have not been registered under the Securities Act and that such shares may not be resold absent such registration or unless an exemption under the Securities Act is available. TransAtlantic is acquiring the Longe Shares for its own account, for investment purposes only and not with a view toward distribution thereof. TransAtlantic qualifies as an “accredited investor” as such term is defined in Rule 501(a) promulgated pursuant to the Securities Act.

ARTICLE 6

REPRESENTATIONS AND WARRANTIES OF LONGFELLOW

Except as otherwise specifically disclosed in the Longe Disclosure Letter, (as it may be amended and re-stated by Longfellow at any time prior to Closing) Longfellow hereby represents and warrants to TransAtlantic as follows at the date of this Agreement and the Closing.

6.1	Longfellow Standing

Longfellow is a limited partnership duly organized and validly subsisting under the laws of the State of Texas.

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6.2	Power and Authority

Longfellow has all requisite power, authority and approvals to enter into this Agreement and each of the other respective instruments to be delivered by it pursuant to this Agreement, and to perform all of its obligations hereunder and thereunder, and this Agreement has been, and other such instruments will, as of the Closing, be duly executed and delivered by it and constitute, and will constitute, legal, valid and binding obligations of it enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights and subject to general principals of equity.

6.3	No Finder’s Fee

There is no Person acting or purporting to act for Longfellow or its Subsidiaries entitled to any brokerage or finder’s fee in connection with this Agreement.

6.4	Certain Requirements of Alberta Law

Longfellow is not a resident in Alberta and acknowledges that:

(a)	no securities commission or similar regulatory authority has reviewed or passed on the merits of the Purchase Shares, Purchase Warrants or Warrant Shares;

(b)	there is no government or other insurance covering the Purchase Shares, Purchase Warrants or Warrant Shares;

(c)	there are risks associated with the acquisition of the Purchase Shares, Purchase Warrants and Warrant Shares;

(d)	there are restrictions on its ability to resell the Purchase Shares, Purchase Warrants or Warrant Shares and it is Longfellow’s responsibility to find out what those restrictions are and to comply with them before selling such securities; and

(e)	the Corporation has advised it that the Corporation is relying on an exemption from the requirements to provide it with a prospectus and to sell securities through a person or company registered to sell securities under the Securities Act (Alberta) and other applicable securities laws and, as a consequence of acquiring Purchase Shares, Purchase Warrants or Warrant Shares pursuant to this exemption, certain protections, rights and remedies provided by the Securities Act (Alberta) and other applicable securities laws, including statutory rights of rescission or damages, will not be available to it; and

(f)	the certificate(s) representing the Purchase Shares and Purchase Warrants acquired hereunder will be endorsed by a legend stating that the securities will be subject to restrictions on resale in accordance with applicable securities legislation.

6.5	Investment Intent

Longfellow:

(a)	understands that the Purchase Shares and Purchase Warrants to be acquired by it are “restricted securities” within the meaning of Rule 144 of the Securities Act and have not been registered under applicable Canadian Securities Laws, the Securities Act, or any state securities laws;

(b)	is acquiring the Purchase Shares and Purchase Warrants as principal for its own account and not with a view to, or for distributing or reselling such Purchase Shares, Purchase Warrants or Warrant Shares or any part thereof in violation of applicable Canadian Securities Laws, the Securities Act, or any state securities laws;

(c)

has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of applicable Canadian Securities Laws, the Securities Act or any state securities laws (this

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representation and warranty not limiting Longfellow’s right to sell the Common Shares in compliance with applicable United States federal and state securities laws, and Canadian Laws). Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by Longfellow to hold the Common Shares for any period of time;

(d)	is not a registered broker dealer or an entity engaged in the business of being a broker dealer;

(e)	at the time of the Closing, will not have any agreements or understandings directly or indirectly, with any Person to distribute any such securities other than in the Amended and Restated Registration Rights Agreement; and

(f)	is aware of the provisions of Rule 144 of the Securities Act, which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, which may include, among other things, the existence of a public market for the shares, the availability of certain current public information about TransAtlantic, the resale occurring not less than six months after a party has purchased and paid for the security to be sold, the sale being effected through a “broker’s transaction”, transactions directly with a “market maker” or certain “riskless principal transactions”, the requirement to file Form 144 with the SEC and the number of shares being sold during any three-month period not exceeding specified limitations.

6.6	Purchaser Status

Longfellow:

(a)	at the date of the Closing will be an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the Securities Act;

(b)	is not purchasing the Purchase Shares or Purchase Warrants as a result of any advertisement, article, notice or other communication regarding the Purchase Shares or Purchase Warrants published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement;

(c)	has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchase Shares, Purchase Warrants or Warrant Shares, and has so evaluated the merits and risks of such investment;

(d)	is able to bear the economic risk of an investment in the Purchase Shares and the Purchase Warrants and, at the present time, is able to afford a complete loss of such investment;

(e)	acknowledges that it has had the opportunity to review the disclosure materials and has been afforded:

(i)	the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of TransAtlantic concerning the terms and conditions of the purchase of the Purchase Shares and Purchase Warrants and the merits and risks of investing in the Purchase Shares, Purchase Warrants and Warrant Shares;

(ii)	access to information about TransAtlantic and its Subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and

(iii)	the opportunity to obtain such additional information that TransAtlantic possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment;

(f)	has sought such accounting, legal and tax advice as it has considered necessary to make an informed decision with respect to its acquisition of the Purchase Shares and Purchase Warrants;

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(g)	other than with respect to the transactions contemplated herein, since the 30th day prior to the date of this Agreement, neither Longfellow nor any of its Affiliates which:

(i)	had knowledge of the transactions contemplated hereby;

(ii)	has or shares discretion relating to any Longfellow investments or trading or information concerning any Longfellow investments, including in respect of the Purchase Shares and Purchase Warrants; and

(iii)	is subject to Longfellow’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”);

has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with Longfellow or any Trading Affiliate, effected or agreed to effect any short sales involving TransAtlantic’s securities, borrowed or pre-borrowed any Common Shares, or granted any other right (including without limitation, any put or call option) with respect to the Purchase Shares or with respect to any security that includes, relates to or derived any significant part of its value from the Purchase Shares or otherwise sought to hedge its position in the Common Shares (each, a “Prohibited Transaction”). Longfellow has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction);

(h)	is resident in the State of Oklahoma;

(i)	has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with the Purchase;

(j)	understands that the Purchase Shares and Purchase Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of U.S. federal and state securities laws and the prospectus and registration requirements of Canadian Securities Laws and that TransAtlantic is relying in part upon the truth and accuracy of, and Longfellow’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of Longfellow set forth herein in order to determine the availability of such exemptions and the eligibility of Longfellow to acquire the Purchase Shares and Purchase Warrants; and

(k)	understands that no U.S. federal or state agency, Canadian federal or provincial agency or any other Governmental Body has passed on or made any recommendation or endorsement of the Purchase Shares, Purchase Warrants or Warrant Shares or the fairness or suitability of the investment in the Purchase Shares, Purchase Warrants or Warrant Shares nor have such authorities passed upon or endorsed the merits of the offering of the Purchase Shares or Purchase Warrants.

6.7	Longe Corporate Standing

Longe and each of its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and authority to carry on its business and own its properties and assets and is duly qualified as a corporation to do business and is in good standing in each jurisdiction in which the nature of its business or its assets make such qualification necessary, except where the failure to so qualify would not have a material adverse effect on Longe and its Subsidiaries taken as a whole.

6.8	Execution and Delivery

The execution and delivery of this Agreement, and each of the instruments to be delivered at the Closing by Longfellow, and the completion by Longfellow of the Purchase, does not and will not violate or conflict, in any manner which might reasonably be expected to materially adversely affect the business, operations, capital or condition (financial or otherwise) of Longe or its Subsidiaries or their property or assets, with any provision of:

(a)	the Organizational Documents of Longfellow, Longe or their respective Subsidiaries;

(b)	the limited partner, director or shareholder resolutions (as applicable) of Longfellow, Longe or their respective Subsidiaries that authorize the Purchase;

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(c)	any applicable Legal Requirement;

(d)	any Governmental Authority that is held by Longe or any of its Subsidiaries or that otherwise relates to the business of, or to any of the assets owned, used or controlled by, Longe or any of its Subsidiaries;

(e)	any Order applicable to Longfellow, Longe or their respective Subsidiaries; or

(f)	any Contract to which Longfellow, Longe or their respective Subsidiaries is a party or by which Longfellow, Longe or their respective Subsidiaries or any of their assets or property is bound.

Longfellow has delivered to TransAtlantic copies of the Organizational Documents of Longe and its Subsidiaries, as currently in effect.

6.9	Corporate Records

The corporate records and minute books of Longe and its Subsidiaries are complete and true and correct in all material respects and such minute books contain copies of minutes of all meetings of the directors, committees of directors and shareholders and of all written resolutions of such directors, committees and shareholders.

6.10	No Defaults Under Legal Requirements

Neither Longe nor any of its Subsidiaries has received any notice of or is in default or violation of any Order of any Governmental Body or any Legal Requirement which might materially and adversely affect the business, property or financial condition of Longe or its Subsidiaries.

6.11	Compliance with Legal Requirements

Longe and its Subsidiaries have filed all material statements and reports required to be filed with any Governmental Body having jurisdiction over, and Longe and its Subsidiaries are, and at all times since inception have been, in compliance in all material respects with all Legal Requirements of Governmental Bodies applicable to, Longe and its Subsidiaries and the conduct of Longe’s and its Subsidiaries’ business.

6.12	Registrations

Longe and its Subsidiaries have all requisite power and authority and all necessary registrations, licenses and permits to carry on the business as now conducted by them and to own their assets, except where the failure to have such power, authority, registration, licenses and permits would not have a material adverse effect on Longe and its Subsidiaries, taken as a whole.

6.13	Subsidiaries

Longe has no Subsidiaries other than Viking International Limited, a Bermuda limited company, Longe Energy Cyprus Limited, a Cyprus limited company, and Riata Energy Turkiye Ltd., a Bermuda limited company, none of which have carried on any business. Longe owns, directly, or indirectly, all of the issued and outstanding shares of each of its Subsidiaries free and clear of all Encumbrances and no person holds any securities convertible into or exchangeable for shares of its Subsidiaries or has any agreement or right to acquire shares of its Subsidiaries.

6.14	Partnerships or Joint Ventures

Longe is not a partner or participant in any partnership, joint venture, profit-sharing arrangement or other association of any kind (other than industry standard joint operating agreements and royalty agreements entered into in the Ordinary Course of Business) and is not a party to any agreement under which Longe agrees to carry on any part of the business of Longe or any other activity in such manner or by which Longe agrees to share any revenue or profit with any other Person.

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6.15	Disclosure

No representation or warranty of Longfellow in this Agreement and no statement in the Longe Disclosure Letter omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact known to Longfellow or Longe that has specific application to Longfellow, Longe or their respective Subsidiaries (other than general economic or industry conditions) and that materially adversely affects or materially threatens, the assets, business, prospects, financial condition, or results of operations of Longe or its Subsidiaries that has not been disclosed herein or reflected or reserved against in the Longe Financial Statements.

6.16	Information Provided

The information and statements which have been provided to TransAtlantic by Longfellow or Longe (or either entities’ directors, officers, employees or agents) were true and correct in all material respects when made and did not contain any misrepresentation or omit to state a material fact that would be necessary to be stated in order for a statement not to be materially misleading, in each case, as of the respective dates of such information or statements.

6.17	No Judgments, Lawsuits or Claims

There are no outstanding judgments or Orders against Longe or its Subsidiaries or to which Longe or its Subsidiaries are subject or by which their assets are bound, and there are no claims, Proceedings, actions or lawsuits in existence, or to Longfellow’s or Longe’s Knowledge, Threatened or asserted against Longe or its Subsidiaries or with respect to any of the assets of Longe or its Subsidiaries or the interests of Longe or its Subsidiaries therein, that would materially and adversely affect the business, property or financial condition of Longe or its Subsidiaries, including but not limited to Environmental, Health and Safety Liabilities.

6.18	No Transfer Restrictions

There are no restrictions on the transfer of the securities of Longe contained in the Organizational Documents of Longe, and Longfellow covenants that no such restrictions shall be agreed to by it in respect of the transfer of the Longe Shares other than restrictions imposed by or under applicable Canadian Securities Laws or U.S. securities legislation. Assuming the representations of TransAtlantic in Article 5 are true as at the Closing Date, Longfellow’s sale of the Longe Shares is exempt from registration under the Securities Act.

6.19	Securities Authorities

No securities commission or similar regulatory authority has issued any Order preventing or suspending trading of any securities of Longe and Longe is not in default of any material requirement of applicable securities legislation.

6.20	Ownership and Encumbrances

All of the Longe Shares are owned beneficially and of record by Longfellow, which has good and marketable title thereto, and all of the Longe Shares shall be transferred to TransAtlantic free of any Encumbrances or other adverse claims of any kind whatsoever created by, through or under Longfellow.

6.21	Capitalization

The authorized capital stock of Longe consists of 1,000 shares of common stock and no shares of preferred stock, par value $0.10 per share. As of the date of this Agreement, there were issued and outstanding 1,000 shares of common stock and no shares of preferred stock. The outstanding shares of common stock of Longe

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have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all U.S. federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. There are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in Longe or any Contract, commitment, agreement, understanding or arrangement of any kind to which Longe or Longfellow is a party or of which Longe or Longfellow has Knowledge and relating to the issuance or sale of any capital stock of Longe, any such convertible or exchangeable securities or any such rights, warrants or options. Without limiting the foregoing and except as provided herein or as disclosed in the Longe Disclosure Letter, no preemptive right, co-sale right, right of first refusal, registration right, or other similar right exists with respect to the Purchase Shares or Purchase Warrants. Except as disclosed in the Longe Disclosure Letter, there are no shareholder agreements, voting agreements or other similar agreements with respect to the common stock of Longe to which Longe or Longfellow is a party.

6.22	Taxes

(a)	Longe and each of its Subsidiaries has in a due and timely manner, filed all material reports and Tax Returns respecting Taxes and other fees, charges and levies of every nature and kind, and has duly, completely and correctly filed all information and data in connection therewith, required to be filed by it with any Governmental Body to whom Longe and each of its Subsidiaries and their business or assets are subject and all amounts shown on any Tax Returns (including, without limitation, any losses or balances available for future deductions) are true and correct;

(b)	Longe and its Subsidiaries have paid all Taxes and other fees, charges and levies, and any interest, penalties and fines in connection therewith, properly due and payable (including, without limitation, with respect to payments to employees and non-resident Persons), and have paid all of same in connection with all known assessments, reassessments and adjustments;

(c)	no other Taxes or other fees, charges or levies, nor any interest, penalties or fines have been claimed by any Governmental Body or are known to Longfellow or Longe to be due and owing by Longe or its Subsidiaries or are Threatened or known by Longfellow or Longe to be pending (including all tax installments) or by reason of the Purchase will become due and owing by Longe or its Subsidiaries and there are no matters of dispute or under discussion with any Governmental Body, relating to Taxes or other fees, charges, levies, interest, penalties or fines asserted by such Governmental Body;

(d)	Longe and its Subsidiaries have withheld all amounts required to be withheld, including without limiting the generality of the foregoing, all amounts required to be withheld under any applicable U.S. Legal Requirement and any other amounts required by law to be withheld from any payments made to residents or non-residents and any of its officers, directors and employees, and have paid the same to the proper Governmental Body;

(e)	there are no agreements, waivers (including a waiver in respect of time within which a reassessment may be made by any Governmental Body) or other arrangements providing for any extension of time with respect to the filing of any Tax Returns by, or payment of any Taxes, governmental charge or deficiency against, Longe or its Subsidiaries, or which provide for any extension of time within which a Governmental Body may assess, reassess or collect Taxes from Longe or its Subsidiaries;

(f)	there are no Proceedings, investigations or claims Threatened or, to Longfellow’s or Longe’s Knowledge, pending against Longe or its Subsidiaries in respect of Taxes, governmental charges or assessments, or any other matters under discussion with any Governmental Body relating to Taxes, charges or assessments asserted by any such Governmental Body; and

(g)	in each jurisdiction in which Longe and its Subsidiaries carry on business or are otherwise required to file Tax Returns, all liabilities for Taxes of Longe have been assessed by the relevant Governmental Body and notices of assessment have been issued by the relevant Governmental Body for all taxation years or periods ending on or before December 31, 2007.

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6.23	Employee Commitments

Neither Longe nor its Subsidiaries has any employees nor is it a party to or bound by any written or oral employment, service, pension, employee benefit agreement or collective bargaining agreement or other Contract with or respecting any employees or bound by or obligated to make any contributions under any pension plan or arrangement or any retirement income plan, deferred profit sharing plan or similar plan or arrangement, or any plan, program or other arrangement providing for medical services or coverage, dental care and life insurance. The completion of the Purchase will not create any liability of Longe to make any payments to its directors or officers.

6.24	Leases

Each lease (or agreement in the nature of a lease) to which Longe and its Subsidiaries are a party, whether as lessor or lessee, is in good standing and in full force and effect without amendment thereto, and neither Longe nor any of its Subsidiaries is in breach of any of the material covenants, conditions or agreements contained in any such lease.

6.25	Insider Debt

None of the directors, former directors, officers, former officers, shareholders, former shareholders or employees of Longe or its Subsidiaries or any Person not dealing at arm’s length (as such term is construed under the Income Tax Act (Canada)) with any of the foregoing is indebted to Longe or its Subsidiaries.

6.26	Powers of Attorney

Longe has not granted to any Person a general or special power of attorney for Longe.

6.27	Guarantees

Neither Longe nor any of its Subsidiaries is a party to or bound by any agreement or guarantee, indemnification, assumption or endorsement or any other like commitment of the obligations, liabilities (contingent or otherwise) or indebtedness of any Person, except as set forth in the Longfellow Disclosure Letter.

6.28	Non-Arm’s Length Transactions

To Longfellow’s or Longe’s Knowledge, no director, officer, shareholder or employee of Longe or its Subsidiaries (and no entity that is an Affiliate or Associate of one or more of such individuals):

(a)	owns (directly or indirectly) any interest in (except for shares representing less than 10% of the outstanding shares of any class or series of shares of any company), or is an officer, director, employee or consultant of, any Person which is, or is engaged in business as, a material and principal competitor of Longe or its Subsidiaries or their business, or a lessor, lessee, supplier, distributor, sales agent or customer of Longe or its Subsidiaries or their business;

(b)	owns, directly or indirectly, in whole or in part, any property that Longe or its Subsidiaries use in the operation of their business; or

(c)	has any cause of action or other claim whatsoever against Longe or its Subsidiaries in connection with their business.

6.29	No Defaults

To Longfellow’s or Longe’s Knowledge, Longe and its Subsidiaries are not in breach or default, have not received any notice of default or violation, and are not aware of any potential or Threatened notice of alleged

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default or violation, of the provisions of any Contracts, agreements, indentures or instruments to which Longe or any of its Subsidiaries is a party which might reasonably be expected to materially adversely affect the business, operations, capital or condition (financial or otherwise) of Longe or any of its Subsidiaries or any of their respective property or assets.

6.30	Operating Permits and Licenses

Longe and its Subsidiaries own or hold all material Governmental Authorizations, Consents, authorizations, approvals, privileges, waivers, exemptions, Orders (inclusionary or exclusionary) or other concessions required in connection with the ownership and operation of their assets and the conduct of their business. All such permits and licenses are valid and enforceable, each in accordance with their respective terms, and to the Knowledge of Longfellow or Longe, no party to any of them is in default thereunder or in breach thereof or would, with the giving of notice or the lapse of time or both, be in breach or default.

6.31	Environmental

(a)	To Longfellow’s or Longe’s Knowledge, Longe and its Subsidiaries have been and are in compliance with all applicable Environmental Laws, Orders, directives and decisions rendered by any Governmental Body relating to the protection of the Environment, occupational health and safety or the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of any pollutants, contaminants, chemicals or industrial toxic or Hazardous Materials, Hazardous Activity, the failure to comply with which would have a material adverse effect on their business;

(b)	To Longfellow’s or Longe’s Knowledge, the real property, whether owned or leased, on which Longe or its Subsidiaries have carried, and now carry, on their business is free of all Environmental, Health, and Safety Liabilities, there are not any Hazardous Materials or Hazardous Activity stored in or on the real property, whether owned or leased, on which Longe has carried, or now carries, on its business, and Longe has not permitted the escape of any Hazardous Material on the real property, whether owned or leased, on which Longe or its Subsidiaries have carried, or now carry, on their business; and

(c)	There have been no Orders issued, environmental audits, evaluations, assessments or investigations conducted or other Proceedings taken or, to Longfellow’s or Longe’s Knowledge, Threatened against or relating to Longe, its Subsidiaries, their officers or directors, or their business or assets under any applicable Environmental Law.

6.32	Certain Payments

Neither Longe nor any of its Subsidiaries, nor, to Longfellow’s or Longe’s Knowledge, any director, officer, agent, or employee of Longe or its Subsidiaries, nor, to Longfellow’s or Longe’s Knowledge, any other Person associated with or acting for or on behalf of Longe or its Subsidiaries, has directly or indirectly:

(a)	made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services other than routine entertainment expenses (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of Longe or its Subsidiaries or any Related Party of Longe or its Subsidiaries, or (iv) in violation of any Legal Requirement; or

(b)	established or maintained any fund or asset that has not been recorded in the books and records of Longe or its Subsidiaries.

6.33	Financial Statements

(a)	Longe has delivered to TransAtlantic the unaudited balance sheet of Longe and the related unaudited statements of income and cash flows for the period from incorporation and ending July 31, 2008 (collectively, the “Longe Financial Statements”).

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(b)	The Longe Financial Statements fairly present the financial condition and the results of operations of Longe as of the respective dates and for the periods referred to in such financial statements. The Longe Financial Statements reflect the consistent application of Longe’s accounting principles throughout the periods involved.

(c)	Longe has no material debt or liability of any kind whatsoever (whether accrued, contingent, absolute or otherwise) except for debt or liabilities incurred in the Ordinary Course of Business or as set forth in the balance sheet dated July 31, 2008 other than as set forth in the Longe Disclosure Letter.

6.34	No Material Adverse Change

Since the date of the Longe Financial Statements, there has not been any material adverse change in the business, operations, properties, assets, results, working capital position or condition (financial or other) of Longe or its Subsidiaries, and no event has occurred or circumstance exists that may result in such a material adverse change other than such changes that may have occurred as a result of general conditions in the industry in which Longe and its Subsidiaries operate.

6.35	Insurance

Longe and its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks, including fire, and in such amounts as Longfellow believes are prudent and customary for a company in the business and operating in the locations in which Longe or its Subsidiaries operate. All such coverage is in full force and effect, and Longe or its Subsidiaries, as applicable, have complied with all material terms and conditions of such coverage, including premium payments. Neither Longe nor any of its Subsidiaries has received any written notice that Longe or its Subsidiaries will not be able to renew its existing insurance coverage as and when such coverage expires.

6.36	Change of Control

There is no control share acquisition, business combination, or other similar anti-takeover provision under the Organizational Documents applicable to the Purchase. Neither Longe nor any of its Subsidiaries has adopted a stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of securities or a change in control.

6.37	Assets

(a)	Longe and its Subsidiaries have defensible title to all of their Oil and Gas Properties. Subject to those Encumbrances set forth in the Longe Disclosure Letter, each Oil and Gas Property entitles Longe or its Subsidiaries, as the case may be, to receive not less than their undivided ownership interest set forth in all production saved and sold from or attributable to such Oil and Gas Property and the portion of the costs and expenses of operation and development of such Oil and Gas Property that is borne or to be borne by each of Longe or its Subsidiaries is not greater than its undivided ownership interest. The Leases and Concession Agreements comprising the Oil and Gas Properties are in full force and effect, and any proceeds from the sale of Longe’s and its Subsidiaries’ share of the production from its Oil and Gas Properties are currently being paid in full to Longe or its Subsidiaries by the purchasers thereof on a timely basis, and none of such proceeds are currently being held in suspense by such purchaser or any other party.

(b)	The Longe Disclosure Letter sets forth all of the material equipment and personal property (other than Oil and Gas Properties), including but not limited to all of the drilling rigs and tubulars, owned by Longe and its Subsidiaries (or which have been or may be purchased on or before the Closing Date by Longe or its Subsidiaries) (collectively the “Assets”), and the approximate date of acquisition (or current delivery status), purchase price (either as agreed or expected as of the date of this Agreement) and approximate location (or indication whether such item is in transit) of each such Asset.

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(c)	Except as set forth in the Longe Disclosure Letter, Longe and its Subsidiaries have good and marketable title to all of the Assets (other than Assets which are designated “Pending”, which will only have that status when payment is completed) free of any Encumbrances or other adverse claims of any kind whatsoever created by, through or under Longe, Longfellow or any of their respective Subsidiaries, and all of the Assets (other than Assets which are designated “Pending” which will only have that status when payment is completed) are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for TransAtlantic to conduct the business of Longe and its Subsidiaries after the date of Closing without interruption, in the manner in which such business is currently being conducted.

6.38	Composition of Assets

At Closing, Longe and its Subsidiaries will:

(a)	have spent up to approximately US$34.5 million on payments pursuant to the Asset Purchase Contracts;

(b)	have spent up to approximately US$10.1 million on the Oil and Gas Properties held by Longe and its Subsidiaries; and

(c)	have cash on hand such that the total of the actual amounts expended pursuant to Section 6.38 (a) and (b) and such cash will be equal to US$47.5 million.

6.39	Required Approvals

No approvals are required pursuant to Legal Requirements to complete the Purchase, other than as described in Article 3 or as have already been obtained.

6.40	Material Contracts

All of the material Contracts of Longe and each of its Subsidiaries have been listed in the Longe Disclosure Letter. All of the Contracts pursuant to which Longe or any Subsidiary is obligated to make payments in connection with the acquisition of the Assets (or which it may become obligated as a result of the completion of the decision to make the purchase, such Assets being designated “Pending” or such additional agreements which may be related to additional purchase agreements completed by Longe or its Subsidiaries) are the “Asset Purchase Contracts”. Longfellow has delivered to TransAtlantic on or prior to Closing, accurate and complete copies of all material Contracts. Each material Contract is valid and in full force and effect with respect to Longe and its Subsidiaries (as applicable) and, to Longe’s Knowledge, the other parties to such contracts, and is enforceable by Longe or its Subsidiaries, as applicable, against the other parties thereto, in accordance with its terms, subject to bankruptcy, insolvency, re-organization, moratorium or similar laws now or hereinafter in effect affecting the enforcement of creditors’ rights and subject to general principles of equity.

6.41	Scope of Activity

The only material business conducted by Longe and its Subsidiaries since their incorporation is: (a) the acquisition of the assets described to TransAtlantic and the other activities incidental to the acquisition of those assets; and (b) the participation in the Guercif, Tselfat, Ouezzane-Tissa and Asilah exploration permits in Morocco.

6.42	Direct Guarantee

Longfellow has posted a US$25 million guarantee of both Longe’s and TransAtlantic’s commitments under the farm-in agreement between Longe Energy Limited, Direct Petroleum Morocco, Inc., TransAtlantic Maroc, Ltd. and Anschutz Morocco Corporation dated June 30, 2008 (the “Direct Farm-in Agreement”) relating to the Ouezzane-Tissa and Asilah exploration permits in northern Morocco (the “Direct Guarantee”).

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ARTICLE 7

COVENANTS OF TRANSATLANTIC PRIOR TO CLOSING

7.1	Access and Investigation

Between the date of this Agreement and the Closing, TransAtlantic shall, and shall use its Best Efforts to cause its Representatives to:

(a)	afford Longfellow and its Representatives full and free access, on reasonable prior notice to TransAtlantic, during normal business hours to TransAtlantic’s personnel, equipment, properties, Contracts, books and records, and other documents and data;

(b)	provide Longfellow and its Representatives with copies of all such Contracts, books and records, and other existing documents and data as Longfellow may reasonably request; and

(c)	provide Longfellow and its Representatives with such additional financial, operating, and other data and information as Longfellow may reasonably request.

7.2	Operation of the Business of TransAtlantic

Between the date of this Agreement and the Closing, TransAtlantic shall:

(a)	conduct its business only in the Ordinary Course of Business; and

(b)	otherwise report periodically to Longfellow as Longfellow may request from time to time concerning the status of the business, operations, and finances of TransAtlantic.

7.3	Required Approvals

As promptly as practicable after the date of this Agreement, TransAtlantic shall make all filings required by Legal Requirements to be made by it in order to complete the Closing. TransAtlantic shall cooperate with Longfellow with respect to all filings that Longfellow elects to make or is required by Legal Requirements to make in connection with the Purchase.

7.4	Reports

Between the date of this Agreement and the Closing, TransAtlantic shall file all reports required to be filed under the Securities Act, the Exchange Act and Canadian Securities Laws in a timely manner, including any extensions of the applicable time frames permitted under such laws.

7.5	Notification

Between the date of this Agreement and the Closing:

(a)	TransAtlantic shall promptly notify Longfellow in writing if TransAtlantic becomes aware of any fact or condition that causes or constitutes a breach of any of TransAtlantic’s representations and warranties as of the date of this Agreement, or if TransAtlantic becomes aware of the occurrence after the date of this Agreement and prior to the Closing of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition;

(b)	Should any such fact or condition require any change in the TransAtlantic Disclosure Letter if the TransAtlantic Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, TransAtlantic shall promptly deliver to Longfellow a supplement to the TransAtlantic Disclosure Letter specifying such change; and

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(c)	During the same period, TransAtlantic shall promptly notify Longfellow of the occurrence of any breach of any covenant in this Article 7 or of the occurrence of any event that may make the satisfaction of the conditions in Article 9 hereof impossible or unlikely.

7.6	Best Efforts

TransAtlantic shall use its Best Efforts to cause the conditions in Article 9 hereof to be satisfied, subject to the rights and obligations provided for in this Agreement.

ARTICLE 8

COVENANTS OF LONGFELLOW

8.1	Access and Investigation

Between the date of this Agreement and the Closing, Longfellow shall, and shall use its Best Efforts to cause its Representatives to:

(a)	afford TransAtlantic and its Representatives full and free access, on reasonable prior notice to Longfellow, during normal business hours to Longe’s personnel, equipment, properties, Contracts, books and records, and other documents and data;

(b)	provide TransAtlantic and its Representatives with copies of all such Contracts, books and records, and other existing documents and data regarding Longe as TransAtlantic may reasonably request; and

(c)	provide TransAtlantic and its Representatives with such additional financial, operating, and other data and information regarding Longe as TransAtlantic may reasonably request.

8.2	Conduct of Longe’s Business

Longfellow covenants and agrees that, until Closing, except (i) with the prior consent of TransAtlantic; (ii) as otherwise expressly permitted by this Agreement; or (iii) as may be required pursuant to obligations in existence as of the date of this Agreement and as disclosed to TransAtlantic, Longfellow shall, and shall cause Longe and each of its Subsidiaries to:

(a)	conduct the business of Longe and each of its Subsidiaries in the Ordinary Course of Business (for greater certainty, where it is an operator of any property, it shall operate and maintain such property in the proper and prudent manner in accordance with good industry practice and the agreements governing the ownership and operation of such property);

(b)	provide to TransAtlantic reports on Longe’s operations and affairs as may be reasonably requested from time to time by TransAtlantic;

(c)	use Best Efforts to cause current insurance policies of Longe and each of its Subsidiaries not to be cancelled or terminated or any of the coverage thereunder to lapse, unless (i) Longfellow provides TransAtlantic with written notice of such termination at least five business days prior to such cancellation, termination or lapse; and (ii) simultaneously with such cancellation, termination or lapse, replacement policies, which shall be underwritten by insurance and re-insurance companies satisfactory to TransAtlantic acting reasonably, providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect;

(d)	use Best Efforts to preserve intact the business organizations and goodwill of Longe and its Subsidiaries and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with Longe and its Subsidiaries; and

(e)	use Best Efforts to cooperate with TransAtlantic to enable an orderly integration of the business and affairs of Longe and its Subsidiaries with TransAtlantic after the Closing.

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8.3	Restrictions on Longe’s Activities

Longfellow covenants and agrees that, until Closing except: (i) with the prior consent of TransAtlantic; (ii) as otherwise expressly permitted by this Agreement; or (iii) as may be required pursuant to obligations in existence as of the date of this Agreement and as disclosed to TransAtlantic, Longfellow shall, and shall cause Longe and each of its Subsidiaries to not:

(a)	consider any other material corporate acquisition or disposition, amalgamation, merger or arrangement involving Longe or any of its Subsidiaries or any material purchase or sale of assets by Longe or any of its Subsidiaries;

(b)	issue, enter into any agreement to issue or grant any right to acquire (whether absolute or contingent) any securities of Longe or any of its Subsidiaries;

(c)	effect any changes in the capital structure, articles or by-laws of Longe or any of its Subsidiaries;

(d)	split, combine or re-classify the outstanding Longe Shares, or declare, set aside or pay any dividend or other distribution payable in cash, stock, property or otherwise in respect of Longe Shares;

(e)	redeem, purchase or offer to purchase any Longe Shares or other securities of Longe or any of its Subsidiaries;

(f)	reduce the stated capital or any outstanding shares of Longe or any of its Subsidiaries;

(g)	pay or resolve to pay any dividends or make any distributions to shareholders of Longe or any of its Subsidiaries;

(h)	acquire or agree to acquire (by merger, amalgamation, acquisition of securities or assets or otherwise) any Person;

(i)	expend any amounts, incur any liabilities, create any Encumbrance on any of the properties or assets of Longe or any of its Subsidiaries, enter into any agreements or arrangements, provide any loans, make any commitments, or make any offers that could result in any agreements or commitments, in an amount in excess of $100,000 in the aggregate without the written consent of TransAtlantic; or

(j)	pay, discharge or satisfy any material claims, liabilities or obligations (other than in each case, in the Ordinary Course of Business) of Longe or any of its Subsidiaries.

8.4	Required Approvals

As promptly as practicable after the date of this Agreement, Longfellow shall, and shall use its Best Efforts to cause Longe to, make all filings required by Legal Requirements to be made by Longfellow or Longe in order to complete the Closing. Longfellow shall, and shall use its Best Efforts to cause Longe to, cooperate with TransAtlantic with respect to all filings that TransAtlantic elects to make or is required by Legal Requirements to make in connection with the Purchase.

8.5	Notification

Between the date of this Agreement and the Closing:

(a)	Longfellow shall promptly notify TransAtlantic in writing if it becomes aware of any fact or condition that causes or constitutes a breach of any of its representations and warranties as of the date they are made, or if Longfellow becomes aware of the occurrence after the date of this Agreement and prior to the Closing of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition;

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(b)	Should any such fact or condition require any change in the Longe Disclosure Letter if the Longe Disclosure Letter were dated the date of the occurrence or discovery of any such fact or condition, Longfellow shall promptly deliver to TransAtlantic a supplement to the Longe Disclosure Letter specifying such change; and

(c)	Longfellow shall promptly notify TransAtlantic of the occurrence of any breach of any covenant in this Article 8 or of the occurrence of any event that may make the satisfaction of the conditions in Article 10 hereof impossible or unlikely.

8.6	Best Efforts

Longfellow shall use its Best Efforts to cause the conditions in Article 10 to be satisfied, subject to the rights and obligations provided for in this Agreement.

8.7	Obligations Related to Closing

Longfellow shall cause the debt of Longe to be paid in full on or before the Closing Date and shall cause the accounts payable to Longe to be no more than US$6.875 million as of the Closing Date. Longfellow will not take any action to cause the termination of the Direct Guarantee until the obligations of Longe and TransAtlantic have been fulfilled under the terms of the Direct Farm-in Agreement.

ARTICLE 9

CONDITIONS PRECEDENT TO OBLIGATIONS OF LONGFELLOW

Longfellow’s obligations under this Agreement shall be subject to the satisfaction, at or prior to the Closing of each of the following conditions precedent (any of which may be waived by Longfellow, in whole or in part at its sole discretion).

9.1	Receipt of Approvals Required by the TSX

On or before the Closing:

(a)	the approvals described in Section 3.1 shall have been obtained and the Conditional Approval Letter shall not have been amended in a manner that is materially adverse to the value of Longfellow’s actual or potential investment in TransAtlantic; and

(b)	the approvals described in Section 3.2 shall have been obtained.

9.2	Accuracy of Representations

Each of the representations and warranties of TransAtlantic made in this Agreement (i) shall be true and correct in all material respects (without regard to any qualifications with respect to materiality) when made; and (ii) shall be true and correct in all material respects (without regard to any qualifications with respect to materiality) as of the date of Closing as if made on and as of such date. The TransAtlantic Disclosure Letter shall be acceptable to Longfellow in its sole discretion.

9.3	TransAtlantic’s Performance

Each of the covenants and obligations that TransAtlantic is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall be duly performed and complied with in all material respects.

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9.4	Deliveries by TransAtlantic at the Closing

Each of the following shall be delivered to Longfellow on or before the Closing:

(a)	a copy of the Amended and Restated Registration Rights Agreement executed by TransAtlantic;

(b)	certificates representing the Purchase Shares and Purchase Warrants with required legends;

(c)	a certificate executed by the Chief Executive Officer of TransAtlantic certifying that (i) each of TransAtlantic’s representations and warranties in this Agreement are in compliance with Section 9.2 hereof, and (ii) either the TransAtlantic Disclosure Letter requires no amendment or a final amended and restated version has been delivered to Longfellow;

(d)	a certified copy of the resolutions of directors of TransAtlantic, approving of this Agreement and the transactions contemplated hereby;

(e)	a certified copy of the resolutions of TransAtlantic Shareholders, approving, in the manner required by Canadian securities laws and the TSX, of the Purchase and the transactions contemplated thereby;

(f)	an opinion of Macleod Dixon LLP, counsel to TransAtlantic, dated as of the date of Closing as to the accuracy in all material respects of the representations and warranties of TransAtlantic set out in Sections 5.1, 5.2, 5.3 and 5.15; and

(g)	such other documents as Longfellow may reasonably request for the purpose of:

(i)	evidencing the accuracy of any of TransAtlantic’s representations and warranties set forth in this Agreement;

(ii)	evidencing the performance by TransAtlantic of, or the compliance by TransAtlantic with, any covenant or obligation required to be performed or complied with by TransAtlantic with respect to the Closing;

(iii)	evidencing the satisfaction of any condition referred to in this Article with respect to the Closing; or

(iv)	otherwise facilitating the consummation or performance of the Purchase.

9.5	No Proceedings

No Proceeding has commenced or is Threatened as of the date of the Closing that:

(a)	involves any challenge to, or seeks damages or other relief in connection with, the Purchase; or

(b)	may have the effect of preventing, delaying, making illegal, or otherwise interfering with the Purchase or is materially adverse to the value of the Purchase Shares and Purchase Warrants to be issued pursuant to the Purchase.

9.6	No Prohibition

There shall not be in effect any Legal Requirement or any injunction or other Order that prohibits the Purchase or otherwise imposes conditions or terms which are materially adverse to the value of Longfellow’s actual or potential investment in TransAtlantic.

9.7	Governmental Authorizations

All Governmental Authorizations necessary under any applicable Legal Requirement to consummate the transactions contemplated hereby have been obtained and given, as applicable.

9.8	Concurrent Financing

The Concurrent Financing shall be completed concurrently with the Purchase.

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ARTICLE 10

CONDITIONS PRECEDENT TO OBLIGATIONS OF TRANSATLANTIC

TransAtlantic’s obligations under this Agreement shall be subject to the satisfaction, at or prior to the Closing, of each of the following conditions precedent (any of which may be waived by TransAtlantic, in whole or in part in its sole discretion).

10.1	Receipt of Approvals Required by the TSX

On or before the date of Closing:

(a)	the approvals described in Section 3.1 shall have been obtained and the Conditional Approval Letter shall not have been amended in a manner that is materially adverse to TransAtlantic’s completion of the Purchase; and

(b)	the approvals described in Section 3.2 shall have been obtained.

10.2	Accuracy of Representations

Each of the representations and warranties of Longfellow made in this Agreement (i) shall be true and correct in all material respects (without regard to any qualifications with respect to materiality) when made; and (ii) shall be true and correct in all material respects (without regard to any qualifications with respect to materiality) as of the date of Closing as if made on and as of such date. The Longe Disclosure Letter shall be acceptable to TransAtlantic in its sole discretion.

10.3	Longfellow’s Performance

Each of the covenants and obligations that Longfellow is required to perform or to comply with pursuant to this Agreement at or prior to the Closing, as applicable, shall be duly performed and complied with in all material respects.

10.4	Deliveries by Longfellow at Closing

Each of the following shall be delivered to TransAtlantic on or before the Closing:

(a)	a copy of the Amended and Restated Registration Rights Agreement executed by Riata;

(b)	a waiver from Riata in respect of its pre-emptive rights set forth in that certain Investment Agreement, dated March 28, 2008, by and between TransAtlantic and Riata;

(c)	a certificate executed by the senior officer of Longfellow certifying that (i) each of Longfellow’s representations and warranties in this Agreement are in compliance with Section 10.2 hereof; and (ii) either the Longe Disclosure Letter requires no amendment or a final amended and restated version has been delivered to TransAtlantic;

(d)	all of the Longe Shares properly endorsed for transfer and registered in the name of TransAtlantic or an Affiliate of TransAtlantic designated by TransAtlantic;

(e)	opinion of outside legal counsel of Longfellow as to the accuracy of the representations and warranties of Longfellow set out in Sections 6.1, 6.2 and 6.8;

(f)	the resignations of all of the directors and officers of Longe, in a form suitable for immediate acceptance, together with a complete release and discharge;

(g)	a certified copy of the resolutions of directors of Longe, approving of this Agreement and the transactions contemplated hereby and the transfer of the Longe Shares to TransAtlantic;

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(h)	all original minute books, corporate records, corporate seals and all other books and records of, or documents relating to, Longe, each of its Subsidiaries and their assets including, without limitation, all accounting and tax records, returns, forms and elections and relevant working papers and files and data in the possession of Longfellow which were not previously delivered to TransAtlantic; and

(i)	such other documents as TransAtlantic may reasonably request for the purpose of:

(i)	evidencing the accuracy of any representation or warranty of Longfellow;

(ii)	evidencing the performance by Longfellow of, or the compliance by Longfellow with, any covenant or obligation required to be performed or complied with by Longfellow with respect to the Closing;

(iii)	evidencing the satisfaction of any condition referred to in this Article with respect to the Closing; or

(iv)	otherwise facilitating the consummation or performance of the Purchase.

10.5	No Proceedings

No Proceeding has commenced or is Threatened as of the date of the Closing that:

(a)	involves any challenge to, or seeks damages or other relief in connection with, the Purchase; or

(b)	may have the effect of preventing, delaying, making illegal, or otherwise interfering with the Purchase or materially adversely affecting the value of the Purchase to TransAtlantic.

10.6	No Prohibition

There shall not be in effect any Legal Requirement or any injunction or other Order that prohibits the Purchase or otherwise imposes conditions or terms which are materially adverse to the value of the Purchase to TransAtlantic.

10.7	Governmental Authorizations

All Governmental Authorizations necessary under any applicable Legal Requirement to consummate the transactions contemplated hereby have been obtained and given, as applicable.

10.8	Concurrent Financing

The Concurrent Financing shall be completed concurrently with the Purchase.

ARTICLE 11

TERMINATION

11.1	Termination of Obligation to Complete the Purchase

This Agreement and the obligation of Longfellow and TransAtlantic to complete the Purchase may, by written notice given prior to or at the Closing, be terminated:

(a)	by either Longfellow or TransAtlantic if a material breach of any provision of this Agreement has been committed and not cured by the other Party within 30 days of notice of such breach (if such breach is curable without material adverse effect on such Party) and such breach has not been waived by the non-defaulting Party;

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(b)	by Longfellow if:

(i)	any of the conditions in Article 9 have not been satisfied as of the date of Closing, or

(ii)	satisfaction of any of the conditions described in (b)(i) above is or becomes impossible (other than through the failure of Longfellow to comply with its obligations under this Agreement)

and Longfellow has not waived such condition on or before the date of Closing;

(c)	by TransAtlantic if

(i)	any of the conditions in Article 10 have not been satisfied as of the date of Closing, or

(ii)	satisfaction of any of the conditions described in (c)(i) above is or becomes impossible (other than through the failure of TransAtlantic to comply with its obligations under this Agreement)

and TransAtlantic has not waived such condition on or before the date of Closing;

(d)	by mutual written consent of Longfellow and TransAtlantic;

(e)	by either Longfellow or TransAtlantic if the TSX approval of the Purchase is not obtained pursuant to Section 3.1 by December 31, 2008;

(f)	by either Longfellow or TransAtlantic if Shareholder Approval of the Purchase is not obtained pursuant to Section 3.2 by December 31, 2008; or

(g)	by either Longfellow or TransAtlantic if the Purchase has not occurred (other than through the failure by any Party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before January 31, 2009, or such later date as Longfellow and TransAtlantic may agree upon;

provided, however, that any right to terminate this Agreement pursuant to this Section 11.1 shall not be available to either Longfellow or TransAtlantic, as applicable, if such Party, at such time, is in material breach of any provision of this Agreement such that the conditions of the other Party set forth in Article 9 or Article 10, as applicable, shall not be satisfied.

11.2	Effect of Termination

Each Party’s right of termination is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination shall not be an election of remedies.

11.3	Attempt to Remedy

Each Party shall use its Best Efforts to avoid the termination of this Agreement pursuant to Section 11.1 and shall co-operate with the other Party to allow the satisfaction of all required conditions to allow the completion of the Purchase. Each Party shall agree to delay the Closing and shall engage in such measures except that:

(a)	no extension shall be required beyond the dates specified in Section 11.1(g); and

(b)	Best Efforts by a Party shall not be required beyond a period of 30 days if it is impossible for such Party to satisfy a condition without material adverse effect on such Party (and in the case of Longfellow, Longe).

ARTICLE 12

SURVIVAL AND INDEMNIFICATION

12.1	Survival

All representations and warranties contained in this Agreement and any other certificate or document delivered pursuant to this Agreement shall survive the Closing.

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12.2	Effect of Knowledge

None of the Parties’ representations and warranties shall be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time by the other Party.

12.3	Indemnification and Payment of Damages by TransAtlantic

TransAtlantic shall indemnify and hold harmless Longfellow and its Representatives, (collectively, the “Longfellow Indemnified Persons”) for, and shall pay to the Longfellow Indemnified Persons the amount of, any loss, liability, claim, damage (excluding consequential damages or economic loss), expense (including costs of investigation and defense and reasonable attorneys’ fees) or diminution of value, whether or not involving a third-party claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with:

(a)	any breach of any representation or warranty made by TransAtlantic in this Agreement or any other certificate or document delivered by TransAtlantic pursuant to this Agreement; or

(b)	any breach by TransAtlantic of any covenant or obligation of TransAtlantic under this Agreement.

The remedies provided in this Section 12.3 shall be the exclusive remedy of any Longfellow Indemnified Person for any breach of or failure of performance required hereunder by TransAtlantic, provided, however, that:

(i)	any claim pursuant to Section 12.3(a) must be made within two years of the date of this Agreement; and

(ii)	any right or remedy of a Party hereto by reason of the fraud or intentional breach of any other Party hereto shall not be so limited and may be brought at any time.

12.4	Indemnification and Payment of Damages by Longfellow

Longfellow shall indemnify and hold harmless TransAtlantic and its Representatives (the “TransAtlantic Indemnified Persons”) and shall pay to the TransAtlantic Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with:

(a)	any breach of any representation or warranty made by Longfellow in this Agreement or in any other certificate or document delivered by Longfellow pursuant to this Agreement; or

(b)	any breach by Longfellow of any covenant or obligation of Longfellow in this Agreement.

The remedies provided in this Section 12.4 shall be the exclusive remedy of any TransAtlantic Indemnified Person for any breach of or failure of performance required hereunder by Longfellow, provided, however, that:

(i)	any claim pursuant to Section 12.4(a) must be made within two years of the date of this Agreement; and

(ii)	any right or remedy of a Party hereto by reason of the fraud or intentional breach of any other Party hereto shall not be so limited and may be brought at any time.

12.5	Procedure for Indemnification - Third Party Claim

(a)	Promptly after receipt by a Longfellow Indemnified Person or a TransAtlantic Indemnified Person (an “Indemnified Person”) of notice of the commencement of any Proceeding relating to Section 12.3 or Section 12.4, against it, such Indemnified Person shall, if a claim is to be made against an indemnifying Person under such Section, give notice to the indemnifying Person of the commencement of such claim, but the failure to notify the indemnifying Person shall not relieve the indemnifying Person of any liability that it may have to any Indemnified Person, except to the extent that the indemnifying Person demonstrates that the defense of such action is prejudiced by the Indemnified Person’s failure to give such notice.

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(b)	If any Proceeding referred to in Section 12.5(a) is brought against an Indemnified Person, upon notice from such Indemnified Person to the indemnifying Person of the commencement of such Proceeding, the indemnifying Person shall be entitled to participate in such Proceeding and to assume the defense of such Proceeding with counsel satisfactory to the Indemnified Person (acting reasonably) after notice from the indemnifying Person to the Indemnified Person of its election to assume the defense of such Proceeding, unless:

(i)	the indemnifying Person is also a party to such Proceeding and the Indemnified Person determines in good faith that joint representation would be inappropriate; or

(ii)	the indemnifying Person fails to provide reasonable assurance to the Indemnified Person of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding.

(c)	The indemnifying Person shall not, as long as it diligently conducts such defense, be liable to the Indemnified Person under this Article 12 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the Indemnified Person in connection with the defense of such Proceeding, other than reasonable costs of investigation.

(d)	If the indemnifying Person assumes the defense of a Proceeding:

(i)	no compromise or settlement of such claims may be effected by the indemnifying Person without the Indemnified Person’s consent, unless:

(A)	there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against such Indemnified Person, and

(B)	the sole relief provided is monetary damages that are paid in full by the indemnifying Person; and

(ii)	the Indemnified Person shall have no liability with respect to any compromise or settlement of such claims effected without its consent.

Notwithstanding the foregoing, if an Indemnified Person determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its Related Parties other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the Indemnified Person may, by notice to the indemnifying Person, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying Person shall not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

12.6	Participation

The Party not controlling the defense of a Proceeding shall have the right to be represented by advisory counsel and accountants (at its own expense) in connection with any Proceeding, and shall be kept reasonably informed by the defending Party of the status of such Proceeding at reasonable times at all stages thereof, whether or not such Party is so represented. The indemnifying Person and Indemnified Persons agree to make available to each other, their counsel and accountants all information and documents reasonably available to them which relate to such action, suit or Proceeding, and agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such Proceeding.

12.7	Procedure for Indemnification—Other Claims

A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the Party from whom indemnification is sought.

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ARTICLE 13

GENERAL PROVISIONS

13.1	Expenses

Except as otherwise expressly provided in this Agreement or in this Section, each Party to this Agreement shall bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement, the Purchase, including all fees and expenses of agents, Representatives, counsel, and accountants.

13.2	Public Announcements

Subject to TransAtlantic’s obligation under Canadian Securities Laws and the Exchange Act to make timely disclosure of material information, any public announcement or similar publicity with respect to this Agreement or the Purchase shall be issued, if at all, at such time and in such manner as Longfellow and TransAtlantic, jointly, may determine.

13.3	Confidentiality

(a)	Longfellow acknowledges and agrees that all non-public information concerning TransAtlantic and its Subsidiaries which is given to Longfellow or its Representatives shall be used solely for the purposes of completing Longfellow’s due diligence review and shall be treated confidentially by Longfellow for so long as such information remains non-public. Longfellow agrees that it shall only provide such non-public information concerning TransAtlantic and its Subsidiaries to those Representatives of Longfellow as is necessary, and shall be responsible for ensuring that each of its Representatives treats any non-public information concerning TransAtlantic and its Subsidiaries confidentially for so long as it remains non-public, and Longfellow shall be responsible for a breach by any of its Representatives in respect thereof. Except as otherwise required by applicable law or judicial or regulatory process, until it becomes public or if it is otherwise already known by Longfellow or developed independently by Longfellow or its representatives, Longfellow shall not, and shall use its Best Efforts to cause Longe not to, disclose any non-public information concerning TransAtlantic or its Subsidiaries to a third party without TransAtlantic’s consent.

(b)	TransAtlantic acknowledges and agrees that all non-public information concerning Longe and its Subsidiaries which is given to TransAtlantic or its Representatives shall be used solely for the purposes of completing TransAtlantic’s due diligence review and shall be treated confidentially by TransAtlantic for so long as such information remains non-public. TransAtlantic agrees that it shall only provide such non-public information concerning Longe and its Subsidiaries to those Representatives of TransAtlantic as is necessary, and shall be responsible for ensuring that each of its Representatives treats any non-public information concerning Longe and its Subsidiaries confidentially for so long as it remains non-public, and TransAtlantic shall be responsible for a breach by any of its Representatives in respect thereof. Except as otherwise required by applicable law or judicial or regulatory process, until it becomes public or if it is otherwise already known by TransAtlantic or developed independently by TransAtlantic or its representatives, TransAtlantic shall not disclose any non-public information concerning Longe or its Subsidiaries to a third party without Longfellow’s consent.

13.4	Notices

All notices, consents, waivers, and other communications under this Agreement must be in writing and shall be deemed to have been duly given when: (a) delivered by hand (with written confirmation of receipt); (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by certified mail, return receipt requested; or (c) when received by the addressee, if sent by Federal Express or United Parcel Service

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(receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a Party may designate by notice to the other Parties):

TransAtlantic:

TransAtlantic Petroleum Corp.

1840, 444—5th Avenue S.W.

Calgary, Alberta T2P 2T8

Attention: President

Telephone No.: (403) 262-8556

Facsimile No.: (403) 262-1349

with a copy to:

TransAtlantic Petroleum (U.S.A.) Corp.

1755, 5910 N. Central Expressway

Dallas, Texas 75206

Attention: Jeffrey S. Mecom

Telephone No.: (214) 220-4323

Facsimile No.: (214) 220-4327

and to:

Macleod Dixon LLP

3700 Canterra Tower

400 Third Avenue S.W.

Calgary, Alberta T2P 4H2

Attention: Lianne Tysowski

Telephone No.: (403) 267-8224

Facsimile No.: (403) 265-5973

Longfellow:

Longfellow Energy LP

4801 Gaillardia Parkway, Suite 225

Oklahoma City, Oklahoma 73142

Attention: Matthew McCann

Telephone No.: (405) 286-6324 x 1036

Facsimile No.: (405) 286-1393

with a copy to:

Porter & Hedges LLP

1000 Main Street, 36th Floor

Houston, Texas 77002

Attention: Robert G. Reedy

Telephone No.: (713) 226-6674

Facsimile No.: (713) 226-6274

13.5	Governing Legal Requirement

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The Parties hereto irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Alberta to resolve any dispute pursuant to this Agreement.

13.6	Further Assurances

The Parties agree:

(a)	to provide upon request to each other such further information;

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(b)	to execute and deliver to each other such other documents; and

(c)	to do such other acts and things, all as the other Party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement,

subject to any rights of termination each Party may have under this Agreement, which may be exercised in such Party’s sole discretion after compliance with the obligations specified in Section 11.3.

13.7	Waiver

The rights and remedies of the Parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any Party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement shall operate as a waiver of such right, power, or privilege.

13.8	Entire Agreement and Modification

This Agreement supersedes all prior agreements between the Parties with respect to its subject matter and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the Parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the Party to be charged with the amendment.

13.9 Disclosure Letters

The disclosures in the TransAtlantic Disclosure Letter and Longe Disclosure Letter, and those in any supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement. In the event of any inconsistency between the statements in the body of this Agreement and those in the TransAtlantic Disclosure Letter or Longe Disclosure Letter (other than an exception expressly set forth as such in the TransAtlantic Disclosure Letter or Longe Disclosure Letter with respect to a specifically identified representation or warranty), the statements in the body of this Agreement shall control.

13.10  Binding Effect and Assignment.

(a)	This Agreement and all the provisions hereof shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the Parties to this Agreement and their successors and assigns.

(b)	No Party may assign either this Agreement or any of its rights, interest or obligations hereunder without the prior written approval of the other Party.

13.11  Severability

If any provision of this Agreement is held invalid or unenforceable by any arbitrator or court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

13.12  Section Headings, Construction

The headings of Articles and Sections in this Agreement are provided for convenience only and shall not affect the construction or interpretation of this Agreement. All references to “Article,” “Articles,” “Section” or “Sections” refer to the corresponding Article, Articles, Section or Sections of this Agreement. All words used in this Agreement shall be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word “including” does not limit the preceding words or terms.

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13.13  Time of Essence

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

13.14  Counterparts

This Agreement may be executed in one or more original, facsimile or portable document format (pdf) counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement.

Signature Page Follows

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IN WITNESS WHEREOF, the Parties have executed and delivered this Agreement as of the date first written above.

LONGFELLOW ENERGY LP by DEUT 8, LLC its General Partner		TRANSATLANTIC PETROLEUM CORP.

By:	/s/ MATTHEW MCCANN	By:	/s/ SCOTT C. LARSEN
Name:	Matthew McCann	Name:	Scott C. Larsen
Title:	General Counsel and Attorney-in-fact	Title:	President and CEO

APPENDIX C

FORM OF AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement is made as of April 8, 2008, between TransAtlantic Petroleum Corp. (“TransAtlantic”) and Riata Management, LLC (“Riata”) and is amended and restated as of December     , 2008.

WHEREAS the parties desire to enter into this Agreement to provide inter alia for the right of Riata to require TransAtlantic to prepare and file a preliminary prospectus and a prospectus with Canadian Securities Commissions covering the Designated Qualifiable Securities to permit the sale thereof in such manner as Riata may designate on the terms and conditions of this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES THAT in consideration of the respective covenants, agreements, representations, warranties and indemnities of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each Party), the Parties agree as follows:

ARTICLE 1

INTERPRETATION

1.1	Definitions

In this Agreement, including the recitals hereto, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the respective meanings set out below and grammatical variations of such terms shall have corresponding meanings. Terms not defined herein shall have the meaning given to them in the Investment Agreement.

(a)	“Agreement” means this Agreement, together with any amendments, supplements, modifications or revisions hereof.

(b)	“Associate” has the meaning ascribed thereto in the Securities Act (Alberta) as at the date hereof, but shall also specifically include in such definition any limited partner of a partnership.

(c)	“Business Day” means a day, other than a Saturday, Sunday or statutory holiday, when banks are generally open in the Cities of Calgary, Alberta, and Oklahoma City, Oklahoma, for the transaction of banking business.

(d)	“Demand Qualifiable Securities” shall have the meaning set out in Section 2.1(a).

(e)	“Demand Qualification” shall have the meaning set out in Section 2.1(a).

(f)	“Designated Qualifiable Securities” means Demand Qualifiable Securities or Piggy-Back Qualifiable Securities, as the case may be.

(g)	“Directors” means the persons elected or appointed to the board of directors of TransAtlantic or any successors thereof.

(h)	“Investment Agreement” means the Investment Agreement dated March 28, 2008, between TransAtlantic and Riata.

(i)	“Longfellow” means Longfellow Energy LP.

(j)	“Misrepresentation” means (a) an untrue statement of material fact, or (b) an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

Execution Copy

(k)	“Piggy Back Qualifiable Securities” shall have the meaning set out in Section 2.1(c).

(l)	“Qualifiable Securities” means any Common Shares (and any securities of TransAtlantic issued on conversion of, in exchange for or in replacement of such Common Shares) owned or controlled by any member of the Riata Group.

(m)	“Qualification” means the qualification of securities under Canadian Securities Laws to permit the distribution of such securities to the public in any or all of the provinces and territories of Canada.

(n)	“Qualification Expenses” means all reasonable expenses (other than fees or commissions payable to an underwriter, investment banker, manager or agent and fees, disbursements and expenses payable to counsel and auditors of Riata in connection with the distribution of the Qualifiable Securities) in connection with any Qualification pursuant to this Agreement including, without limitation, the following:

(i)	all reasonable fees, disbursements and expenses of counsel and auditors to TransAtlantic;

(ii)	all expenses in connection with the preparation, translation, printing and filing of any preliminary prospectus, prospectus or any other offering document and any amendments and supplements thereto and the mailing and delivering of copies thereof to any underwriters and dealers;

(iii)	all filing fees of any Commission;

(iv)	all transfer agent, depositary and registrar fees and the fees of any other agent appointed by TransAtlantic;

(v)	all expenses relating to the preparation of certificates;

(vi)	all fees and expenses of any securities exchange or over-the-counter market on which the Common Shares are then listed; and

(vii)	all reasonable expenses relating to “road shows” and marketing activities and all travel and lodging expenses in connection with such “road shows” and marketing activities.

(o)	“Qualification Period” means the period commencing on the date hereof and terminating on the date on which the Riata Proportional Interest is less than 10%.

(p)	“Riata Group” means Riata, the Riata Entities, the Riata Subscribers and Longfellow.

(q)	“Riata Subscribers” means the parties who acquire Common Shares pursuant to the Concurrent Financing (as that term is defined in the Purchase Agreement between TransAtlantic and Longfellow dated September , 2008).

(r)	“Secondary Qualification” shall have the meaning set out in Section 2.1(c).

(s)	“Selling Entities” shall have the meaning set out in Section 3.1(d)(i).

1.2	Interpretation Not Affected by Headings, etc.

The division of this Agreement into Articles, Sections and other portions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof. Unless otherwise indicated, all references to “Section” followed by a number and/or a letter refer to the specified section of this Agreement. The terms “this Agreement”, “hereof’, “herein” and “hereunder” and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement or instrument supplementary or ancillary hereto.

1.3	Accounting References

All accounting terms not expressly defined herein shall be construed in accordance with Canadian generally accepted accounting principles, except where the context otherwise requires.

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1.4	Number, etc.

Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

1.5	Statutory References

Except as otherwise expressly provided in this Agreement, any references to a statute or regulation shall be construed as a reference to such statute or regulation in effect on the date of this Agreement as it may be amended, re-enacted or superseded from time to time.

1.6	Date for Any Action

In the event that any date on which any action is required to be taken hereunder by any of the parties hereto is not a Business Day, such action shall be required to be taken on the next succeeding day that is a Business Day.

ARTICLE 2

QUALIFICATION RIGHTS

2.1	Required Qualification

(a)	At any time and from time to time, Riata has the right to request that TransAtlantic effect a Qualification of all or part of the Qualifiable Securities (a “Demand Qualification”). Such a request shall be in writing and shall specify:

(i)	the number and the description of Qualifiable Securities to be sold (the “Demand Qualifiable Securities”);

(ii)	the intended method of disposition; and

(iii)	the jurisdictions of Canada in which the Demand Qualification is to be effected.

TransAtlantic shall not be obligated to effect any Demand Qualification for less than $5,000,000 of Demand Qualifiable Securities or more than two Demand Qualifications in any twelve-month period or until a period of at least 90 days has elapsed from the effective date of the most recent previous Qualification. If Riata has made a request to TransAtlantic pursuant to this Section 2.1(a), then TransAtlantic shall not attempt any Qualification of any of its Securities, whether or not subject to Section 2.1(c), until 90 days after such Qualification by Riata has been abandoned or completed.

(b)	The obligation of TransAtlantic pursuant to Section 2.1(a) to comply with the request of Riata for a Demand Qualification is subject to the limitation that TransAtlantic shall be entitled to postpone for a reasonable period of time (not to exceed 30 days or such greater period not in excess of 60 days if required pursuant to the terms of an underwriting or agency agreement to which TransAtlantic is a party) by written notice to Riata, the filing of a prospectus required pursuant to a Demand Qualification if the Corporation delivers to Riata a certificate signed by both the President and Chief Financial Officer (or equivalent officers) of the Corporation certifying that, in the good faith judgment of the Board, such offering would reasonably be expected to materially adversely affect any bona fide material financing of the Corporation or any material transaction under consideration by the Corporation or would require disclosure of information that has not been disclosed to the public, the premature disclosure of which would materially adversely affect the TransAtlantic. Such right of delay may only be exercised once in any twelve-month period and if exercised, Riata shall be entitled to withdraw the notice of Demand Qualification and it shall not count against the limit on the number of such demands.

(c)

If TransAtlantic proposes to file a prospectus under Canadian Securities Laws in order to permit the Qualification of securities that are to be issued from treasury or sold by any TransAtlantic Shareholder, then TransAtlantic shall promptly give written notice to Riata and shall use all reasonable efforts to include in the proposed distribution such number of Qualifiable Securities (the “Piggy Back Qualifiable Securities”) as Riata shall request (such Qualification together with a Demand Qualification, a “Secondary Qualification”) within ten days (except in the case of a “bought deal”,

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where Riata shall have only six hours from being notified of the pricing and the size of such offering to make such request if given two days advance notice of such transaction, whether or not the pricing or total size of such offering is known) after the giving of such notice, upon the same terms (including price, if applicable, and the method of distribution) as such distribution; provided that:

(i)	if the lead underwriter of such offering advises TransAtlantic and Riata that the inclusion of some or all of the Piggy Back Qualifiable Securities would, in such lead underwriter’s judgment, materially interfere with the proposed offering then TransAtlantic will include in such offering such number of securities as the lead underwriter advises can be sold in such offering without such an effect (the “Maximum Number”), as follows and in the following order of priority:

(A)	first, such number of securities from treasury, if any, as TransAtlantic, in its reasonable judgement and acting in good faith and in accordance with sound financial practice, proposes to offer on behalf of itself; and

(B)	second, if and to the extent that the number of securities to be registered under clause 2.1(c)(i)(A) is less than the Maximum Number, all Qualifiable Securities requested to be included by Riata, up to the Maximum Number; and

(C)	third, if and to the extent that the number of securities and Qualifiable Securities to be registered under clauses 2.1(c)(i)(A) and (B) is less than the Maximum Number, any other securities requested to be included by other TransAtlantic Shareholders up to the Maximum Number; and

(ii)	TransAtlantic may at any time prior to the effectiveness of any such prospectus pursuant to which the securities are to be sold, at its sole discretion and without the consent of Riata, withdraw such prospectus and abandon the proposed distribution in which Riata has requested to participate, provided that TransAtlantic will pay the Qualification Expenses in connection with such withdrawn prospectus.

No Qualification of Qualifiable Securities under this Section 2.1(c) shall relieve TransAtlantic of its obligations to effect Demand Qualifications pursuant to Section 2.1(a) hereof. Riata shall be entitled to withdraw some or all of the Piggy Back Qualifiable Securities from such offering at any time.

2.2	Selection of Underwriters

Upon requesting a Demand Qualification, Riata shall select the investment banker(s) and manager(s) to administer the distribution in connection with such Demand Qualification. Riata shall not be required to consult with TransAtlantic on the selection of such bankers or managers, but may do so at its sole discretion.

2.3	Qualification Expenses

To the extent not inconsistent with any regulatory requirements, TransAtlantic will pay all Qualification Expenses in connection with a Qualification effected under Section 2.1(a) or 2.1(c).

ARTICLE 3

QUALIFICATION PROCEDURES

3.1	Procedures

Upon receipt of a request from Riata pursuant to Section 2.1, TransAtlantic will, subject to Section 2.1, effect the Secondary Qualification as requested. In particular, TransAtlantic will as expeditiously as possible:

(a)

prepare and file as soon as is commercially practical (in any event within 21 days after the request for Secondary Qualification has been delivered to TransAtlantic) in the English language and, if required, French language, a preliminary prospectus under and in compliance with the Canadian Securities Laws of each jurisdiction in which the Demand Qualification is to be effected and such other related

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documents as may be necessary to be filed in connection with any such preliminary prospectus and shall, as soon as possible after any comments of the Canadian Securities Commissions have been satisfied with respect thereto, prepare and file under and in compliance with Canadian Securities Laws a prospectus in the English language and, if required, French language, and obtain receipts therefor and use its best efforts to cause a receipt to be issued for such prospectus as soon as possible (unless the relevant underwriter or group of underwriters advises that filing should be delayed) and shall take all other steps and proceedings that may be necessary in order to permit the Qualification of the Designated Qualifiable Securities for distribution by registrants who comply with the relevant provisions of Canadian Securities Laws (provided that, before filing all such documents referred to in this Section 3.1(a), TransAtlantic will provide to Riata and the counsel of Riata copies thereof and otherwise comply with Section 4.1);

(b)	prepare and file with the applicable Commissions in the jurisdictions in which the Secondary Qualification is to be effected such amendments and supplements to such preliminary prospectus and prospectus as may be reasonably necessary to comply with the provisions of the applicable Canadian Securities Laws with respect to the Qualification of Designated Qualifiable Securities, and take such steps as are reasonably necessary to maintain the effectiveness of such prospectus until the time at which the distribution of the Designated Qualifiable Securities is completed, but such requirement shall extend for a maximum period of 90 days;

(c)	provide to Riata such number of copies of such preliminary prospectus, prospectus, and any amendment and supplement thereto (including any documents incorporated therein by reference) and such other relevant documents as Riata may reasonably request in order to facilitate the distribution of the Designated Qualifiable Securities owned by the Riata Group;

(d)	cause to be provided to Riata, the underwriter or underwriters of any such distribution and such other persons as Riata may reasonably specify:

(i)	an opinion of counsel to TransAtlantic addressed to members of the Riata Group selling securities in the offering (the “Selling Entities”) and the underwriter or underwriters of such distribution and dated the closing date of the distribution as to TransAtlantic’s legal status and capacity, TransAtlantic’s authorized capital, the validity of the Designated Qualifiable Securities, the enforceability of any underwriting agreement to which TransAtlantic is a party, and the Qualification of the Designated Qualifiable Securities and any other matters reasonably requested by the underwriters;

(ii)	a “comfort” letter of TransAtlantic’s auditors addressed to the underwriter or underwriters dated the date of the prospectus and the closing date of the distribution signed by the auditors of TransAtlantic and providing customary comfort in relation to financial information contained in the prospectus;

(iii)	if the prospectus is filed in Québec, opinions of Québec counsel to TransAtlantic and the auditors of TransAtlantic addressed to the Selling Entities and relating to the translation of the preliminary prospectus and the prospectus, such opinions being dated the dates of the preliminary prospectus, prospectus and closing; and

(iv)	such corporate certificates as are customarily provided in securities offerings,

and, in each case, covering substantially the same matters as are customarily covered in such documents in the relevant jurisdictions and such other matters as Riata may reasonably request;

(e)	immediately notify Riata of the happening of any event during the period in Section 3.1(b) as a result of which the preliminary prospectus or the prospectus, as then in effect, may include a Misrepresentation (insofar as such Misrepresentation relates to or was made by TransAtlantic);

(f)	otherwise use its best efforts to comply with all applicable published policies, rules and regulations of the applicable Canadian Securities Commissions and any Canadian stock exchange and over-the-counter market on which the Common Shares are then listed or quoted;

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(g)	provide a transfer agent and registrar for such Common Shares no later than the closing date of the offering;

(h)	cause all such Designated Qualifiable Securities to be listed on each Canadian stock exchange or over-the-counter market on which the Common Shares are then listed;

(i)	enter into an underwriting agreement with the underwriter or underwriters and the Selling Entities for such distribution, such agreement to contain such terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions;

(j)	enter into such other documents on such terms and conditions as are customary in secondary offerings and take all such other actions as permitted by law as Riata or the underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the distribution of the Designated Qualifiable Securities by the Selling Entities; and

(k)	in the event of the issuance of any order or ruling suspending the effectiveness of a prospectus receipt or of any order suspending or preventing the use of any prospectus or suspending the Qualification of any of the Designated Qualifiable Securities by such prospectus in any applicable province or territory of Canada, TransAtlantic will notify Riata of such event and use its best efforts promptly to obtain the withdrawal of such order or ruling.

3.2	Obligations of Riata

In connection with any Secondary Qualification, Riata shall:

(a)	provide such information with respect to the Riata Group and the number of securities of TransAtlantic held by the Riata Group as may be reasonably required by TransAtlantic to comply with the applicable Canadian Securities Laws in each jurisdiction in which the Secondary Qualification is to be effected;

(b)	if required under applicable Canadian Securities Laws, execute and cause any other member of the Riata Group to execute, any certificate forming part of a preliminary prospectus, prospectus or similar document to be filed with the applicable Canadian Securities Commissions;

(c)	immediately notify TransAtlantic of the occurrence of any event during the period in Section 3.1(b), as a result of which the preliminary prospectus or the prospectus, as in effect, may include a Misrepresentation insofar as such Misrepresentation relates to or is made by Riata or another member of the Riata Group;

(d)	otherwise use its best efforts to comply with all applicable published policies, rules and regulations of the applicable Canadian Securities Commissions and any Canadian stock exchange and over-the-counter market on which the Common Shares are then listed or quoted and to otherwise comply with applicable Canadian Securities Laws;

(e)	enter into an underwriting agreement with the underwriter or underwriters for such distribution, such agreement to contain such representations and warranties by Riata and such other terms and provisions as are customarily contained in underwriting agreements with respect to secondary distributions;

(f)	enter into such other documents on such terms and conditions as are customary in secondary offerings and take all such other actions as permitted by law as TransAtlantic or the underwriter or underwriters, if any, reasonably request in order to expedite or facilitate the distribution of the Designated Qualifiable Securities by Riata or another member of the Riata Group; and

(g)	not (until further notice) effect or permit to be effected sales of Designated Qualifiable Securities or deliver or permit to be delivered any prospectus in respect of such sale after notification by TransAtlantic of any order or ruling suspending the effectiveness of the prospectus or after notification by TransAtlantic under Section 3.1(e).

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ARTICLE 4

DUE DILIGENCE & INDEMNIFICATION

4.1	Preparation and Reasonable Investigation

In connection with the preparation and filing of any preliminary prospectus or prospectus as herein contemplated, TransAtlantic will give Riata and the underwriter or underwriters, if any, and their respective counsel, auditors and other representatives, the opportunity to participate in the preparation of such documents and each amendment thereof or supplement thereto, and shall insert therein such material provided to TransAtlantic in writing, which in the reasonable judgment of Riata, TransAtlantic and their counsel should be included, and will give each of them such reasonable and customary access to TransAtlantic’s books and records and such reasonable and customary opportunities to discuss the business of TransAtlantic with its officers and auditors as shall be necessary in the reasonable opinion of Riata, the underwriter or underwriters and their respective counsel, and to conduct all reasonable and customary due diligence which Riata, the underwriter or underwriters and their respective counsel may reasonably require in order to conduct a reasonable investigation for purposes of establishing, to the extent permitted by law, a due diligence defence as contemplated by the applicable Canadian Securities Laws and in order to enable such underwriters to execute the certificate required to be executed by them in Canada for inclusion in each such document.

4.2	Indemnification

(a)	By TransAtlantic

TransAtlantic agrees to indemnify, to the extent permitted by law, the Selling Entities and each Person, if any, who participates as an underwriter in the offering or sale of the Designated Qualifiable Securities, their respective directors, officers, employees, agents and securityholders and each Person who controls such underwriter (within the meaning of any applicable Canadian Securities Laws) against all losses (excluding loss of profits or consequential damages), claims, damages, liabilities and expenses arising out of or based upon:

(i)	any information or statement contained in the preliminary prospectus, the prospectus or any amendment thereto which at the time and in light of the circumstances under which it was made contains a Misrepresentation;

(ii)	any order made or inquiry, investigation or proceedings commenced or threatened by any applicable Canadian Securities Commission, court or other competent authority based upon any Misrepresentation in the preliminary prospectus, the prospectus or any amendment thereto or based upon any failure to comply with applicable Canadian Securities Laws (other than any failure of Riata, the Selling Entities or the underwriter or underwriters to comply) preventing or restricting the trading in or the sale and distribution of the Designated Qualifiable Securities pursuant to a Secondary Qualification; and

(iii)	non-compliance by TransAtlantic with any Canadian Securities Laws in connection with a Secondary Qualification and the distribution effected thereunder,

except insofar as any information or statement referred to in Section 4.2(a)(i) or (ii) has been provided to TransAtlantic by the party seeking indemnification pursuant to this Section 4.2(a).

(b)	By Riata

In connection with any Qualification of Designated Qualifiable Securities, Riata will, to the extent permitted by law, indemnify TransAtlantic, its Directors, officers, employees and agents and each Person, if any, who participates as an underwriter in the offering or sale of the Designated Qualifiable Securities, their respective directors, officers, employees and agents and each Person who controls such

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underwriter (within the meaning of any applicable Canadian Securities Laws) against any losses (excluding loss of profits or consequential damages), claims, damages, liabilities and expenses arising out of or based upon:

(i)	any Misrepresentation contained in the preliminary prospectus, the prospectus or any amendment thereto, but only to the extent that such Misrepresentation is contained in any information so provided to TransAtlantic or any underwriter in writing by Riata expressly for use therein; or

(ii)	any default by Riata in respect of its obligations under Section 3.2(d) hereof;

provided, however, that the maximum amount of liability in respect of such indemnification shall be limited to an amount equal to the net proceeds actually received by the Selling Entities from the sale of Qualifiable Securities effected pursuant to such registration.

(c)	Procedure

Any Person entitled to indemnification hereunder will:

(i)	give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; and

(ii)	unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defence of such claim with counsel satisfactory to the indemnified party, acting reasonably.

If such defence is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defence of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party may settle any claims without the express written consent of an indemnified party (such consent not to be unreasonably withheld where such consent does not contain any admission of liability).

(d)	Survival and Contribution

The indemnification provided for under this Agreement will survive the expiry of this Agreement and will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive any transfer of securities pursuant thereto. In the event the indemnification is unavailable in whole or in part for any reason under this Section 4.2, TransAtlantic and Riata shall contribute to the aggregate of all losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of TransAtlantic and the Selling Entities in connection with the event giving rise to liability.

(e)	Effect of the Underwriting Agreement

The indemnification provided for herein shall be in addition to, and not in substitution of, customary indemnification of the underwriter and selling shareholder in the context of the negotiation of an underwriting agreement regarding an offering.

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ARTICLE 5

GENERAL

5.1	No Inconsistent Agreements

TransAtlantic represents and warrants to Riata that it has not entered into, and covenants with Riata that it will not enter into, any agreement with respect to its securities which is inconsistent with or violates the rights granted to Riata pursuant to this Agreement, or affords to any Person a superior priority in respect of the registration of Common Shares, unless Riata waives such obligation in writing.

5.2	Remedies

Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

5.3	Amendments

This Agreement shall not be amended or varied in its terms by oral agreement or by representations or otherwise without the prior written consent of each of TransAtlantic and Riata.

5.4	Assignment and Novation

This Agreement and the rights and obligations of the Parties hereto shall bind and inure to the benefit of each of the Parties hereto and their respective successors and permitted assigns. Riata shall be entitled to transfer by way of novation all of its rights and obligations under this Agreement to any Person that acquires at least 25,000,000 Common Shares from the Riata Group (such amount shall be adjusted for stock splits, stock dividends, recapitalizations and equivalent events). TransAtlantic shall acknowledge such novation by executing an amended and restated form of this Agreement which replaces all references to “Riata”, “Riata Entities”, “Longfellow” and “Riata Group” in this Agreement (other than those in this Section 5.4) to refer to such Person and they shall be entitled to exercise those rights on the basis described herein.

5.5	Qualification Period

The obligations of the Parties described in Section 2.1 of this Agreement shall expire upon the end of the Qualification Period.

5.6	Additional Agreements

If the Common Shares (or their equivalent) are listed on an exchange (or other similar system) that is located outside of Canada then TransAtlantic shall offer to Riata to enter into one or more agreements which shall afford to the Riata Group registration rights that are equivalent in all material commercial respects to the extent permitted by law to the rights described herein. At the request of Riata, TransAtlantic shall offer to enter into an agreement with Riata which shall afford to the Riata Group registration rights pursuant to the Securities Act that are equivalent in all material commercial respects to the extent permitted by law to the rights described herein but which shall be governed by the laws of the State of Texas.

Notwithstanding the foregoing, any such agreement shall provide that any provisions which are the equivalent of those set forth in Section 2.1(c) shall not apply to a Qualification of securities in connection with (i) a reorganization or reincorporation of TransAtlantic, (ii) the issuance or resale of securities under an employee benefit plan of TransAtlantic or one of its subsidiaries, or (iii) the acquisition by TransAtlantic or one of its subsidiaries of another entity.

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5.7	Severability

If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of this Agreement shall be enforceable in accordance with its terms.

5.8	Delays or Omissions

No delay or omission to exercise any rights, power or remedy accruing to any party to this Agreement, upon the breach or default of the other party shall impair any such rights, power or remedy of such non-breaching party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of any similar breach or default thereafter occurring.

5.9	Descriptive Headings

The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

5.10	Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the federal laws of Canada applicable therein. The Parties hereto irrevocably attorn to the exclusive jurisdiction of the courts of the Province of Alberta to resolve any dispute pursuant to this Agreement.

5.11	Notices

All notices, requests, demands or other communications required or permitted to be given by one Party to another under this Agreement shall be given in writing and delivered by personal delivery or delivery by recognized commercial courier or sent by facsimile, addressed as follows:

TransAtlantic:

TransAtlantic Petroleum Corp.

1840, 444—5th Avenue S.W.

Calgary, Alberta T2P 2T8

Attention: President

Telephone No.: (403) 262-8556

Facsimile No.: (403) 262-1349

with a copy to:

TransAtlantic Petroleum (U.S.A.) Corp.

1755, 5910 N. Central Expressway

Dallas, Texas 75206

Attention: President

Telephone No.: (214) 220-4323

Facsimile No.: (214) 220-4327

and to:

Macleod Dixon LLP

3700 Canterra Tower

400 Third Avenue S.W.

Calgary, Alberta T2P 4H2

Attention: Lianne Tysowski

Telephone No.: (403) 267-8224

Facsimile No.: (403) 265-5973

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Riata:

Riata Management, LLC

4801 Gaillardia Parkway, Suite 225

Oklahoma City, Oklahoma 73142

Attention: Matthew McCann

Telephone No.: (405) 286-6324-1036

Facsimile No.: (918) 286-1393

or at such other address or fax number of which the addressee may from time to time notify the addressor. Any notice delivered by personal delivery or by courier to the party to whom it is addressed as provided above shall be deemed to have been given and received on the day it is so delivered at such address. If such day is not a Business Day, or if the notice is received after 4:00 p.m. (addressee’s local time), then the notice shall be deemed to have been given and received on the next Business Day. Any notice transmitted by facsimile shall be deemed to have been given and received on the day in which transmission is confirmed. If such day is not a Business Day or if the facsimile transmission is received after 4:00 p.m. (addressee’s local time), then the notice shall be deemed to have been given and received on the first Business Day after its transmission.

5.12	Counterparts

This Agreement may be executed in one or more original or facsimile counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

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Registration Rights Agreement Execution Page

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

RIATA MANAGEMENT, LLC	TRANSATLANTIC PETROLEUM CORP.

By:	By:

APPENDIX D

FORM OF COMMON SHARE PURCHASE WARRANT

THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “U.S. SECURITIES ACT”) OR STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING OR OTHERWISE HOLDING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE U.S. SECURITIES ACT IN A TRANSACTION COMPLETED IN ACCORDANCE WITH THE REGISTRATION STATEMENT, (B) TO THE CORPORATION, (C) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE U.S. SECURITIES ACT, (D) IN COMPLIANCE WITH THE EXEMPTION FROM REGISTRATION UNDER THE U.S. SECURITIES ACT PROVIDED BY RULE 144 OR RULE 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE U.S. SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE CORPORATION AN OPINION OF COUNSEL OF RECOGNIZED STANDING IN FORM AND SUBSTANCE SATISFACTORY TO THE CORPORATION TO SUCH EFFECT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [MARCH —, 2009].

COMMON SHARE PURCHASE WARRANTS

THESE WARRANTS WILL BE VOID AND OF NO VALUE UNLESS EXERCISED BEFORE 4:00 P.M. (CENTRAL STANDARD TIME) ON [DECEMBER —, 2011]

TRANSATLANTIC PETROLEUM CORP.

(Incorporated under the Business Corporations Act (Alberta))

CERTIFICATE NO. W-001	10,000,000	Warrants

THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED,

Longfellow Energy LP

4801 Gaillardia Parkway, Suite 225

Oklahoma City, Oklahoma 73142

(the “holder”) is entitled to subscribe for and purchase, upon and subject to the terms and conditions hereinafter set forth, one fully paid and non-assessable Common Share (a “Common Share”) in the capital of TransAtlantic Petroleum Corp. (the “Corporation”) (as constituted at [December —], 2008) for each whole warrant (a “Warrant”) represented hereby, at any time on or after the date hereof but prior to 4:00 p.m. (Central Standard Time) on [December —, 2011] (the “Time of Expiry”) at and for a price of US$3.00 per Common Share (the “Exercise Price”).

The right to purchase Common Shares hereunder may only be exercised during the period herein specified by:

1.	completing, in the manner indicated, and executing the attached exercise form for that number of Common Shares which the holder is entitled and wishes to purchase;

2.	surrendering this Warrant Certificate to the Corporation at its office at 5910 N. Central Expressway, Suite 1755, Dallas, Texas 75206, or at such other address as the Corporation may designate from time to time by notice to the holder; and

3.	paying the appropriate subscription price for the Common Shares so subscribed for either by bank draft, certified cheque or money order payable in immediately available funds at par in United States funds to or to the order of the Corporation.

Upon surrender and payment as aforesaid, the Corporation will, subject to the terms hereof, issue to the person or persons named in the exercise form the number of Common Shares subscribed for and such person or persons will be shareholders of the Corporation in respect of such Common Shares as at the date of surrender and payment notwithstanding any delay in the issuance of a share certificate in respect thereof. Within five business days after surrender and payment, the Corporation will mail to such person or persons, at the address or addresses specified in the exercise form, a certificate or certificates evidencing the Common Shares subscribed for, or if requested by the holder, make available for pick-up at the Corporation’s office such certificate or certificates within five business days of the satisfaction of the exercise requirements herein. If the holder subscribes for a number of Common Shares which is less than the maximum number of Common Shares which could be subscribed for as the result of the exercise of all of the Warrants evidenced by this Warrant Certificate, the holder shall be entitled to receive a new Warrant Certificate (substantially in the form hereof) for that number of the Warrants not exercised so as to allow the purchase of those Common Shares that might have been subscribed for hereunder but which were not then subscribed for and purchased by the holder.

In no event shall fractional Common Shares be issued in connection with the exercise of the Warrants evidenced by this Warrant Certificate. In lieu of a fractional Common Share that would otherwise be issuable upon an exercise of the Warrants, there shall be paid to the holder by the Corporation, within ten (10) business days after the date of surrender of this Warrant Certificate and satisfaction of the exercise requirements herein, an amount in lawful money of the United States equal to the then current market value of such fractional share computed on the basis of the Current Market Price (as defined below) of the Common Shares on such date of exercise, provided that the Corporation shall not be required to make any payment, calculated as aforesaid, that is less than US$10.00.

“Current Market Price” of the Common Shares at any date means the volume weighted average trading price per share for such shares for the 10 consecutive Trading Days immediately preceding such date on the Toronto Stock Exchange or, if on such date the Common Shares are not listed on the Toronto Stock Exchange, on such stock exchange upon which such shares are listed and as selected by the directors of the Corporation, or, if such shares are not listed on any stock exchange, then on such over-the-counter market as may be selected for such purpose by the directors of the Corporation, and, in the event the Common Shares do not trade on any over-the-counter market, then in such manner as the directors of the Corporation determine, having regard to the parity and equality of the interests of the holders of Common Shares in the Corporation and “Trading Days” means, with respect to a stock exchange, a day on which such exchange is open for the a transaction of business and with respect to an over-the-counter market, a day on which the Toronto Stock Exchange is open for the transaction of business.

The Warrants evidenced by this Warrant Certificate are exercisable at any time and from time to time up to, but not after, the Time of Expiry, upon payment in the manner and at the place provided for above.

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Nothing contained herein shall confer on the holder or any other person any right to subscribe for or purchase shares in the capital of the Corporation at any time subsequent to the Time of Expiry and from and after such time the Warrants evidenced by this Warrant Certificate and all rights hereunder shall expire and be of no further force or effect.

If this Warrant Certificate is stolen, lost, mutilated or destroyed, the Corporation shall, on such reasonable terms as to indemnity or otherwise as it may impose, deliver a replacement Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so stolen, lost, mutilated or destroyed.

The Warrants evidenced by this Warrant Certificate shall not entitle the holder to any rights whatsoever as a shareholder of the Corporation.

The Exercise Price or the number of Common Shares or other securities or property purchasable upon exercise of the Warrants shall be subject to adjustment from time to time in the events and in the manner provided for below:

(a)	If and whenever at any time after the date hereof and prior to the Time of Expiry the Corporation shall:

(i)	issue Common Shares (or securities convertible into Common Shares with no payment therefor (“Convertible Securities”)) as a stock dividend or make a distribution on its outstanding Common Shares payable in Common Shares or Convertible Securities;

(ii)	subdivide, redivide or change its outstanding Common Shares into a greater number of shares; or

(iii)	consolidate, reduce or combine its outstanding Common Shares into a smaller number of shares;

(each of the events enumerated in the clauses (i), (ii) and (iii), above, being hereinafter referred to as a “Common Share Reorganization”), the Exercise Price shall be adjusted effective immediately after the record date or effective date, as the case may be, which is used to determine the holders of outstanding Common Shares for the happening of a Common Share Reorganization, by multiplying the Exercise Price in effect immediately prior to such record date or effective date by a fraction, the numerator of which shall be the number of Common Shares outstanding on such record date or effective date before giving effect to such Common Share Reorganization, and the denominator of which shall be the number of Common Shares outstanding immediately after giving effect to such Common Share Reorganization (including, in the case of an issuance or distribution of Convertible Securities, the number of Common Shares that would have been outstanding had such securities been converted into Common Shares on such date).

To the extent that any adjustment in the Exercise Price occurs pursuant to this paragraph (a) as a result of the fixing by the Corporation of a record date for the distribution of Convertible Securities, the Exercise Price shall be readjusted immediately after the expiry of any relevant conversion right to the Exercise Price which would then be in effect based upon the number of Common Shares actually issued and remaining issuable after such expiry and shall be further readjusted in such manner upon the expiry of any further such right.

If and whenever at any time after the date hereof and prior to the Time of Expiry a Common Share Reorganization shall occur and any such event results in an adjustment in the Exercise Price, the number of Common Shares purchasable pursuant to each of the Warrants evidenced by this Warrant Certificate shall be adjusted contemporaneous with the adjustment of the Exercise Price, by multiplying the number of Common Shares theretofore purchasable on the exercise thereof by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price resulting from such adjustment.

(b)

If and whenever at any time after the date hereof and prior to the Time of Expiry, the Corporation shall fix a record date for the issuance of rights, options or warrants to all or substantially all of the holders of the outstanding Common Shares, pursuant to which such shareholders are entitled, directly or

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indirectly, during a period expiring not more than 45 days after such record date (the “Rights Period”), to subscribe for or purchase (x) Common Shares at a price per share to the shareholder less than 90% of the Current Market Price for the Common Shares on such record date or (y) securities (in this paragraph (b) referred to as “Exchangeable Securities”) exchangeable for or convertible into Common Shares at an effective subscription price per Common Share (giving effect to the terms of such subscription or purchase and of such exchange or conversion privilege) less than 90% of the Current Market Price for the Common Shares on such record date (any of such events being hereinafter called a “Rights Offering”), then the Exercise Price shall be adjusted effective immediately after the end of the Rights Period to a price determined by multiplying the Exercise Price in effect immediately prior to the end of the Rights Period by a fraction:

(i)	the numerator of which shall be the aggregate of:

(A)	the number of Common Shares outstanding as of the record date for the Rights Offering, and

(B)	a number determined by dividing: (I) either (1) the product of the number of Common Shares actually issued upon the exercise of the rights, warrants, or options distributed under the Rights Offering and the price per share at which such Common Shares are acquired; or, as the case may be, (2) the product of the effective subscription price of the Exchangeable Securities and the number of Common Shares issuable under such Exchangeable Securities distributed under the Rights Offering; by (II) the Current Market Price of the Common Shares as of the record date for the Rights Offering; and

(ii)	the denominator of which shall be the number of Common Shares outstanding immediately after the end of the Rights Period (after giving effect to the Rights Offering, including the number of Common Shares actually issued upon exercise of the rights, warrants or options distributed under the Rights Offering and the number of Common Shares issuable if all Exchangeable Securities actually issued under the Rights Offering were exchanged for or converted into Common Shares).

To the extent that Exchangeable Securities are not exchanged for or converted into Common Shares prior to the expiry thereof, the Exercise Price as determined pursuant to this paragraph (b) will be readjusted to the Exercise Price which would be in effect based upon the number of Common Shares (or other securities) actually delivered on the exchange or conversion of such Exchangeable Securities.

Any Common Shares owned by or held for the account of the Corporation or any subsidiary (as defined in the Business Corporations Act (Alberta)) of the Corporation shall be deemed not to be outstanding for the purpose of any such computation.

(c)	If and whenever at any time after the date hereof and prior to the Time of Expiry the Corporation shall fix a record date for the issue or the distribution to all or substantially all of the holders of one or more classes of outstanding Common Shares of: (i) shares of the Corporation of any class other than Common Shares; (ii) rights, options or warrants to acquire Common Shares or securities exchangeable for or convertible into Common Shares (excluding those exercisable for a period expiring not more than 45 days after such record date and excluding those with a price per share (or having an effective exchange or conversion price or exercise price per share) not less than the Current Market Price of the Common Shares on such record date); (iii) evidences of indebtedness; or (iv) any property or other assets (including cash), and if such issuance or distribution does not constitute a Common Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Exercise Price shall be adjusted effective immediately after such record date to a price determined by multiplying the Exercise Price in effect on such record date by a fraction:

(i)	the numerator of which shall be:

(1)	the product obtained when the number of Common Shares outstanding on such record date is multiplied by the Current Market Price of the Common Shares on such record date; less

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(2)	the fair market value, as determined by resolution of the directors of the Corporation (whose determination shall be conclusive), to the holders of the Common Shares of the shares, rights, options, warrants, evidences of indebtedness or property or other assets issued or distributed in the Special Distribution less the fair market value, as determined by resolution of the directors of the Corporation (whose determination shall be conclusive) of the consideration, if any, received therefor by the Corporation; and

(ii)	the denominator of which shall be the product obtained when the number of Common Shares outstanding on such record date is multiplied by the Current Market Price of the Common Shares on such record date.

To the extent that such distribution is not so made, the Exercise Price shall be readjusted to the Exercise Price which would then be in effect if such record date had not been fixed or to the Exercise Price which would then be in effect based upon such shares or rights, options or warrants or evidences of indebtedness or assets actually distributed.

Any Common Shares owned by or held for the account of the Corporation or any subsidiary (as defined in the Business Corporations Act (Alberta)) of the Corporation shall be deemed not to be outstanding for the purpose of any such computation.

(d)	If and whenever at any time after the date hereof and prior to the Time of Expiry there shall be a reclassification of the Common Shares at any time outstanding or a change of the outstanding Common Shares into other securities (other than a Common Share Reorganization), or a consolidation, arrangement, amalgamation, merger or other reorganization of the Corporation with or into any other corporation or other entity (other than a consolidation, arrangement, amalgamation, merger or other reorganization which does not result in any reclassification of the outstanding Common Shares or a change of the Common Shares into other shares but, for greater certainty, including any continuance to a jurisdiction outside of Canada), or a transfer, sale or conveyance of the undertaking or assets of the Corporation as an entirety or substantially as an entirety to another corporation or other entity (any of such events being herein called a “Capital Reorganization”), the holder, upon any exercise of its right hereunder to purchase Common Shares after the effective date of such Capital Reorganization, shall be entitled to receive, and shall accept, for the same aggregate consideration, in lieu of the number of Common Shares to which the holder was theretofore entitled upon such exercise, the aggregate number of shares, other securities or other property which the holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, the holder had been the registered holder of the number of Common Shares that the holder was theretofore entitled to acquire upon such exercise. The Corporation shall, acting reasonably, give effect to this provision by requiring such successor entity to (prior to or contemporaneously with any such Capital Reorganization), enter into an agreement or new Warrant Certificate which shall provide, to the extent possible, for the application of the provisions set forth in this Warrant Certificate with respect to the rights and interests thereafter of the holder to the end that the provisions set forth in this Warrant Certificate shall thereafter correspondingly be made applicable, as nearly as may reasonably be, with respect to any shares, other securities or property to which the holder is entitled on the exercise of its acquisition rights thereafter and upon entering into such new Warrant Certificate or agreement and the completion of such Capital Reorganization, the Corporation shall cease to have any obligations (including the obligation to issue any Common Shares) hereunder and the holder shall cease to have any rights hereunder; provided that if the Corporation enters into a Capital Reorganization that includes any continuance to a jurisdiction outside of Canada, the new Warrant Certificate shall be governed by the laws of such new jurisdiction. Any Warrant Certificate or agreement entered into between the Corporation, any successor to the Corporation or such successor entity shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided in this paragraph and which shall apply to successive Capital Reorganizations.

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(e)	The adjustments to the Exercise Price and number or type of Common Shares or other securities or property of the Corporation provided for herein are cumulative and such adjustments shall be made successively whenever any of the relevant events referred to herein shall occur. For purposes of the adjustments set forth above, the following provisions shall apply:

(i)	no adjustment in the Exercise Price shall be required unless such adjustment would result in a change of at least 1% of the then prevailing Exercise Price and no adjustment shall be made pursuant to paragraph (a) in the number of Common Shares purchasable upon exercise of any of the Warrants evidenced hereby unless a corresponding adjustment to the Exercise Price is required hereunder; provided, however, that any adjustment which, except for the provisions of this clause (i), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

(ii)	if a dispute shall at any time arise with respect to adjustments provided for herein, such dispute shall be conclusively determined by the Corporation’s auditors (except in cases where any determination relating to adjustments is to be made by the board of directors of the Corporation) or, if they are unable or unwilling to act, by such other firm of independent chartered accountants as may be selected by action of the directors and any such determination shall be binding upon the Corporation and the holder;

(iii)	if the Corporation shall set a record date to determine holders of outstanding Common Shares entitled to receive any dividend or distribution or any subscription or purchase rights and shall, thereafter and before the distribution to such shareholders of any such dividend, distribution or subscription or purchase rights, abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then no adjustment in the Exercise Price or the number of Common Shares purchasable upon exercise of any of the Warrants evidenced hereby shall be required solely by reason of the setting of such record date;

(iv)	in the absence of a resolution of the directors fixing a record date for a Common Share Reorganization, Rights Offering or Special Distribution, the Corporation shall be deemed to have fixed as the record date therefor the date on which the Common Share Reorganization, Rights Offering or Special Distribution is effected; and

(v)	as a condition precedent to the taking of any action which would require any adjustment in any attribute of the Warrants, including the Exercise Price and the number or class of shares or other securities which are to be received upon the exercise thereof, the Corporation shall take any corporate action which may, in the opinion of counsel, be necessary in order that the Corporation have unissued and reserved in its authorized capital and may validly and legally issue as fully paid and non-assessable all shares or other securities that the holder is entitled to receive on the total exercise thereof in accordance with the provisions thereof.

(f)	No adjustment in the Exercise Price or in the number of Common Shares purchasable upon exercise shall be made in respect of any event described in paragraphs (a), (b), (c) or (d) other than the events referred to in clauses (ii) and (iii) of paragraph (a), if the holder of Warrants is entitled to participate in such event on the same terms mutatis mutandis as if such holder had exercised such holder’s Warrants and acquired Common Shares, prior to or on the effective date or record date of such event; provided that such participation shall be subject to receipt of all necessary regulatory approvals.

(g)	In any case in which the terms of the Warrants evidenced by this certificate shall require that an adjustment become effective as of a particular time, the Corporation may defer issuing to the holder in respect of any Warrants exercised after the record date for the event giving rise to the adjustment and before the event the kind and amount of shares, warrants or other securities to which the holder would be entitled upon such exercise by reason of the relevant adjustment, provided, however, that the Corporation shall deliver to the holder an appropriate instrument evidencing such holder’s right, upon the occurrence of the event requiring the adjustment, to the relevant adjustment.

6

(h)	If the purchase price provided for in any right, warrant, option or other convertible security issued as described in subsection (b) or (c) is decreased, or the rate of conversion at which any convertible securities which are issued as described in subsection (b) or (c) is increased, the Exercise Price shall forthwith be changed so as to decrease the Exercise Price to such Exercise Price as would have been obtained had the adjustment made in connection with the issuance of all such rights, options or securities been made upon the basis of such purchase price as so decreased or such rate as so increased. Likewise, if the purchase price provided for in any right, warrant, option or other convertible security issued as described in subsection (b) or (c) is increased, or the rate of conversion at which any convertible securities which are issued as described in subsection (b) or (c) is decreased, the Exercise Price shall forthwith be changed so as to increase the Exercise Price to such Exercise Price as would have been obtained had the adjustment made in connection with the issuance of all such rights, options or securities been made upon the basis of such purchase price as so increased or such rate as so decreased.

On the happening of each and every event referred to above that gives rise to an adjustment, the applicable provisions of these Warrants shall, ipso facto, be deemed to be amended accordingly and the Corporation shall take all necessary action so as to comply with such provisions as so amended. The Corporation shall promptly send to the holder notice of any and all adjustments hereunder as well as any adjustment to the Common Shares of the Corporation pursuant to the terms of the Articles of the Corporation.

The Corporation covenants that, so long as any Warrants remain outstanding it will give notice to the holder of its intention to fix a record date that is prior to the Expiry Time for any event referred to in subsections (a)(i), (b), (c) or (d) hereof which may give rise to an adjustment in the number of Common Shares to be received on exercise or the Exercise Price. Such notice shall specify the particulars of such event and the record date for such event, provided that the Corporation shall only be required to specify in the notice such particulars of the event as shall have been fixed and determined on the date on which the notice is given. The notice shall be given in each case not less than 15 days prior to such applicable record date. The Corporation covenants that it will not close its transfer books or take any other corporate action which might deprive the holder of the opportunity to exercise its right of acquisition pursuant thereto during the period of 15 days after the giving of the notices set forth in this paragraph.

Subject to compliance with all securities laws in regard thereto, the Warrants represented by this Warrant Certificate and all rights granted hereunder shall be assignable and transferable to any party by the holder hereof. Subject to compliance with all securities laws in regard thereto, the holder of this Warrant Certificate may at any time prior to the Expiry Time, upon delivery to the Corporation (in the same manner as provided for exercise) of this Warrant Certificate and a duly completed and executed transfer in the form as attached hereto (the “Transfer Form”), and upon payment of reasonable charges of the Corporation (if requested), transfer and re-register the Warrants represented by this Warrant Certificate into the name of another holder. The Corporation reserves the right to require evidence, to its sole reasonable satisfaction, of compliance with all applicable securities laws prior to giving effect to any assignment or transfer of the Warrants represented hereby.

Within 14 days of receipt of this Warrant Certificate and the duly completed and executed Transfer Form and evidence of compliance with applicable securities law, as provided for above, the Corporation will cause to be mailed or delivered to such person or persons at the address or addresses specified in the Transfer Form, a certificate or certificates evidencing the number of Warrants to be transferred.

Any notice to the holder shall be valid and effective if delivered or sent by courier or ordinary post to the holder at the address appearing on the face page hereof.

Notwithstanding any provision to the contrary contained herein, no Common Shares will be issued pursuant to the exercise of any Warrant if the issuance of such securities would constitute a violation of the securities laws of any applicable jurisdiction, and the certificates evidencing the Common Shares thereby issued may bear such

7

legend as may, in the opinion of legal counsel to the Corporation, be necessary in order to avoid a violation of any securities laws of any applicable jurisdiction or to comply with the requirements of any stock exchange on which the Common Shares of the Corporation are listed, provided that, at any time, in the opinion of legal counsel to the Corporation, such legends are no longer necessary in order to avoid a violation of any such laws, or the holder of any such legended certificate, at that holder’s expense, provides the Corporation with evidence satisfactory in form and substance to the Corporation (which may include an opinion of legal counsel satisfactory to the Corporation) to the effect that such holder is entitled to sell or otherwise transfer such Common Shares in a transaction in which such legends are not required, such legended certificate may thereafter be surrendered to the Corporation in exchange for a certificate which does not bear such legend.

The Corporation represents and warrants that it is duly authorized to create and deliver these Warrants and to issue the Common Shares that may be issued hereunder and that these Warrants, when signed by the Corporation as herein provided, will be a valid obligation of the Corporation enforceable against the Corporation in accordance with the provisions hereof. The Corporation hereby covenants and agrees that, subject to the provisions hereof, it will cause the Common Shares from time to time duly subscribed for and purchased in the manner herein provided, and the certificates evidencing such Common Shares, to be duly issued and delivered, and that at all times up to and including the Time of Expiry, while these Warrants remain outstanding, it shall have sufficient authorized capital to satisfy its obligations hereunder should the holder determine to exercise the right in respect of all the Common Shares for the time being purchasable pursuant to the Warrants. All Common Shares issued upon the exercise of the right to purchase herein provided (upon payment therefor of the amount at which such Common Shares may at the time be purchased pursuant to the provisions hereof), shall be issued as fully paid and non-assessable Common Shares.

The Corporation represents and warrants that it has requested that the Common Shares issuable hereunder be listed and posted for trading on the Toronto Stock Exchange (the “TSX”) and has received the conditional approval of the TSX therefor. The Corporation covenants to use its reasonable best efforts to ensure that the conditions set forth in such approval are satisfied as soon as practicable.

Time shall be of the essence hereof.

The Warrants evidenced by this Warrant Certificate shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein and shall be treated in all respects as an Alberta contract.

The Warrants evidenced by this Warrant Certificate shall not be valid for any purpose whatsoever until signed by the Corporation.

IN WITNESS WHEREOF the Corporation has caused this Warrant Certificate to be executed and delivered by its proper officer, duly authorized in that regard.

DATED as of the [—] day of [December], 2008.

TRANSATLANTIC PETROLEUM CORP.

Per:

8

EXERCISE FORM

TO:	TRANSATLANTIC PETROLEUM CORP.

The undersigned holder of the within Warrants hereby exercises the right to acquire              Common Shares without nominal or par value in the capital of TransAtlantic Petroleum Corp. at a price of US$3.00 per share (or such other number of other securities or property to which such Warrants entitle the undersigned in lieu thereof or in addition thereto) on the terms specified in the within Warrant Certificate and encloses and tenders herewith a certified cheque, bank draft or money order payable at par to or to the order of “TransAtlantic Petroleum Corp.” in lawful money of the United States for the aggregate subscription price of US$            .

The undersigned represents, warrants and certifies as follows (one of the following must be checked):

☐	A.	The undersigned holder (i) at the time of exercise of this Warrant is not in the United States; (ii) is not a “U.S. person” as defined in Regulation S under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”) and is not exercising this Warrant on behalf of a “U.S. person”; and (iii) did not execute or deliver this Exercise Form in the United States.

☐	B.	The undersigned holder (i) originally acquired the Warrants on its own behalf directly from the Corporation at a time when the holder was an accredited investor, as defined in Rule 501(a) under the U.S. Securities Act (an “Accredited Investor”); (ii) is exercising the Warrants solely for its own account and not on behalf of any other person; and (iii) is an Accredited Investor on the date hereof.

☐	C.	An exemption from registration under the U.S. Securities Act and any applicable state securities law is available, and attached hereto is an opinion of counsel to such effect, it being understood that any opinion of counsel tendered in connection with the exercise of Warrants must be in form and substance satisfactory to the Corporation.

The undersigned holder understands that (i) unless box A is checked, the certificate representing the Common Shares will bear a legend restricting transfer without registration under the U.S. Securities Act and applicable state securities laws unless an exemption from registration is available; and (ii) Common Shares will not be registered or delivered to an address in the United States unless box B or box C is checked.

The undersigned hereby directs that the Common Shares hereby subscribed for be issued and delivered as follows:

Name in Full	Address in Full	Number of Shares

OR

☐	held for pick-up at the office of the Corporation

(Please state full names in which share certificates are to be issued, stating whether Mr., Mrs. or Miss)

DATED this              day of                     ,         .

(Signature of Subscriber)

9

Instructions:

1.	The registered holder may exercise its right to receive Common Shares by completing this form and surrendering this form and the Warrant Certificate representing the Warrants being exercised to the Corporation at its principal office.

2.	If the Exercise Form indicates that Common Shares are to be issued to a person or persons other than the registered holder of the Certificate, the signature of such holder on the Exercise Form must be guaranteed by a chartered bank, a trust company or a member firm of an approved signature guarantee medallion program. The guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

3.	If the Exercise Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

10

TRANSFER FORM

TO:	TRANSATLANTIC PETROLEUM CORP.

FOR VALUE RECEIVED, the undersigned holder of the within Warrants hereby sells, assigns and transfers to                     ,                      Warrants of TransAtlantic Petroleum Corp. registered in the name of the undersigned on the records of the Corporation and irrevocably appoints                      the attorney of the undersigned to transfer the said securities on the books or register with full power of substitution.

The undersigned hereby directs that the Warrants hereby transferred be issued and delivered as follows:

Name in Full	Address in Full*	Number of Warrants

OR

☐	held for pick-up at the office of the Corporation

(Please state full names in which share certificates are to be issued, stating whether Mr., Mrs. or Miss)

DATED this              day of                     ,         .

(Signature of Warrantholder)

Instructions:

1.	Signature of the Warrantholder must be the signature of the person appearing on the face of this Warrant Certificate. Signature of the transferee must be of the person in whose name the Warrants will be issued.

2.	If the Transfer Form is signed by a trustee, executor, administrator, curator, guardian, attorney, officer of a corporation or any person acting in a fiduciary or representative capacity, the certificate must be accompanied by evidence of authority to sign satisfactory to the Corporation.

3.	The signature on the Transfer Form must be guaranteed by a chartered bank or trust company, or a member firm of an approved signature guarantee medallion program. The guarantor must affix a stamp bearing the actual words: “SIGNATURE GUARANTEED”.

4.	If this Warrant Certificate bears a legend on the first page restricting the transfer without registration under the United States Securities Act of 1933, as amended (the “U.S. Securities Act”), this Transfer Form must be accompanied by one of the following: (a) a declaration to the effect that the Warrants are being transferred outside the United States in compliance with Rule 904 of Regulation S under the U.S. Securities Act in a form satisfactory to the Corporation, or (b) an opinion of counsel to the effect that the transfer is in compliance with the requirements of the U.S. Securities Act and all applicable state securities laws, or other evidence thereof (which opinion or other evidence must be in form and substance satisfactory to the Corporation).

APPENDIX E

TRANSATLANTIC PETROLEUM CORP.

PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

TRANSATLANTIC PETROLEUM CORP.

PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

UNAUDITED

(Thousands of U.S. Dollars)

	June 30, 2008
	TransAtlantic Historical	Longe Historical	Purchase Accounting Adjustments		Private Placement Adjustments		Pro Forma Consolidated
ASSETS
Current assets:
Cash and cash equivalents	$12,760	$—	$—		$42,500	I	$55,260
Other current assets	715	4,000	(3,929)	A	—		786

Total current assets	13,475	4,000	(3,929)		42,500		56,046
Property and equipment, net	1,837	41,805	19,452	B	—		63,094
Other assets	2,306	—	2,000	C	—		4,306

Total assets	$17,618	$45,805	$17,523		$42,500		$123,446

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	2,976	17,927	(11,052)	D	—		10,009
			(87)	D	245	D
Other current liabilities	248	—	—		—		248

Total current liabilities	3,224	17,927	(11,139)		245		10,257
Long-term debt to related party	—	20,301	(20,301)	E	—		—

Total liabilities	3,224	38,228	(31,440)		245		10,257
Shareholders’ equity:
Members’ capital	—	7,577	(7,577)	F	—		—
Share capital	54,713	—	47,500	G	42,255	I	144,468
					—
Warrants	1,045	—	9,040	H	—		10,085
Contributed surplus	5,934	—	—		—		5,934
Deficit	(47,298)	—	—		—		(47,298)

Total shareholders’ equity	14,394	7,577	48,963		42,255		113,189

Total liabilities and shareholders’ equity	$17,618	$45,805	$17,523		$42,500		$123,446

TRANSATLANTIC PETROLEUM CORP.

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

UNAUDITED

(Thousands of U.S. Dollars, except for share and per share amounts)

	Six Months Ended June 30, 2008
	TransAtlantic Historical	Longe Historical	Pro Forma Adjustments	Pro Forma Consolidated

Expenses:
General and administrative	1,807	254	—	2,061
International oil and gas activities	149	—	—	149

	1,956	254	—	2,210
Interest and other income	(77)	—	—	(77)
Interest expense	39	11	—	50

Loss from continuing operations	$1,918	$265	$—	$2,183

Basic and diluted loss per share:
Continuing operations	$0.04			$0.03

Weighted average number of common shares outstanding:
Basic and diluted	52,341,861			84,484,718	J

TRANSATLANTIC PETROLEUM CORP.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. Basis of presentation

The following unaudited pro forma condensed consolidated financial statements give effect to the proposed acquisition by TransAtlantic Petroleum Corp. (“TransAtlantic”) of the common stock of Longe Energy Limited (“Longe”), which is controlled by a shareholder and director of TransAtlantic, and the private placement of TransAtlantic common shares pursuant to a definitive written agreement dated September 19, 2008. Longe is a development stage company whose activity to date has been to acquire oilfield service equipment and exploration licenses in Morocco. Longe, a private Bermuda limited company, was incorporated on April 14, 2008. Longe will become an indirect wholly-owned subsidiary of TransAtlantic. Pursuant to the terms of the purchase agreement, TransAtlantic will acquire all of the issued and outstanding stock of Longe in consideration for 39,583,333 common shares and 10,000,000 common share purchase warrants. Concurrently with the acquisition, TransAtlantic will issue 35,416,667 common shares pursuant to a private placement.

The operations of Longe do not meet the definition of a business in accordance with Statement of Financial Accounting Standards No. 141, Business Combinations, and Emerging Issues Task Force No. 98-3, Determining Whether a Nonmonetary Transaction Involves Receipt of Productive Assets or of a Business. Accordingly, assets acquired and liabilities assumed will be recorded at their estimated fair values in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

As a result, all of the assets and liabilities of Longe have been reflected in the pro forma condensed consolidated financial statements at their respective fair values.

For purposes of these unaudited pro forma condensed consolidated financial statements, TransAtlantic has made a preliminary allocation of the estimated purchase price to the assets acquired and liabilities assumed based on their fair value projected as of the closing date as described in Note 2 to these unaudited pro forma condensed consolidated financial statements. A final determination of the estimated fair values will be based on the actual net assets of Longe as of the closing date. The actual amounts recorded as of the completion of the Longe acquisition may differ materially from the information presented in these unaudited pro forma condensed consolidated financial statements as a result of:

•	Longe’s final net cash balance, which is partially determined by the timing of equipment purchases, oil and gas drilling activity and accounts payable as of the closing date;

•	the timing of completion of the Longe acquisition; and

•	other changes in Longe’s balance sheet prior to the closing date, which could cause material differences in the information presented below.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2008 gives effect to the Longe acquisition and private placement as if it occurred on June 30, 2008 and combines the historical balance sheets of TransAtlantic and Longe. The Longe balance sheet information was derived from its audited balance sheet as of July 31, 2008 included in this information circular and proxy statement. The TransAtlantic balance sheet information was derived from its unaudited consolidated balance sheet as of June 30, 2008.

The unaudited pro forma condensed consolidated statement of operations for the six months ended June 30, 2008 is presented as if the Longe acquisition and private placement were consummated on April 14, 2008 and combines the historical results of TransAtlantic and Longe for the six months ended June 30, 2008. The historical results of Longe were derived from its audited statement of operations for the period from April 14, 2008 (inception) through July 31, 2008 included in this information circular and proxy statement. The historical results of TransAtlantic were derived from its unaudited interim consolidated statement of operations and comprehensive loss for the six months ended June 30, 2008.

TRANSATLANTIC PETROLEUM CORP.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

Accounting policies used in the preparation of the pro forma statements are consistent with those used in the audited financial statements of TransAtlantic as at and for the year ended December 31, 2007 and the unaudited financial statements of TransAtlantic for the six months ended June 30, 2008. In the opinion of management, the pro forma statements include all the necessary adjustments for the presentation of the ongoing entity.

The historical financial statements for TransAtlantic exclude the results of discontinued operations.

The unaudited pro forma condensed consolidated financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the consolidated financial position or results of operations in future periods or the results that actually would have been realized had TransAtlantic and Longe been a consolidated company during the periods shown. The pro forma adjustments are based on information available at the time of the preparation of these unaudited proforma condensed consolidated financial statements. The unaudited pro forma condensed consolidated financial statements, including the notes thereto, should be read in conjunction with, the historical audited financial statements of Longe for the period ended July 31, 2008 included in this information circular and proxy statement and the historical interim consolidated financial statements of TransAtlantic for the six months ended June 30, 2008 as disclosed in the Company’s Quarterly Report on Form 10-Q and the audited consolidated financial statements and U.S. GAAP reconciliation as and for the year ended December 31, 2007 as disclosed in the Company’s Annual Report on Form 20-F.

2. Details relating to the net assets purchased

The preliminary estimated total purchase price of the Longe acquisition is as follows:

Fair value of TransAtlantic common shares	$47,500
Estimated fair value of TransAtlantic common share purchase warrants	9,040
Estimated transaction costs	325

Total preliminary estimated purchase price	$56,865

The fair value of TransAtlantic’s common shares used in determining the purchase price was $1.20 per share based on the closing price of TransAtlantic’s common shares on September 19, 2008. The fair value of the 10 million TransAtlantic common share purchase warrants was determined using the Black-Scholes pricing model with the following assumptions: stock price of $1.20, volatility of 159%; dividend rate of 0%; risk-free interest rate of 3.2%; and term of three years.

The actual purchase price may change based on the price per share of TransAtlantic common shares at closing, the estimated value of TransAtlantic common share purchase warrants and final costs to complete the Longe acquisition. Transaction costs include fees payable for legal, accounting, exchange fees, printing and filing services, expenses related to the special committee and the special shareholder meeting.

Consistent with the purchase method of accounting, the total purchase price is allocated to the acquired tangible and intangible assets and assumed liabilities of Longe based on their estimated fair values as of the closing date. The preliminary estimated allocation of net assets acquired is as follows:

Property and equipment	$61,257
Restricted cash	2,000
Other	483
Accounts payable	(6,875)

Total estimated net assets to be acquired	$56,865

TRANSATLANTIC PETROLEUM CORP.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

The final determination of the purchase price allocation is anticipated to be completed as soon as practicable after completion of the Longe acquisition and will be based on the fair values of the assets acquired and liabilities assumed as of the closing date. The final amounts allocated to assets acquired and liabilities assumed could differ significantly from the amounts presented in the unaudited pro forma condensed consolidated financial statements.

Under the terms of the purchase agreement, TransAtlantic will assume Longe’s existing work commitments for drilling and other exploratory activities under its exploration permits in Morocco estimated to be $34,300,000 which is expected to be incurred by the end of 2009.

3. Purchase accounting, private placement and other pro forma adjustments

The unaudited pro forma condensed consolidated financial statements do not include any adjustments for income taxes because the consolidated company is anticipated to incur taxable losses for the foreseeable future.

The purchase accounting, private placement and pro forma adjustments are as follows:

(A)	This pro forma adjustment represents the anticipated payment to Longe of an estimated $3,929,000 in related party accounts receivable subsequent to June 30, 2008 but before the closing date. This anticipated transaction is a closing condition pursuant to the purchase agreement.

(B)	This pro forma adjustment represents the estimated preliminary purchase price allocation based on the estimated fair value of Longe’s oilfield service equipment and unproved crude oil and natural gas properties.

(C)	This pro forma adjustment represents a restricted cash deposit of $2,000,000 to collateralize a bank guarantee for work commitments related to the Guercif exploration permit in Morocco which is anticipated to be made before the closing date. This anticipated transaction is a closing condition pursuant to the purchase agreement.

(D)	This pro forma adjustment represents the anticipated payment by Longe of an estimated $11,052,000 of accounts payable subsequent to June 30, 2008 but before the closing date. This anticipated transaction is a closing condition pursuant to the purchase agreement. This adjustment also represents the elimination of the remaining cash call of $412,000 to Longe carried as a payable by TransAtlantic at June 30, 2008 and an accrual for estimated transaction costs of $570,000.

(E)	This pro forma adjustment represents the anticipated repayment of $20,301,000 in outstanding debt owed by Longe to Longfellow Energy, LP pursuant to a long-term promissory note subsequent to June 30, 2008 but before the closing date. This anticipated transaction is a closing condition pursuant to the purchase agreement.

(F)	This pro forma adjustment represents the elimination of Longe’s historical members’ capital accounts.

(G)	This pro forma adjustment represents the issuance of 39,583,333 common shares pursuant to the purchase agreement at $1.20.

(H)	This pro forma adjustment represents the estimated fair value the 10 million common share purchase warrants issued pursuant to the purchase agreement.

(I)	This pro forma adjustment represents the issuance of 35,416,667 common shares pursuant to the private placement at $1.20 per share less allocated estimated transaction expenses of $245,000.

TRANSATLANTIC PETROLEUM CORP.

NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS—CONTINUED

(J)	Pro forma basic and diluted net loss per share from continuing operations is based on the TransAtlantic weighted average shares outstanding for the six months ended June 30, 2008 and gives effect to the issuance of 75 million common shares pursuant to the transaction as if the shares had been issued on April 14, 2008 (inception).

Weighted average shares outstanding	52,341,861
Issued pursuant to the acquisition of Longe and concurrent private placement	32,142,857

Pro forma basic and diluted weighted average shares outstanding	84,484,718

APPENDIX F

LONGE ENERGY LIMITED

FINANCIAL STATEMENTS PERIOD FROM APRIL 14, 2008 (INCEPTION) THROUGH JULY 31, 2008

Longe Energy Limited

Index

July 31, 2008

Report of Independent Auditors

To the Board of Directors and Members of

Longe Energy Limited

In our opinion, the accompanying statement of financial position and the related statements of operations, of changes in members’ capital and cash flows present fairly, in all material respects, the financial position of Longe Energy Limited (the “Company”) at July 31, 2008, and the results of its operations and its cash flows for the period from April 14, 2008 (inception) to July 31, 2008 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Houston, Texas

September 26, 2008

Longe Energy Limited

Statement of Financial Position

July 31, 2008

Assets
Current assets
Accounts receivable–related party	$3,928,802
Other current assets	71,492

Total current assets	4,000,294

Oil and natural gas properties, full cost method of accounting
Unproved	7,841,737

7,841,737

Other property, plant and equipment, net	33,962,874

Total assets	$45,804,905

Liabilities and Members’ Capital
Current liabilities
Accounts payable and accrued expenses
Trade	$15,800,679
Related parties	2,125,874

Total current liabilities	17,926,553
Commitment and contingencies (Note 6)
Loan payable to related party	20,301,154

Total liabilities	38,227,707
Members’ capital	7,577,198

Total liabilities and members’ capital	$45,804,905

The accompanying notes are an integral part of these financial statements.

Longe Energy Limited

Statement of Operations

Period From April 14, 2008 (Inception) Through July 31, 2008

Costs and expenses
Salaries and wages	$94,590
General and administrative	159,467

Loss from operations	(254,057)

Other income (expense)
Interest expense	(10,482)

Net loss	$(264,539)

The accompanying notes are an integral part of these financial statements.

Longe Energy Limited

Statement of Changes in Members’ Capital

Period From April 14, 2008 (Inception) Through July 31, 2008

Members’ Capital

Initial capital contributions	$7,841,737
Net loss	(264,539)

Members’ capital at July 31, 2008	$7,577,198

The accompanying notes are an integral part of these financial statements.

Longe Energy Limited

Statement of Cash Flows

Period From April 14, 2008 (Inception) Through July 31, 2008

Cash flows from operating activities
Net loss	$(264,539)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities
Other current assets	(71,492)
Trade payables	74,658
Payables to related parties	253,972

Net cash used in operating activities	(7,401)

Cash flows from investing activities
Capital expenditures	(24,206,688)
Accounts receivable from related parties	(3,928,802)

Net cash used in investing activities	(28,135,490)

Cash flows from financing activities
Proceeds from borrowings–related party	20,301,154
Capital contributions	7,841,737

Net cash provided by financing activities	28,142,891

Net increase in cash and cash equivalents	—
Cash and cash equivalents
Beginning of period	—

End of period	$—

Supplemental disclosure of noncash investing activities
Capital expenditures in accounts payable and accrued expenses	$17,597,923

The accompanying notes are an integral part of these financial statements.

Longe Energy Limited

Notes to Financial Statements

July 31, 2008

1.	Formation and Organization

Longe Energy Limited (the “Company”) was formed on April 14, 2008 (date of inception), and subsequently funded through capital contributions. The Company is a limited liability company domiciled in Bermuda that is primarily engaged in providing land drilling services. The Company is a 100% owned subsidiary of Longfellow Energy, LP Longfellow Energy, LP began operations on June 1, 2006 and is primarily engaged in the development of oil and natural gas properties through participation in lower to moderate risk exploration and development drilling projects and property acquisitions.

On August 27, 2008, the Company announced it plans to sell 100% of its shares to TransAtlantic Petroleum Corporation (“TransAtlantic”) in return for the issuance of approximately 39.6 million common shares in TransAtlantic, valued at $1.20 per share, and 10 million common share purchase warrants. The common share purchase warrants will be exercisable for three years from the date of issuance and will entitle the holder to purchase one common share for each warrant at an exercise price of $3.00 per share. This transaction is conditioned upon TransAtlantic shareholder approval of the acquisition.

2.	Accounting Policies

Use of Estimates

The preparation of the Company’s financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from these estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less at the date of purchase to be cash equivalents.

Income Taxes

The Company is a limited liability company domiciled in Bermuda and has elected to be a C corporation for tax purposes. The Company follows the provisions of SFAS No. 109, Accounting for Income Taxes, which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statements and the tax basis of assets and liabilities using enacted rates in effect for the years in which the differences are expected to reverse. Valuation allowances are established, when appropriate, to reduce deferred tax assets to the amount expected to be realized.

Accounts Receivable—Related Party

The Company’s receivables consist entirely of amounts owed to the Company from Viking Drilling, LLC (“Viking”), a related party. The receivables are related to the Company purchasing certain drilling equipment on Viking’s behalf.

Longe Energy Limited

Notes to Financial Statements

July 31, 2008

Oil and Natural Gas Operations

The Company uses the full cost method to account for its natural gas and oil properties. Under full cost accounting, all costs directly associated with the acquisition, exploration and development of natural gas and oil reserves are capitalized into a “full cost pool.”

The costs associated with unproved properties are not initially included in the amortization base and relate to unproved leasehold acreage, wells and production facilities in progress and wells pending determination of the existence of proved reserves, together with capitalized interest costs for these projects. Unproved leasehold costs are transferred to the amortization base with the costs of drilling the related well once a determination of the existence of proved reserves has been made or upon impairment of a lease. Costs of seismic data are allocated to various unproved leaseholds and transferred to the amortization base with the associated leasehold costs on a specific project basis. Costs of dry holes are transferred to the amortization base immediately upon determination that the well is unsuccessful.

All items classified as unproved property are assessed on an annual basis for possible impairment or reduction in value. Properties are assessed on an individual basis or as a group if properties are individually insignificant. The assessment includes consideration of the following factors, among others: intent to drill; remaining lease term; geological and geophysical evaluations; drilling results and activity; the assignment of proved reserves; and the economic viability of development if proved reserves are assigned. During any period in which these factors indicate an impairment, the cumulative drilling costs incurred to date for such property and all or a portion of the associated leasehold costs are transferred to the full cost pool and are then subject to amortization.

Property, Plant and Equipment

Property, plant and equipment is stated at cost, reduced by provisions to recognize economic impairment in value whenever events or changes in circumstances indicate an asset’s carrying value may not be recoverable. Major replacements and improvements are capitalized. When assets are sold, retired or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and the gain or loss is recognized. Once placed in service, drilling equipment and facilities will be depreciated using the straight-line method over the estimated useful lives as of the in-service date or date of major refurbishment. The estimated useful life of our drilling equipment is seven years. Other property and equipment will be depreciated using the straight-line method over useful lives ranging from three to five years.

Fair Value of Financial Instruments

The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, receivables, accounts payable and debt, approximate fair value because of the short maturities of such instruments.

Recent Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations, which replaces SFAS No. 141. SFAS No. 141(R) establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. The statement also establishes disclosure requirements that will enable users to evaluate the nature and financial effects of the business combination. SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008. The Company plans to implement this standard on January 1, 2009. The Company has not yet evaluated the potential impact of this standard.

Longe Energy Limited

Notes to Financial Statements

July 31, 2008

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles. SFAS No. 162 identifies the sources of accounting principles and the framework for selecting the principles to be used in the preparation of financial statements of nongovernmental entities that are presented in conformity with GAAP. SFAS No. 162 directs the GAAP hierarchy to the entity, not the independent auditors, as the entity is responsible for selecting accounting principles for financial statements that are presented in conformity with GAAP. SFAS No. 162 is effective 60 days following approval by the Securities and Exchange Commission (“SEC”) of Public Company Accounting Oversight Board amendments to remove the GAAP hierarchy from the auditing standards. SFAS No. 162 did not have an impact on the Company’s financial statements.

3.	Property Plant and Equipment

Property, plant and equipment consists of the following:

Oil and natural gas properties - unproved	$7,841,737

Total oil and natural gas properties	7,841,737
Drilling equipment	14,985,250
Construction in progress	18,977,624

Total	33,962,874

Total property, plant and equipment	$41,804,611

The amount of capitalized interest included in the above equipment and construction-in-progress at July 31, 2008 was $33,885.

The Company has not recorded depletion or depreciation expenses as the oil and gas properties are unproved and the other assets have not been put into service.

4.	Long-Term Debt

On April 8, 2008, the Company entered into a $50,000,000 promissory note with Longfellow Energy, LP, a related party. The promissory note matures on December 31, 2010. As of July 31, 2008, the Company had debt of $20,301,154 related to this note. The note bears interest based on the Applicable Federal Rates for Short-Term borrowings as found in Revenue Ruling 2008-20 and pursuant to IRC §7520. The average interest rate for the period of April 14 to July 31, 2008 was approximately 2%. Interest is payable quarterly.

Longe Energy Limited

Notes to Financial Statements

July 31, 2008

5.	Income Taxes

A provision for income taxes for the period ended July 31, 2008, has not been recognized as realization of the benefit associated with the Company’s operating losses is not assured. At July 31, 2008, the Company had a federal net operating loss carryforward of approximately $89,943 which, if unused, expires in 2028. The Company has provided a full valuation allowance for its net deferred tax assets because the Company has incurred losses since inception. Certain changes in the ownership of the Company have and could result in limitation on the Company’s ability to utilize the federal tax net operating loss carryforwards. The Company’s net deferred tax assets consist of the following:

2008
Federal net operating loss carryforward	$89,943

Net deferred tax assets	89,943
Valuation allowance	(89,943)

Net deferred tax assets	$—

6.	Commitments and Contingencies

In the course of its business affairs and operations, the Company is subject to possible loss contingencies arising from federal, state and local environmental, health and safety laws and regulations and third-party litigation. There are no matters which, in the opinion of management, will have a material adverse effect on the financial position, results of operations or cash flows of the Company.

The Company does not currently lease real property under operating leases that have initial noncancelable terms in excess of one year.

7.	Related Parties

In the ordinary course of business, the Company has transactions with certain related parties. As of July 2008 related party expenses totaled $264,539. At July 31, 2008, the related party accounts receivable and accounts payable totaled $3,928,802 and $2,125,874, respectively.

8.	Accounting Principles Generally Accepted in Canada

These financial statements have been prepared in accordance with United States generally accepted accounting principles and conform in measurement, recognition, and presentation to Canadian generally accepted accounting principles.

9.	Subsequent Event

On August 27, 2008, the Company announced it plans to sell 100% of its shares to TransAtlantic in return for the issuance of approximately 39.6 million common shares in TransAtlantic, valued at $1.20 per share, and 10 million common share purchase warrants. The common share purchase warrants will be exercisable for three years from the date of issuance and will entitle the holder to purchase one common share for each warrant at an exercise price of $3.00 per share. This transaction is conditioned upon TransAtlantic shareholder approval of the acquisition.

TransAtlantic Petroleum Corp.

000001

SAM SAMPLE

123 SAMPLES STREET

Security Class COMMON SHARES

SAMPLETOWN SS X9X X9X

Holder Account Number

C9999999999 I ND

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Form of Proxy—Special Meeting to be held on December [    ], 2008

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3. This proxy should be signed in the exact manner as the name appears on the proxy.

4. If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6. The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7. This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

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8. This proxy should be read in conjunction with the accompanying documentation provided by Management.

Proxies submitted must be received by 11:00 am, Mountain Time, on December [    ], 2008.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone • Go to the following web site: telephone. www.investorvote.com

1-866-732-VOTE (8683) Toll Free

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy. Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER, HOLDER ACCOUNT NUMBER and ACCESS NUMBER listed below.

CONTROL NUMBER 015157 HOLDER ACCOUNT NUMBER C9999999999 ACCESS NUMBER 99999

TNPQ_PRX_47750/000001/000001

+ SAM SAMPLE C9999999999

IND C04

+

Appointment of Proxyholder

I/We, being holder(s) of TransAtlantic Petroleum Corp. (the “Company”) hereby Enter the name of the person you are appoint: N. Malone Mitchell, 3rd, Chairman of the Board of the Company, or failing appointing if this person is someone him, Scott C. Larsen, President of the Company OR other than the foregoing.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Special Meeting of shareholders of TransAtlantic Petroleum Corp. to be held at the Calgary Petroleum Club, 319 5th Avenue SW, Calgary, AB on December [    ], 2008 at 11:00 am and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY HIGHLIGHTED TEXT OVER THE BOXES.

For Against Abstain

1. Resolution Concerning the Acquisition of Longe Energy Limited

To approve an ordinary resolution approving the acquisition by the Company of all of the shares of Longe Energy Limited in exchange for the Fold issuance of 39,583,333 common shares and 10,000,000 common share purchase warrants of the Company, as more particularly described in the accompanying Information Circular.

2. Resolution Concerning a Private Placement To approve an ordinary resolution approving the issuance of 35,416,667 common shares of the Company at a price of US $1.20 per share, as more particularly described in the accompanying Information Circular.

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Authorized Signature(s)—This section must be completed for your Signature(s) Date instructions to be executed.

I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Interim Financial Statements—Mark this box if you would like to receive interim financial Annual Financial Statements—Mark this box if you would NOT statements and accompanying Management’s Discussion and Analysis by mail. like to receive the Annual Financial Statements and accompanying Management’s Discussion and Analysis by mail.

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

99999 0477501 PRAR2TNPQ